As filed with the Securities and Exchange Commission on July 21, 2022

Registration No. 333-265558

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Diamondback Energy, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	1311	45-4502447
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

(432) 221-7400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Teresa L. Dick

Executive Vice President, Chief Accounting Officer and Assistant Secretary

515 Central Park Drive, Suite 500

Oklahoma City, Oklahoma 73105

(405) 463-6900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

John Goodgame Lisa Hearn Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana St., Fl. 44 Houston, TX 77002 (713) 220-5800	Hillary H. Holmes Tull R. Florey Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, TX 77002 (346) 718-6600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED JULY 21, 2022

On May 15, 2022, Diamondback Energy, Inc. (“Diamondback”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rattler Midstream LP (“Rattler”), Rattler Midstream GP LLC, the general partner of Rattler (the “General Partner”), and Bacchus Merger Sub Company, a wholly owned subsidiary of Diamondback (“Merger Sub”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) Merger Sub will merge with and into Rattler (the “Merger”), with Rattler continuing as the surviving entity in the Merger, and (b) each issued and outstanding publicly held common unit representing a limited partner interest in Rattler (each, a “Common Unit”) (other than any Common Units owned by Diamondback and its subsidiaries) (each, a “Public Common Unit”) will be converted into the right to receive 0.113 of a share of common stock, par value $0.01 per share (“Common Stock”), of Diamondback (the “Merger Consideration,” such ratio, the “Exchange Ratio” and Diamondback’s issuance of such Merger Consideration, the “Common Stock Issuance”).

At the Effective Time, (i) each unvested phantom unit granted under the Rattler Midstream LP Long-Term Incentive Plan adopted effective as of May 22, 2019 that entitles the grantee to one Common Unit upon vesting (each, a “Partnership Phantom Unit”), other than Partnership Phantom Units held by a non-employee director whose service to Rattler or its affiliates will terminate upon the consummation of the Merger (each, a “Director Phantom Unit”), that is outstanding immediately prior to the Effective Time, will cease to relate to or represent any right to receive Common Units and will be converted, at the Effective Time, into an award of restricted stock units relating to a number of shares of Common Stock (“Parent RSUs”), as adjusted by the Exchange Ratio, and with such Parent RSUs otherwise on the same terms and conditions as were applicable to the corresponding Partnership Phantom Units, including any applicable payment timing provisions and distribution equivalent rights, as applicable (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Parent RSU); and (ii) each Director Phantom Unit will become fully vested and automatically convert into the right to receive, with respect to each Common Unit subject thereto, the Merger Consideration plus any accrued but unpaid amounts in relation to distribution equivalent rights (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Director Phantom Unit).

At the Effective Time, (a) Diamondback E&P LLC, a wholly owned subsidiary of Diamondback (“E&P”), will continue as a Limited Partner (as defined below) of Rattler and will continue to hold all of the outstanding Class B units representing limited partner interests (“Class B Units”) in Rattler, (b) by virtue of the Merger, Diamondback will be admitted as a Limited Partner of Rattler and will hold all of the outstanding Common Units in Rattler, (c) the General Partner will continue as the general partner of Rattler and (d) Rattler (as the surviving entity after the Merger) will continue without dissolution.

On May 15, 2022, the Conflicts Committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “GP Board”) unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the holders of Public Common Units (the “Public Unitholders”), and (b) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, with such approval by the Conflicts Committee constituting “Special Approval” for all purposes of the First Amended and Restated Agreement of Limited Partnership of Rattler, dated May 28, 2019 (the “Partnership Agreement”), including Section 7.9(d) thereof. The Conflicts Committee recommended to the GP Board (i) the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and (ii) that the GP Board resolve to direct that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the limited partners of Rattler (the “Limited Partners”) for approval pursuant to Section 14.3 of the Partnership Agreement.

On May 15, 2022, the GP Board (acting upon the recommendation of the Conflicts Committee) unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the Limited Partners and (d) authorized the Limited Partners to act by written consent pursuant to the terms of the Partnership Agreement.

Pursuant to the Partnership Agreement, the approval of the Merger Agreement and the Merger by Rattler requires the affirmative vote or written consent of a majority of the outstanding Common Units and Class B Units voting together as a single class (the “Unit Majority”). Immediately prior to the execution of the Merger Agreement, E&P, which as of the date of the Merger Agreement held 107,815,152 issued and outstanding Class B Units, constituting a Unit Majority, delivered its written consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). Accordingly, the delivery of the Written Consent is sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners. As a result, Rattler has not solicited and is not soliciting your approval of the Merger Agreement or the transactions contemplated thereby, including the Merger.

This information statement/prospectus provides you with detailed information about the proposed Merger and related matters. Diamondback and Rattler both encourage you to read the entire document carefully. In particular, see the section titled “Risk Factors” beginning on page 15 for a discussion of risks related to the Merger, the tax consequences of the Merger, an investment in the Common Stock, and Diamondback’s business following the consummation of the Merger.

Diamondback’s Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “FANG,” and Rattler’s Common Units are listed on Nasdaq under the symbol “RTLR.”

Travis D. Stice

Chairman of the Board of Directors and Chief

Executive Officer of Diamondback Energy, Inc. and

Director and Chief Executive Officer of

Rattler Midstream GP LLC

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED THAT THIS INFORMATION STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This information statement/prospectus is dated     , 2022 and is first being mailed to Limited Partners on or about                 , 2022.

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

MERGER – WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

To the limited partners of Rattler Midstream LP:

On May 15, 2022, the Conflicts Committee (the “Conflicts Committee”) of the board of directors (the “GP Board”) of Rattler Midstream GP LLC, the general partner of Rattler (the “General Partner”), unanimously (a) determined that the Agreement and Plan of Merger (the “Merger Agreement”) by and among Diamondback Energy, Inc. (“Diamondback”), Rattler Midstream LP (“Rattler”), the General Partner, and Bacchus Merger Sub Company, a wholly owned subsidiary of Diamondback (“Merger Sub”), and the transactions contemplated thereby, including the merger of Merger Sub with and into Rattler (the “Merger”), with Rattler continuing as the surviving entity in the Merger, are not adverse to the interest of Rattler, including the holders of the issued and outstanding publicly held common units representing a limited partner interest in Rattler (each, a “Common Unit”) (other than any Common Units owned by Diamondback and its subsidiaries) (each, a “Public Common Unit,” and such holders, the “Public Unitholders”), and (b) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, with such approval by the Conflicts Committee constituting “Special Approval” for all purposes of the First Amended and Restated Agreement of Limited Partnership of Rattler, dated May 28, 2019 (the “Partnership Agreement”), including Section 7.9(d) thereof. The Conflicts Committee recommended to the GP Board (i) the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement and (ii) that the GP Board resolve to direct that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the limited partners of Rattler (the “Limited Partners”) for approval pursuant to Section 14.3 of the Partnership Agreement.

On May 15, 2022, the GP Board (acting upon the recommendation of the Conflicts Committee) unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the Limited Partners and (d) authorized the Limited Partners to act by written consent pursuant to the terms of the Partnership Agreement.

Pursuant to the Partnership Agreement, the approval of the Merger Agreement and the Merger by Rattler requires the affirmative vote or written consent of a majority of the outstanding Common Units and Class B units representing limited partner interests (“Class B Units”) voting together as a single class (the “Unit Majority”).

On May 15, 2022, immediately prior to the execution of the Merger Agreement, Diamondback E&P LLC, a wholly owned subsidiary of Diamondback (“E&P”), in its capacity as the record and beneficial holder of 107,815,152 issued and outstanding Class B Units in Rattler, constituting a Unit Majority, delivered its written consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. Rattler has not solicited and is not soliciting your approval of the Merger Agreement or the transactions contemplated thereby, including the Merger.

The accompanying information statement/prospectus describes the Merger Agreement, the Merger and the actions to be taken in connection with the Merger, as well as provides additional information about the parties involved. Please give this information your careful attention. A copy of the Merger Agreement is attached as Annex A to the accompanying information statement/prospectus.

By order of the Board of Directors of Rattler

Midstream GP LLC

Travis D. Stice

Director and Chief Executive Officer of Rattler Midstream GP LLC

REFERENCES TO ADDITIONAL INFORMATION

This information statement/prospectus incorporates by reference important business and financial information about Diamondback and Rattler from other documents that are not included in or delivered with this information statement/prospectus, including documents that Diamondback and Rattler have filed with the U.S. Securities and Exchange Commission (the “SEC”). For a listing of documents incorporated by reference herein, see the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

You may request copies of this information statement/prospectus and any of the documents incorporated by reference herein or other information concerning Diamondback or Rattler, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal offices are listed below.

For Diamondback Stockholders: Diamondback Energy, Inc. 500 West Texas Avenue, Suite 1200 Midland, Texas 79701 Attention: Corporate Secretary Telephone: (432) 221-7400	For Rattler Unitholders: Rattler Midstream LP 500 West Texas Avenue, Suite 1200 Midland, Texas 79701 Attention: Corporate Secretary Telephone: (432) 221-7400

You will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Diamondback and Rattler, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Diamondback will be available free of charge on Diamondback’s website at http://www.diamondbackenergy.com under the “Investors” link and then under the heading “Financial Information” under the tab “SEC Filings.” Copies of the documents filed with the SEC by Rattler will be available free of charge on Rattler’s website at http://www.rattlermidstream.com under the “Investors” link and then the heading “Financial Information” under the tab “SEC Filings.”

If you request any such documents, Diamondback or Rattler will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To receive timely delivery of the documents, your request must be received no later than                  , 2022.

The sections entitled “Questions and Answers about the Merger” and “Summary” below highlight selected information from this information statement/prospectus, but they do not include all of the information that may be important to you. To better understand the Merger Agreement and the Merger, and for a more complete description of legal terms thereof, you should carefully read this entire information statement/prospectus, including the section entitled “Risk Factors” and the Merger Agreement, a copy of which is attached as Annex A hereto, as well as the documents that are incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this information statement/prospectus. You should not assume that the information contained in, or incorporated by reference into, this information statement/prospectus is accurate as of any date other than, in the case of this information statement/prospectus, the date on the front cover of this information statement/prospectus and, in the case of information incorporated by reference, the respective dates of such referenced documents. Neither the mailing of this information statement/prospectus to Limited Partners nor the issuance by Diamondback of shares of Common Stock as Merger Consideration in connection with the Merger will create any implication to the contrary.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some questions that you may have regarding the Merger and the Merger Agreement. We urge you to carefully read the remainder of this information statement/prospectus because these questions and answers may not address all questions or provide all information that might be important to you with respect to the Merger and the Merger Agreement. Additional important information is also contained in the annexes and the documents incorporated by reference into this information statement/prospectus. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions under “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A.

On May 15, 2022, Diamondback, Rattler, Merger Sub and the General Partner entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Rattler, with Rattler surviving as a wholly owned subsidiary of Diamondback. The Merger Agreement is described in this information statement/prospectus and attached as Annex A hereto. You are receiving this document in connection with the Common Stock Issuance to the Public Unitholders in accordance with the terms of the Merger Agreement. The delivery of the Written Consent by E&P is sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

Q:	Why are Diamondback and Rattler proposing the Merger?

A:

Diamondback and Rattler believe that the Merger will benefit both the holders of Common Stock of Diamondback (“Diamondback Stockholders”) and the Public Unitholders. See “The Merger—Diamondback’s Rationale for the Merger,” “The Merger—Approval of the Conflicts Committee and Its Reasons for Approval” and “The Merger—Approval of the GP Board.”

Q:	What will the Public Unitholders be entitled to receive in the Merger?

A:

If the Merger is successfully completed, subject to any applicable withholding tax, each Public Unitholder as of the Effective Time will be entitled to receive 0.113 shares of Common Stock (the “Merger Consideration” and Diamondback’s issuance of such Merger Consideration, the “Common Stock Issuance”) in exchange for each Public Common Unit held by such Public Unitholder at the Effective Time (such ratio, the “Exchange Ratio”).

This Exchange Ratio is fixed and will not be adjusted to reflect changes in the stock price or unit price of either company before the Merger is complete. The Exchange Ratio will, however, be adjusted appropriately if between the date of the Merger Agreement and the Effective Time the number of outstanding Common Units or shares of Common Stock have been changed into a different number of units or shares or a different class or series by reason of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of Common Units or shares of Common Stock, as applicable, to provide to the Public Unitholders the same economic effect as contemplated by the Merger Agreement prior to such event. No fractional shares of Common Stock will be issued in the Merger. Instead of receiving any fraction of a share of Common Stock, all fractions of shares of Common Stock to which a Public Unitholder would otherwise have been entitled will be aggregated, rounded to three decimal places and entitle the holder to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of the fractional interest in shares of Common Stock to which such holder would otherwise be entitled and (ii) an amount equal to the average of the volume weighted average price per share of Common Stock on Nasdaq (as reported by Bloomberg L.P., or, if not reported therein, in another authoritative source mutually selected by Diamondback and the General Partner) on each of the ten consecutive trading days ending with the complete trading day immediately prior to the date on which the closing of the Merger occurs (the “Closing Date”). See “The Merger Agreement—The Merger; Effective Time; Closing.”

Q:	What will happen to Rattler as a result of the Merger?

A:

If the Merger is successfully completed, Merger Sub will merge with and into Rattler, with Rattler surviving as a wholly owned subsidiary of Diamondback. The Common Units will cease to be publicly traded following the Merger, will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q:	When will the Merger be completed?

A:

Diamondback and Rattler are working to complete the Merger as soon as possible. Certain conditions must be satisfied or waived before Diamondback and Rattler can complete the Merger. See “The Merger Agreement—Conditions to Completion of the Merger.” Assuming timely satisfaction or waiver of the closing conditions, the Merger is expected to close in the third quarter of 2022.

Q:	What percentage of outstanding shares of Common Stock will the Public Unitholders own after the successful consummation of the Merger?

A:

If the Merger is successfully completed, based on the number of shares of Common Stock and Common Units outstanding as of July 18, 2022, the shares of Common Stock that the Public Unitholders receive in the Merger will collectively represent approximately 2.5% of the outstanding shares of Common Stock following completion of the Merger.

Q:	Will the shares of Common Stock acquired in the Merger be entitled to receive dividends?

A:

After the closing of the Merger (the “Closing”), all shares of Common Stock issued in exchange for Common Units will entitle the holder to the same dividends (if any) that all other Diamondback Stockholders will receive with respect to any dividend record date that occurs after the Effective Time. See “Comparative Market Prices and Cash Dividend/Distribution Information.”

Q:	Should the Public Unitholders deliver their Common Units now?

A:

No. Because all Common Units are held in book-entry form, after the Merger is completed, any Common Units you hold as of the Effective Time automatically will be converted into the right to receive the Merger Consideration. You will not be required to deliver certificates to receive the Merger Consideration. If you own Common Units in street name, the shares of Common Stock you will receive in connection with the Merger should be credited to your account in accordance with the policies and procedures of your bank, broker, or other nominee within a few days following the Closing Date.

Q:	Where will Common Units trade after the Merger?

A:

Common Units will cease to be publicly traded following the Merger, will be delisted from Nasdaq and will be deregistered under the Exchange Act. Common Stock will continue to trade on Nasdaq under the symbol “FANG.”

Q:	What happens to future distributions with respect to Common Units?

A:

During the period from May 15, 2022, the date of the Merger Agreement, until consummation of the Merger, if permitted by applicable law, the General Partner will cause Rattler and Rattler Midstream Operating LLC, a Delaware limited liability company (“OpCo”), to declare and pay regular quarterly distributions to the holders of the Common Units consistent with past practice. Any regular quarterly cash distribution declared or paid by Rattler to the holders of the Common Units will not be less than $0.30 per

Common Unit unless prohibited by applicable laws. In addition, Diamondback and Rattler will coordinate record dates and payment dates on the Common Units and the Common Stock such that the Public Unitholders will not receive for any quarter both distributions in respect of the Public Common Units and dividends in respect of the Common Stock that they receive as Merger Consideration in exchange therefor. If the Merger is successfully consummated, all outstanding Common Units will be converted into the right to receive Common Stock at the Exchange Ratio and will no longer be entitled to receive quarterly distributions from Rattler with respect to the Common Units with a record date after the Effective Time. For a description of the differences between the rights of Diamondback Stockholders and Rattler’s unitholders, see “Comparison of Rights of Diamondback Stockholders and Rattler Unitholders.”

Q:	What approval by Limited Partners is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger?

A:

The approval of the Merger Agreement and the Merger by Rattler requires the affirmative vote or written consent of a Unit Majority. On May 15, 2022, in accordance with the Partnership Agreement, the GP Board (a) directed that the Merger Agreement be submitted to a vote of the Limited Partners and (b) authorized the Limited Partners to act by written consent pursuant to the terms of the Partnership Agreement. Immediately prior to the execution of the Merger Agreement, E&P, which as of the date of the Merger Agreement held 107,815,152 issued and outstanding Class B Units, constituting a Unit Majority, delivered the Written Consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. Rattler has not solicited and is not soliciting your approval of the Merger Agreement or the transactions contemplated thereby, including the Merger. No further action by any other Limited Partner is required under applicable law, and Rattler will not solicit any other vote of the Limited Partners for the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and will not call a special meeting of the Limited Partners for purposes of voting on the Merger Agreement and the Merger. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

Q:	What are the material U.S. federal income tax consequences of the Merger?

A:

Diamondback and Rattler intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. However, it is not a condition to Diamondback’s obligation or Rattler’s obligation to complete the transactions that the Merger qualifies as a “reorganization.” Moreover, neither Diamondback nor Rattler intends to request any ruling from the Internal Revenue Service (the “IRS”) regarding any matters relating to the Merger, and, consequently, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position to the contrary to any of the positions set forth in this information statement/prospectus. If the IRS were to challenge the “reorganization” status of the Merger successfully or the form or structure of the Merger was changed in a manner such that it did not qualify as a “reorganization,” the tax consequences would differ from those set forth in this information statement/prospectus and the Public Unitholders could be subject to U.S. federal income tax upon the receipt of Common Stock in the Merger.

If the Merger qualifies as a reorganization, then the Public Unitholders that are U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of Common Stock in exchange for Common Units in the Merger (other than gain or loss, if any, with respect to any cash received in lieu of a fractional share of Common Stock). The material U.S. federal income tax consequences of the Merger are discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.” The discussion of the material U.S. federal income tax consequences contained in this information statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q:	Are the Public Unitholders entitled to dissenters’ or appraisal rights in connection with the Merger?

A:	No. The Public Unitholders do not have dissenters’ or appraisal rights under applicable law or contractual appraisal rights under the Partnership Agreement or the Merger Agreement.

Q:	What happens if the Merger is not consummated?

A:

If the Merger is not completed for any reason, you will not receive the Merger Consideration for any Common Units that you hold. In such case, the Common Units will remain outstanding, the Common Units will continue to be listed and traded on Nasdaq and Rattler will remain a publicly traded limited partnership.

Q:	Whom do I call if I have further questions about the Merger or the Merger Agreement?

A:	The Public Unitholders who have questions about the Merger or who desire additional copies of this information statement/prospectus or other additional materials should contact:

Rattler Midstream LP

500 West Texas Avenue, Suite 1200

Midland, Texas 79701

Attention: Corporate Secretary

Telephone: (432) 221-7400

Q:	Where can I find more information about Diamondback, Rattler and the Merger?

A:

You can find out more information about Diamondback, Rattler and the Merger by reading this information statement/prospectus and, with respect to Diamondback and Rattler, from the various sources described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

SUMMARY OF THE INFORMATION STATEMENT/PROSPECTUS

This summary highlights information contained elsewhere in this information statement/prospectus and may not contain all of the information that is important to you. We urge you to carefully read the remainder of the information statement/prospectus, including the attached annexes, and the other documents to which we have referred you for a more complete understanding of the transactions discussed herein. See “Where You Can Find More Information.” We have included page references to direct you to a more complete description of the topics presented in this summary.

Information About the Companies (see page 22)

Diamondback Energy, Inc.

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Phone: (432) 221-7400

Diamondback is an independent oil and gas company currently focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback was incorporated in Delaware on December 30, 2011. Diamondback operates in two business segments: (i) the upstream segment, which is engaged in the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas and (ii) through Rattler, the midstream operations segment, which is focused on ownership, operation, development and acquisition of the midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Diamondback’s corporate headquarters are located in Midland, Texas, and Diamondback’s Common Stock trades on Nasdaq under the ticker symbol “FANG.”

Rattler Midstream LP and Rattler Midstream GP LLC

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Phone: (432) 221-7400

Rattler is a Delaware limited partnership formed by Diamondback to own, operate, develop and acquire midstream and energy-related infrastructure assets in the Midland and Delaware Basins of the Permian Basin, one of the most prolific oil producing areas in the world. Rattler’s assets and operations are reported in one operating business segment. Rattler has elected to be treated as a corporation for U.S. federal income tax purposes. Rattler provides crude oil and water-related midstream services (including water sourcing and transportation and produced water gathering and disposal) to Diamondback under long-term, fixed-fee contracts. In addition to Rattler’s midstream infrastructure assets, Rattler owns equity interests in four long-haul crude oil pipelines, which run from the Permian to the Texas Gulf Coast. In addition, Rattler owns equity interests in third-party operated gathering systems and processing facilities supported by dedications from Diamondback. Rattler is critical to Diamondback’s development plans because it provide a long-term midstream solution to its increasing crude oil and water-related services needs through Rattler’s robust infield gathering systems and produced water disposal capabilities. Rattler’s corporate headquarters are located in Midland, Texas, and Rattler’s Common Units trade on Nasdaq under the ticker symbol “RTLR.”

Rattler Midstream GP LLC is the general partner of Rattler. Its board of directors and executive officers manage Rattler. The General Partner is wholly owned by Diamondback.

Bacchus Merger Sub Company

c/o Diamondback Energy, Inc.

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Phone: (432) 221-7400

Merger Sub is a direct, wholly owned subsidiary of Diamondback. Upon the completion of the Merger, Merger Sub will cease to exist. Merger Sub was incorporated in Delaware on April 25, 2022 for the sole purpose of effecting the Merger.

The Merger (see page 25)

Pursuant to and in accordance with the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Rattler, with Rattler continuing as the surviving entity in the Merger.

Merger Consideration (see page 25)

At the Effective Time, (i) each Public Common Unit will be converted into the right to receive Common Stock at the Exchange Ratio, (ii) each Partnership Phantom Unit, other than Director Phantom Units, that is outstanding immediately prior to the Effective Time will cease to relate to or represent any right to receive Common Units and will be converted, at the Effective Time, into Parent RSUs, as adjusted by the Exchange Ratio, and with such Parent RSUs otherwise on the same terms and conditions as were applicable to the corresponding Partnership Phantom Units, including any applicable payment timing provisions and distribution equivalent rights, as applicable (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Parent RSU); and (iii) each Director Phantom Unit will become fully vested and automatically convert into the right to receive, with respect to each Common Unit subject thereto, the Merger Consideration plus any accrued but unpaid amounts in relation to distribution equivalent rights (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Director Phantom Unit).

At the Effective Time, (a) E&P will continue as a Limited Partner of Rattler and will continue to hold all of the outstanding Class B Units in Rattler, (b) by virtue of the Merger, Diamondback will be admitted as a Limited Partner of Rattler and will hold all of the outstanding Common Units in Rattler, (c) the General Partner will continue as the general partner of Rattler and (d) Rattler (as the surviving entity after the Merger) will continue without dissolution. Following the Closing, the Common Units will no longer be listed on Nasdaq.

Limited Partner Interests Consent Required (see page 24)

The approval of the Merger Agreement and the Merger by Rattler requires the affirmative vote or written consent of a Unit Majority.

Immediately before the execution of the Merger Agreement, E&P, which as of the date of the Merger Agreement held 107,815,152 issued and outstanding Class B Units, constituting a Unit Majority, delivered the Written Consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. The delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

Diamondback’s Ownership Interest in and Control of Rattler (see page 23)

As of July 18, 2022, the General Partner held 100% of the general partner interest in Rattler. Diamondback held no Common Units and, through E&P, beneficially owned all of Rattler’s 107,815,152 outstanding Class B Units, representing approximately 74% of Rattler’s total outstanding units. Diamondback owns and controls the General Partner.

As of July 18, 2022, Diamondback, through E&P, beneficially owned 107,815,152 units of OpCo, representing an overall approximately 74% economic, non-voting interest in OpCo, the operating subsidiary of Rattler, and Rattler Holdings LLC, a wholly owned subsidiary of Rattler, was the sole managing member of OpCo and held 38,445,342 OpCo units, representing an approximately 26% economic interest in OpCo.

Rattler is managed and operated by the GP Board and the executive officers of the General Partner.

As a result of owning the General Partner, Diamondback has the right to appoint all members of the GP Board, including the independent directors. The holders of Common Units are not entitled to elect the General Partner or its directors or otherwise directly participate in Rattler’s management or operation.

The executive officers of the General Partner manage the day-to-day affairs of Rattler’s business. All of the executive officers of the General Partner also serve as executive officers of Diamondback and its other publicly traded subsidiary, Viper Energy Partners LP (“Viper”). See also “The Merger—Interests of Certain Persons in the Merger” included elsewhere in this information statement/prospectus.

Diamondback’s Rationale for the Merger (see page 36)

On May 15, 2022, the board of directors of Diamondback (the “Diamondback Board”) (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the Common Stock Issuance, are in the best interests of Diamondback and Diamondback Stockholders and (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Common Stock Issuance. For a discussion of the many factors considered by the Diamondback Board in making its determination and approval, see “The Merger—Diamondback’s Rationale for the Merger.”

Approval of the Conflicts Committee and Its Reasons for Approval (see page 37)

On May 15, 2022, the Conflicts Committee unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, and (b) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, with such approval by the Conflicts Committee constituting “Special Approval” for all purposes of the Partnership Agreement, including Section 7.9(d) thereof. The Conflicts Committee recommended to the GP Board (i) the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement and (ii) that the GP Board resolve to direct that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement. For a discussion of the many factors considered by the Conflicts Committee in making its determination, approval and recommendation to the GP Board, see “The Merger—Approval of the Conflicts Committee and Its Reasons for Approval.”

Approval of the GP Board (see page 41)

On May 15, 2022, the GP Board (acting based upon the receipt of the approval and recommendation of the Conflicts Committee), by unanimous written consent (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the Limited Partners and (d) authorized the Limited Partners to act by written consent pursuant to the terms of the Partnership Agreement.

Opinion of Evercore – Financial Advisor to the Conflicts Committee (see page 44)

In connection with the proposed Merger, Evercore Group L.L.C. (“Evercore”) delivered a written opinion, dated as of May 15, 2022, to the Conflicts Committee, as to the fairness, from a financial point of view and as of the date of the opinion, of the Exchange Ratio to the holders of Common Units other than Diamondback, the General Partner and their respective affiliates (the “Unaffiliated Unitholders”). The full text of the written opinion of Evercore, dated as of May 15, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex B to this information statement/prospectus. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Conflicts Committee in connection with its evaluation of the fairness of the Exchange Ratio, from a financial point of view, to the Unaffiliated Unitholders, and did not address any other aspects or implications of the Merger. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party and such opinion was not intended to be, and does not constitute, a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any Rattler unitholder should act or vote in respect of the Merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B.

For a description of the opinion that the Conflicts Committee received from Evercore, see “The Merger—Opinion of Evercore – Financial Advisor to the Conflicts Committee.”

Interests of Certain Persons in the Merger (see page 63)

The officers and directors of Diamondback (or one of its subsidiaries) and the directors and executive officers of the General Partner may have interests in the Merger that may be different from, or in addition to, the interests of the Public Unitholders. For a detailed discussion of the interests that the officers of Diamondback (or one of its subsidiaries) and the directors and executive officers of the General Partner may have in the Merger, see “The Merger—Interests of Certain Persons in the Merger.”

The Merger Agreement (see page 69)

The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this information statement/prospectus. We encourage you to carefully read the Merger Agreement in its entirety, as it is the principal document that governs the Merger.

Termination of the Merger Agreement (see page 80)

The Merger Agreement may be terminated prior to the Closing:

•	by the mutual written consent of Diamondback and Rattler as duly authorized by the Diamondback Board and the Conflicts Committee, respectively; or

•	by either of Diamondback or Rattler:

•	if the Closing does not occur on or before December 31, 2022; provided that this termination right will not be available to (a) Diamondback or Rattler if the failure of the Closing to occur by

December 31, 2022 was due to the failure of, in the case of Diamondback, Diamondback or Merger Sub (each a “Parent Party” and, collectively, the “Parent Parties”), or, in the case of Rattler, Rattler or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such entity prior to the Closing, or (b) Diamondback or Rattler if, in the case of Diamondback, Rattler or the General Partner, or, in the case of Rattler, a Parent Party, has filed (and is then pursuing) an action seeking specific performance as permitted pursuant to the terms of the Merger Agreement; or

•

if any restraint is in effect and has become final and nonappealable; provided that this termination right is not available to Diamondback or Rattler if such restrain was due to the failure of, in the case of Diamondback, a Parent Party, or, in the case of Rattler, Rattler or the General Partner, to perform any of its obligations under the Merger Agreement in any material respect;

•

by Diamondback if Rattler or the General Partner has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to Rattler’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby, or the absence of certain changes or events are breached or failed to be true, in a way that the related condition to closing would not be satisfied, and such breach or failure is either incurable or not cured by Rattler or the General Partner within 30 days following receipt of written notice from Diamondback of such breach or failure (unless Diamondback or a Parent Party is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•

by Rattler (which termination may be effected for Rattler by the Conflicts Committee without the consent, authorization or approval of the GP Board) if Diamondback has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to the authority of Diamondback and the Parent Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the due issuance of the Common Stock in connection with the Merger, or the absence of certain changes or events are breached or failed to be true, in a way that the related condition to Closing would not be satisfied, and such breach or failure is either incurable or not cured by Diamondback within 30 days following receipt of written notice from Rattler of such breach or failure (unless Rattler or the General Partner is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement).

Effect of Termination; Termination Expenses (see page 81)

If the Merger Agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to any party. However, termination will not relieve any party of any liability for failure to consummate the Merger and other transactions contemplated by the Merger Agreement when required under the agreement or for intentional fraud or any “willful breach” (as defined in the Merger Agreement).

The Merger Agreement contains various amounts payable under the circumstances described below.

•

if the Merger Agreement is validly terminated by Diamondback due to a material uncured breach by Rattler or the General Partner of any of its covenants or agreements, or representations or warranties with respect to Rattler’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, then Rattler will promptly pay Diamondback’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Diamondback and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $3.5 million; and

•

if the Merger Agreement is validly terminated by Rattler due to a material uncured breach by Diamondback of any of its covenants or agreements, or representations or warranties with respect to the authority of the Parent Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, then Diamondback will promptly pay Rattler’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Rattler and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $3.5 million.

No Dissenters’ or Appraisal Rights (see page 63)

The Public Unitholders will not have dissenters’ or appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under the Partnership Agreement or the Merger Agreement.

Regulatory Matters (see page 63)

In connection with the Merger, Diamondback and Rattler each intend to make all required filings under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, as well as any required filings or applications with Nasdaq. Diamondback and Rattler are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is required for the consummation of the Merger.

The Merger is not reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and therefore, no filings with respect to the Merger were required with the Federal Trade Commission (“FTC”) or the Antitrust Division of the Department of Justice (“DOJ”).

Listing of Common Stock to be Issued in the Merger; Delisting and Deregistration of Common Units (see page 63)

Diamondback expects to obtain authorization to list the shares of Common Stock to be issued pursuant to the Merger Agreement on Nasdaq, subject to official notice of issuance, which approval is a condition to the Closing. Upon completion of the Merger, Common Units will cease to be listed on Nasdaq and will be subsequently deregistered under the Exchange Act.

Post-Closing Status of Rattler (see page 63)

After the consummation of the Merger, it is expected that Rattler will remain a wholly owned subsidiary of Diamondback. There are no definite plans to reorganize or transfer Rattler or any of its assets immediately following the Closing as of the date of this information statement/prospectus.

Accounting Treatment (see page 63)

The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary. As Diamondback controls Rattler and will continue to control Rattler after the Merger, the change in Diamondback’s ownership interest in Rattler will be accounted for as an equity transaction, and no gain or loss will be recognized in Diamondback’s consolidated statement of operations resulting from the Merger.

In addition, after the Closing, Diamondback will no longer reflect the ownership interest previously held by the Public Unitholders as noncontrolling interests on Diamondback’s consolidated balance sheet, nor will Diamondback attribute a portion of Rattler’s net income to these former unitholders on its consolidated statement of operations.

Comparison of Rights of Diamondback Stockholders and the Rattler Unitholders (see page 83)

Diamondback is a Delaware corporation and Rattler is a Delaware limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a corporation. For more information concerning these differences, see “Comparison of Rights of Diamondback Stockholders and Rattler Unitholders.”

Material U.S. Federal Income Tax Consequences of the Merger (see page 110)

Diamondback and Rattler intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes. However, it is not a condition to Diamondback’s obligation or Rattler’s obligation to complete the transactions that the Merger qualifies as a “reorganization.” Moreover, neither Diamondback nor Rattler intends to request any ruling from the IRS regarding any matters relating to the Merger, and, consequently, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position to the contrary to any of the positions set forth in this information statement/prospectus. If the IRS were to challenge the “reorganization” status of the Merger successfully or the form or structure of the Merger was changed in a manner such that it did not qualify as a “reorganization,” the tax consequences would differ from those set forth in this information statement/prospectus and the Public Unitholders could be subject to U.S. federal income tax upon the receipt of Common Stock in the Merger.

If the Merger qualifies as a reorganization, then the Public Unitholders that are U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of Common Stock in exchange for Common Units in the Merger (other than gain or loss, if any, with respect to any cash received in lieu of a fractional share of Common Stock). The material U.S. federal income tax consequences of the Merger are discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.” The discussion of the material U.S. federal income tax consequences contained in this information statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Summary of Risk Factors (see page 15)

You should carefully consider all of the risk factors together with all of the other information included in, or incorporated by reference into, this information statement/prospectus. Some of these risks include, but are not limited to, those described below and in more detail under the heading “Risk Factors.”

•

Because the Exchange Ratio is fixed and because the market price of Common Stock will fluctuate prior to the completion of the Merger, the Public Unitholders cannot be sure of the market value of the shares of Common Stock they will receive as Merger Consideration relative to the value of Common Units they exchange in connection with the Merger.

•

The Merger is subject to conditions, including some conditions that may not be satisfied on a timely basis, if at all. Failure to complete the Merger, or significant delays in completing the Merger, could negatively affect each party’s future business and financial results and the trading prices of shares of Common Stock and Common Units.

•	The date the Public Unitholders will receive the Merger Consideration depends on the Closing Date, which is uncertain.

•

Diamondback and Rattler may be targets of individual or class action securities or derivative lawsuits (including one that has already been filed against Rattler and the members of the GP Board), which could result in substantial costs and may delay or prevent the Closing.

•	The opinion of the Conflicts Committee’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the Closing Date.

•

The Partnership Agreement limits the duties of the General Partner to Limited Partners and restricts the remedies available to Limited Partners for actions taken by the General Partner that might otherwise constitute breaches of its duties.

•	Financial forecasts relating to Rattler and Diamondback may not prove to be accurate.

•	Diamondback and Rattler may incur substantial transaction-related costs in connection with the Merger. If the Merger does not occur, Diamondback and Rattler will not benefit from these costs.

•	The Public Unitholders will be entitled to different rights as holders of shares of Common Stock than those to which they are entitled as holders of Common Units.

•	If the Merger does not qualify as a “reorganization” under Section 368(a) of the Code, the Public Unitholders may be subject to U.S. federal income tax upon the receipt of Common Stock in the Merger.

In addition, Diamondback and Rattler face other business, financial, operational and legal risks and uncertainties detailed from time to time in Diamondback’s and Rattler’s respective SEC filings, including to those described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A of Diamondback’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, Part I, Item 1A of Rattler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part II, Item 1A of Rattler’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, each of which are filed with the SEC and incorporated by reference into this information statement/prospectus.

Litigation Relating to the Merger (see page 63)

Since the initial filing of this information statement/prospectus on June 13, 2022, Rattler and the members of the GP Board have been named as defendants in a lawsuit brought by and on behalf of a purported Public Unitholder challenging disclosures made in connection with the Merger. This lawsuit seeks, among other things, additional disclosures and to enjoin the consummation of the Merger. Diamondback and Rattler believe that the claims asserted in this lawsuit are without merit and intend to defend against them. See “The Merger—Litigation Relating to the Merger.”

COMPARATIVE MARKET PRICES AND CASH DIVIDEND/DISTRIBUTION INFORMATION

Shares of Common Stock of Diamondback are listed on Nasdaq under the symbol “FANG,” and Common Units of Rattler are listed on Nasdaq under the symbol “RTLR.” The following table presents the closing prices of Common Stock and Common Units on (i) May 13, 2022, the last trading day before the public announcement of the Merger, and (ii) July 18, 2022, the most recent practicable trading day before the date of this information statement/prospectus. The table also shows the equivalent per unit value of the Common Stock included in the Merger Consideration for each Common Unit, which per unit value is calculated as the product of (i) the applicable Diamondback per share value and (ii) the exchange ratio of 0.113 of a share of Common Stock per each Common Unit, rounded to the nearest cent.

Date	Diamondback Common Stock Closing Price Per Share	Rattler Common Unit Closing Price per Common Unit	Equivalent Per Unit Value
May 13, 2022	$133.43	$12.85	$15.08
July 18, 2022	$112.52	$12.64	$12.71

The above table shows only a historical comparison. This comparison may not provide meaningful information to Limited Partners in connection with making any decisions with respect to the Merger. Limited Partners are urged to obtain current market quotations for shares of Common Stock and Common Units and to review carefully the other information contained in this information statement/prospectus or incorporated herein by reference in making any decisions with respect to the Merger. See “Where You Can Find More Information” and “Information Incorporated by Reference” for instructions on how to obtain the information that has been incorporated by reference. Historical performance is not necessarily indicative of any performance to be expected in the future. See also “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Dividend and Share Data—Diamondback

Diamondback Stockholders share equally in any dividend declared by the Diamondback Board. Diamondback Stockholders are entitled to receive dividends when, as, and if declared by the Diamondback Board, out of funds legally available for their payment subject to the rights of holders of any outstanding preferred stock. Diamondback currently pays quarterly dividends to Diamondback Stockholders. On April 27, 2022, the Diamondback Board declared a cash dividend for the first quarter of 2022 of $3.05 per share of Common Stock, payable on May 23, 2022 to Diamondback Stockholders of record at the close of business on May 12, 2022. This dividend consisted of a base quarterly dividend of $0.70 per share of Common Stock and a variable quarterly dividend of $2.35 per share of Common Stock.

Future base and variable dividends are at the discretion of the Diamondback Board, and, if declared, the Diamondback Board may change the dividend amount based on Diamondback’s outlook for commodity prices, liquidity, debt levels, capital resources, free cash flow and other factors. Diamondback can provide no assurance that dividends will be authorized or declared in the future or as to the amount of any future dividends. Any future variable dividends, if declared and paid, will by their nature fluctuate based on Diamondback’s free cash flow, which will depend on a number of factors beyond Diamondback’s control, including commodity prices.

As of July 18, 2022, there were approximately 173,626,224 shares of Common Stock outstanding, and there were 5,397 holders of record of Common Stock.

Distribution and Unit Data—Rattler

The GP Board sets and administers the cash distribution policies for Rattler and OpCo. Cash distributions made by Rattler to the holders of Common Units are determined by the GP Board on a quarterly basis and are made, to the extent legally available, to the holders of Common Units of record as of the record date selected by Rattler within 65 days after the end of each quarter. The Partnership Agreement does not require Rattler to pay minimum distributions to its holders of Common Units on a quarterly or other basis, and Rattler does not employ structures intended to consistently maintain or increase distributions over time. Under Rattler’s current distribution policy, on April 27, 2022, the GP Board approved a cash distribution for the first quarter of 2022 of $0.30 per Common Unit, payable on May 20, 2022, to the holders of Common Units of record at the close of business on May 13, 2022. Subject to the restrictions set forth in the Merger Agreement, the GP Board may change the distribution policy at any time and from time to time.

The Merger Agreement restricts the ability of Rattler to declare or pay certain distributions prior to the consummation of the Merger, including a prohibition against declaring or paying cash distributions (other than regular quarterly cash distributions consistent with past practice, not to be less than $0.30 per Common Unit unless prohibited by applicable laws). See the section entitled “The Merger Agreement—Conduct of Business Prior to Closing.”

As of July 18, 2022, there were approximately 38,445,342 Common Units outstanding and there was one holder of record of Common Units.

RISK FACTORS

In addition to the other information included or incorporated by reference into this information statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks relating to the Merger and Common Stock Issuance. In addition, you should read and consider the risks associated with each of the businesses of Diamondback and Rattler, because these risks may also affect the combined company. A description of the material risks can be found in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part II, Item 1A of Diamondback’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and in Part I, Item 1A of Rattler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part II, Item 1A of Rattler’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, each of which are filed with the SEC and incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

Risks Related to the Merger

Because the Exchange Ratio is fixed and because the market price of shares of Common Stock will fluctuate prior to the completion of the Merger, the Public Unitholders cannot be sure of the market value of shares of Common Stock that they will receive as Merger Consideration relative to the value of the Common Units that they will exchange in connection with the Merger.

The market value of the consideration that the Public Unitholders will receive in the Merger will depend on the trading price of shares of Common Stock at the Closing. Subject to any applicable withholding tax, the Exchange Ratio that determines the number of shares of Common Stock that the Public Unitholders will receive in the Merger is fixed at 0.113 shares of Common Stock for each Public Common Unit they own. This means that there is no mechanism contained in the Merger Agreement that would adjust the number of shares of Common Stock that the Public Unitholders will receive based on any decreases or increases in the trading prices of Common Stock or Common Units. Changes in per share or per unit prices may result from a variety of factors (many of which are beyond Diamondback’s and Rattler’s control), including:

•	changes in Diamondback’s or Rattler’s business, operations and prospects;

•	changes in market assessments of Diamondback’s or Rattler’s business, operations and prospects;

•	changes in market assessments of the likelihood that the Merger will be completed;

•	interest rates, commodity prices, general market, industry and economic conditions and other factors generally affecting the price of Common Stock or Common Units; and

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which Diamondback and Rattler operate.

If the price of Common Stock at the Closing is less than the price of Common Stock on the date that the Merger Agreement was signed, then the market value of the Merger Consideration will be less than contemplated at the time the Merger Agreement was signed.

The Merger is subject to conditions, including some conditions that may not be satisfied on a timely basis, if at all. Failure to complete the Merger, or significant delays in completing the Merger, could negatively affect each party’s future business and financial results and the trading prices of shares of Common Stock and Common Units.

The completion of the Merger is subject to certain conditions. The completion of the Merger is not assured and is subject to risks. The Merger Agreement contains conditions, some of which are beyond the parties’ control, that, if not satisfied or waived, may prevent, delay or otherwise result in the Merger not occurring.

In addition, if the Merger is not completed on or before December 31, 2022, either Diamondback or Rattler may choose not to proceed with the Merger by terminating the Merger Agreement, subject to certain limitations, and the parties can mutually decide to terminate the Merger Agreement at any time prior to the Effective Time. Further, either Diamondback or Rattler may elect to terminate the Merger Agreement in certain other circumstances as further detailed in the section entitled “The Merger Agreement—Termination of the Merger Agreement.”

If the Merger is not completed, or if there are significant delays in completing the Merger, Diamondback’s or Rattler’s future business and financial results and the trading prices of shares of Common Stock and Common Units could be negatively affected, and each of the parties will be subject to several risks, including the following:

•

there may be negative reactions from the financial markets due to the fact that current prices of shares of Common Stock and Common Units may reflect a market assumption that the Merger will be completed;

•

the attention of Diamondback’s and Rattler’s respective management will have been diverted to the Merger rather than their own operations and pursuit of other opportunities that could have been beneficial to their respective businesses;

•

Diamondback and Rattler will be required to pay their respective costs relating to the Merger, such as legal, accounting, financial advisory, filing fees, written consent costs and printing fees, whether or not the Merger is completed, and many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time;

•

in connection with the termination of the Merger Agreement as a result of a material uncured breach by a party, the breaching party is obligated to reimburse the other party’s expenses, up to $3.5 million; and

•

litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against Diamondback or Rattler to perform their respective obligations pursuant to the Merger Agreement.

The date the Public Unitholders will receive the Merger Consideration depends on the Closing Date, which is uncertain.

The date on which the Public Unitholders will receive Merger Consideration depends on the date the Merger is completed, referred to as the Closing Date, which is uncertain and subject to several closing conditions, not all of which are controllable by Diamondback or Rattler.

Diamondback and Rattler may be targets of individual or class action securities or derivative lawsuits (including one that has already been filed against Rattler and the members of the GP Board), which could result in substantial costs and may delay or prevent the Closing.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements in an effort to enjoin the relevant merger or seek monetary relief. Rattler and the members of the GP Board are currently defendants in a lawsuit relating to the Merger, and Diamondback and Rattler may in the future be defendants in one or more additional lawsuits relating to the Merger Agreement and the Merger and, even if the pending or any future lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Diamondback and Rattler cannot predict the outcome of any such potential lawsuits, nor can either company predict the amount of time and expense that would be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the Merger could delay or prevent its consummation. In addition, the costs of defending the litigation, even if resolved in Diamondback’s or Rattler’s favor, could be substantial, and such litigation could distract Diamondback and Rattler from pursuing the consummation of the Merger and other potentially beneficial business opportunities. See “The Merger—Litigation Relating to the Merger.”

The opinion of the Conflicts Committee’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the Closing Date.

The Conflicts Committee has received an opinion from its financial advisor in connection with the signing of the Merger Agreement but has not obtained any updated opinion from its financial advisor as of the date of this information statement/prospectus. Changes in the operations and prospects of Diamondback or Rattler, general market and economic conditions and other factors that may be beyond the control of Diamondback or Rattler, and on which the Conflicts Committee’s financial advisor’s opinion was based, may significantly alter the value of Diamondback or Rattler or the prices of the shares of Common Stock or Common Units by the time the Merger is completed. The opinion does not speak as of the time the Merger will be completed or as of any date other than the date of such opinion. Because the Conflicts Committee does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Merger is completed. For a description of the opinion that the Conflicts Committee received from its financial advisor, see the section entitled “The Merger—Opinion of Evercore – Financial Advisor to the Conflicts Committee.” A copy of the opinion of Evercore Group L.L.C., the Conflicts Committee’s financial advisor, is attached as Annex B to this information statement/prospectus.

The Partnership Agreement limits the duties of the General Partner to Rattler’s unitholders and restricts the remedies available to Rattler’s unitholders for actions taken by the General Partner that might otherwise constitute breaches of its duties.

In light of potential conflicts of interest between the General Partner and its controlling affiliates (including Diamondback), on the one hand, and Rattler and the Public Unitholders, on the other hand, the GP Board submitted the Merger and related matters to the Conflicts Committee for, among other things, review, evaluation, negotiation and possible approval of its members pursuant to the “Special Approval” provision of the Partnership Agreement. The duties of the General Partner, the GP Board and the Conflicts Committee to the Limited Partners in connection with the Merger are substantially limited by the Partnership Agreement. Under the Partnership Agreement:

•

any action in respect of a conflict of interest is permitted and deemed approved by all partners of Rattler and will not constitute a breach of the Partnership Agreement or of any fiduciary or other duty or obligation existing at law, in equity or otherwise or obligation of any type whatsoever, if such action or determination receives Special Approval; and

•

the General Partner may consult with legal counsel and investment bankers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such persons as to matters that the General Partner reasonably believes to be within such person’s professional or expert competence will be conclusively presumed to have been done or omitted in Good Faith (as defined in the Partnership Agreement) and in accordance with such advice or opinion.

The Conflicts Committee reviewed, negotiated and evaluated the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of Rattler and the Public Unitholders. The Conflicts Committee unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, and (b) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, with such approval by the Conflicts Committee constituting “Special Approval” for all purposes of the Partnership Agreement, including Section 7.9(d) thereof. The Conflicts Committee recommended to the GP Board (i) the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement and (ii) that the GP Board resolve to direct that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement.

Financial forecasts relating to Rattler and Diamondback may not prove to be accurate.

In connection with the Merger, Diamondback prepared and the Conflicts Committee considered, among other things, internal financial forecasts for Rattler and Diamondback. These forecasts speak only as of the date made and will not be updated. These financial forecasts were not provided with a view to public disclosure, make a number of assumptions and are subject to significant economic, competitive, industry and other uncertainties, and may be surpassed or not be achieved in full, at all or within projected time frames. In addition, the failure of the businesses to achieve projected results could have a material adverse effect on Diamondback’s share price and financial position following the Merger.

Diamondback and Rattler may incur substantial transaction-related costs in connection with the Merger. If the Merger does not occur, Diamondback and Rattler will not benefit from these costs.

Diamondback and Rattler expect to incur substantial expenses in connection with completing the Merger, including fees paid to legal, financial and accounting advisors, filing fees, written consent costs and printing costs. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.

If the Merger does not qualify as a “reorganization” under Section 368(a) of the Code, the Public Unitholders may be subject to U.S. federal income tax upon the receipt of Common Stock in the Merger.

Diamondback and Rattler intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, it is not a condition to Diamondback’s obligation or Rattler’s obligation to complete the transactions that the Merger qualifies as a “reorganization.” Moreover, neither Diamondback nor Rattler intends to request any ruling from the IRS regarding any matters relating to the Merger, and, consequently, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position to the contrary to any of the positions set forth in this information statement/prospectus. If the IRS were to challenge the “reorganization” status of the Merger successfully or the form or structure of the Merger was changed in a manner such that it did not qualify as a “reorganization,” the tax consequences would differ from those set forth in this information statement/prospectus in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and the Public Unitholders could be subject to U.S. federal income tax upon the receipt of Common Stock in the Merger.

Risks Inherent in an Investment in Diamondback

The Public Unitholders will be entitled to different rights as holders of shares of Common Stock than those to which they are entitled as holders of Common Units.

Following completion of the Merger, the Public Unitholders will no longer hold Common Units, but will instead hold shares of Common Stock. Diamondback is a Delaware corporation, and Rattler is a Delaware limited partnership. There are important differences between the rights of holders of Common Units and the rights of Diamondback Stockholders. See “Comparison of Rights of Diamondback Stockholders and Rattler Unitholders.”

The market value of Common Stock could decline if large amounts of such Common Stock are sold following the Merger and the market value of Common Stock could also decline as a result of issuances and sales of shares of Common Stock other than in connection with the Merger.

Following completion of the Merger, the Public Unitholders will no longer hold Common Units, and will own interests in a combined company operating an expanded business with more assets and a different mix of liabilities. Current Diamondback Stockholders and former Public Unitholders may not wish to continue to invest in the combined company, or may wish to reduce their investment in the combined company, in order to comply with institutional investing guidelines, to increase diversification or to track any rebalancing of stock indices in which Common Stock or Common Units are or were included. If, following the completion of the Merger, large amounts of Common Stock are sold, the price of Common Stock could decline.

Furthermore, Diamondback cannot predict the effect that issuances and sales of Common Stock, whether taking place before completion of Merger (subject to the limitations of the Merger Agreement) or after completion of the Merger, including issuances and sales in connection with capital markets transactions, acquisition transactions or other transactions, may have on the market value of Common Stock. The issuance and sale of substantial amounts of Common Stock could adversely affect the market value of such Common Stock.

Risks Relating to Diamondback’s Business

You should read and consider risk factors specific to Diamondback’s businesses that will also affect the combined company after the completion of the Merger. These risks are described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part II, Item 1A of Diamondback’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and in other documents that are incorporated by reference herein. For more information, see “Where You Can Find More Information.”

Risks Relating to Rattler’s Business

You should read and consider risk factors specific to Rattler’s businesses that will also affect the combined company after the completion of the Merger. These risks are described in Part I, Item 1A of Rattler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part II, Item 1A of Rattler’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and in other documents that are incorporated by reference herein. For more information, see “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement/prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s and Rattler’s: future performance; business strategy; future operations; estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations) are forward-looking statements. These statements also include, but are not limited to, statements regarding: the expected benefits of the proposed transaction to Diamondback and Rattler and their shareholders and unitholders, respectively, the anticipated completion of the proposed transaction and the timing thereof. When used in this information statement/prospectus, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback and Rattler are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback and Rattler each believe that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s and Rattler’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s and Rattler’s actual outcomes could differ materially from what Diamondback and Rattler have expressed in their forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following:

•	the risk that the Merger Agreement may be terminated in accordance with its terms and that the Merger may not be completed;

•	the risk that the parties may not be able to satisfy the conditions to the completion of the Merger in a timely manner or at all;

•	the uncertainty of the value of the Merger Consideration due to the fixed Exchange Ratio and potential fluctuation in the market price of Common Stock;

•	the possibility that Diamondback and Rattler will incur significant transaction and other costs in connection with the Merger, which may be in excess of those anticipated by Diamondback or Rattler;

•	the potential effects of disruption to Diamondback’s and Rattler’s respective businesses;

•

the risks related to Diamondback and Rattler being restricted in the operation of their respective businesses, to the extent so provided by the Merger Agreement, while the Merger Agreement is in effect;

•	the possibility that Diamondback and Rattler may, under certain circumstances specified in the Merger Agreement, be responsible for reimbursing the other party’s expenses;

•	the risk of any litigation relating to the Merger;

•	the timing of the completion of the Merger;

•	the limited duties that the Partnership Agreement places on the General Partner for actions taken by the General Partner;

•

the risk that certain officers and directors of Diamondback (or one of its subsidiaries) and the directors and executive officers of the General Partner may have interests in the Merger that may be different from, or in addition to, the interests of the Public Unitholders or Diamondback Stockholders, respectively;

•	the possibility that Diamondback’s financial forecasts may not prove to be reflective of actual future results;

•	the different rights associated with owning shares of Common Stock as opposed to Common Units;

•	the risk that the market value of Common Stock will decline;

•	the potential dilution of Diamondback’s earnings per share;

•	changes in supply and demand levels for oil, natural gas and natural gas liquids, and the resulting impact on the price for those commodities;

•	the impact of public health crises, including epidemic or pandemic diseases such as the COVID-19 pandemic, and any related company or government policies or actions;

•

actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing Russian-Ukrainian conflict on the global energy markets and geopolitical stability;

•	regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits;

•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; and

•

the risks and other factors disclosed in Diamondback’s and Rattler’s filings with the Securities and Exchange Commission, including their respective Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Diamondback’s and Rattler’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback and Rattler each operate in a very competitive and rapidly changing environment and new risks emerge from time to time. Neither Diamondback nor Rattler can predict all risks, nor can they assess the impact of all factors on their respective businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements they may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this information statement/prospectus. All forward-looking statements speak only as of the date of this information statement/prospectus or, if earlier, as of the date they were made. Neither Diamondback nor Rattler intends to, and each disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

INFORMATION ABOUT THE COMPANIES

Information About the Companies

Diamondback Energy, Inc.

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Phone: (432) 221-7400

Diamondback is an independent oil and gas company currently focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback was incorporated in Delaware on December 30, 2011. Diamondback operates in two business segments: (i) the upstream segment, which is engaged in the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas and (ii) through Rattler, the midstream operations segment, which is focused on ownership, operation, development and acquisition of the midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Diamondback’s corporate headquarters are located in Midland, Texas, and Diamondback’s Common Stock trades on Nasdaq under the ticker symbol “FANG.”

Rattler Midstream LP and Rattler Midstream GP LLC

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Phone: (432) 221-7400

Rattler is a Delaware limited partnership formed by Diamondback to own, operate, develop and acquire midstream and energy-related infrastructure assets in the Midland and Delaware Basins of the Permian Basin, one of the most prolific oil producing areas in the world. Rattler’s assets and operations are reported in one operating business segment. Rattler has elected to be treated as a corporation for U.S. federal income tax purposes. Rattler provides crude oil and water-related midstream services (including water sourcing and transportation and produced water gathering and disposal) to Diamondback under long-term, fixed-fee contracts. In addition to Rattler’s midstream infrastructure assets, Rattler owns equity interests in four long-haul crude oil pipelines, which run from the Permian to the Texas Gulf Coast. In addition, Rattler owns equity interests in third-party operated gathering systems and processing facilities supported by dedications from Diamondback. Rattler is critical to Diamondback’s development plans because it provide a long-term midstream solution to its increasing crude oil and water-related services needs through Rattler’s robust infield gathering systems and produced water disposal capabilities. Rattler’s corporate headquarters are located in Midland, Texas, and Rattler’s Common Units trade on Nasdaq under the ticker symbol “RTLR.”

Rattler Midstream GP LLC is the general partner of Rattler. Its board of directors and executive officers manage Rattler. The General Partner is wholly owned by Diamondback.

Bacchus Merger Sub Company

c/o Diamondback Energy, Inc.

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Phone: (432) 221-7400

Merger Sub is a direct, wholly owned subsidiary of Diamondback. Upon the completion of the Merger, Merger Sub will cease to exist. Merger Sub was incorporated in Delaware on April 25, 2022 for the sole purpose of effecting the Merger.

Relationships Among the Parties

As of July 18, 2022, the General Partner held 100% of the general partner interest in Rattler. Diamondback held no Common Units and, through E&P, beneficially owned all of Rattler’s 107,815,152 outstanding Class B Units, representing approximately 74% of Rattler’s total outstanding units. Diamondback also owns and controls the General Partner.

As of July 18, 2022, Diamondback, through E&P, beneficially owned 107,815,152 OpCo units, representing an overall approximately 74% economic, non-voting interest in OpCo, the operating subsidiary of Rattler, and Rattler Holdings LLC, a wholly owned subsidiary of Rattler was the sole managing member of OpCo and held 38,445,342 OpCo units, representing an approximately 26% economic interest in OpCo.

Rattler is managed and operated by the GP Board and the executive officers of the General Partner.

As a result of owning the General Partner, Diamondback has the right to appoint all members of the GP Board, including the independent directors. The holders of Common Units are not entitled to elect the General Partner or its directors or otherwise directly participate in Rattler’s management or operation.

The executive officers of the General Partner manage the day-to-day affairs of Rattler’s business. All of the executive officers of the General Partner also serve as executive officers of Diamondback and its other publicly traded subsidiary, Viper. See also “The Merger—Interests of Certain Persons in the Merger” included elsewhere in this information statement/prospectus.

WRITTEN CONSENT OF LIMITED PARTNERS

Limited Partner Interests Consent Required and Received

The approval of the Merger Agreement and the Merger by Rattler requires the affirmative vote or written consent of the holders of a Unit Majority.

On May 15, 2022, immediately prior to the execution of the Merger Agreement, E&P, which as of the date of the Merger Agreement held 107,815,152 issued and outstanding Class B Units, constituting a Unit Majority, delivered the Written Consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

THE MERGER

General

On May 15, 2022, Diamondback entered into the Merger Agreement with Rattler, the General Partner and Merger Sub, pursuant to which, at the Effective Time, Merger Sub will merge with and into Rattler, with Rattler continuing as the surviving entity in the Merger.

On May 15, 2022, the Conflicts Committee unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, and (b) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, with such approval by the Conflicts Committee constituting “Special Approval” for all purposes of the Partnership Agreement, including Section 7.9(d) thereof. The Conflicts Committee recommended to the GP Board (i) the approval of the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and (ii) that the GP Board resolve to direct that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement.

On May 15, 2022, the GP Board (acting upon the recommendation of the Conflicts Committee) unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the Limited Partners and (d) authorized the Limited Partners to act by written consent pursuant to the terms of the Partnership Agreement.

Upon completion of the Merger, subject to any applicable withholding tax, (i) each Public Common Unit will be converted into the right to receive Common Stock at the Exchange Ratio, (ii) each Partnership Phantom Unit, other than Director Phantom Units, that is outstanding immediately prior to the Effective Time, will cease to relate to or represent any right to receive Common Units and will be converted, at the Effective Time, into Parent RSUs, as adjusted by the Exchange Ratio, and with such Parent RSUs otherwise on the same terms and conditions as were applicable to the corresponding Partnership Phantom Units, including any applicable payment timing provisions and distribution equivalent rights, as applicable (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Parent RSU); and (iii) each Director Phantom Unit will become fully vested and automatically convert into the right to receive, with respect to each Common Unit subject thereto, the Merger Consideration plus any accrued but unpaid amounts in relation to distribution equivalent rights (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Director Phantom Unit).

At the Effective Time, (a) E&P will continue as a Limited Partner of Rattler and will continue to hold all of the outstanding Class B Units in Rattler, (b) by virtue of the Merger, Diamondback will be admitted as a Limited Partner of Rattler and will hold all of the outstanding Common Units in Rattler, (c) the General Partner will continue as the general partner of Rattler and (d) Rattler (as the surviving entity after the Merger) will continue without dissolution. Following the Closing, the Common Units will no longer be listed on Nasdaq.

Pursuant to the Partnership Agreement, the approval of the Merger Agreement and the Merger by Rattler requires the affirmative vote or written consent of a Unit Majority. On May 15, 2022, immediately prior to the execution of the Merger Agreement, E&P, which as of the date of the Merger Agreement held 107,815,152 issued and outstanding Class B Units, constituting a Unit Majority, delivered the Written Consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. Rattler has not solicited and is not soliciting your approval of the Merger Agreement or the transactions contemplated thereby, including the Merger.

Background of the Merger

The senior management of Diamondback together with the Diamondback Board regularly review Diamondback’s assets and operations, including Rattler and its operations, and consider strategic opportunities to increase value for Diamondback’s investors. Since Rattler’s initial public offering in May 2019, the senior management of Rattler, who also constitute the senior management of Diamondback, have together with the GP Board regularly reviewed similar opportunities to increase value for Rattler unitholders.

While recently reviewing Diamondback’s investment in Rattler and Rattler’s prospects for future growth, Diamondback senior management considered that investor preferences for master limited partnership (“MLP”) structures have decreased during the past few years, noting the general inaccessibility of the equity capital markets for MLPs and the relatively higher cost of debt capital for non-investment grade companies. Diamondback also considered investor preferences for a simplified governance structure and the market trends for restructuring transactions involving MLPs, including buy-ins of MLPs by their corporate sponsors, acquisitions of MLPs by third parties and simplifications of MLPs in which incentive distribution rights are modified or eliminated to improve the MLP’s cost of capital. These transactions have resulted in a significant decrease in the number of outstanding MLPs.

On September 21, 2021, the Diamondback Board held a meeting, the focus of which was Diamondback’s long-term strategy. As one of the items on the agenda, the Diamondback Board received a presentation from J.P. Morgan Securities LLC (“J.P. Morgan”) regarding long-term strategic considerations for Diamondback with regard to Rattler. While that presentation included buying in Rattler as one of the potential strategic options for consideration, neither Diamondback management nor the Diamondback Board determined to take any strategic action with regard to Rattler at that time.

In late December 2021, Diamondback management began to further consider Diamondback’s options with respect to Rattler, including working with Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) as its legal counsel in evaluating various alternative structures with respect to its investment in Rattler, including, among others, a potential take-private transaction as well as continuing with the status quo. Diamondback and Akin Gump also held preliminary discussions regarding potential alternative structures with J.P. Morgan in December 2021 and January 2022; Diamondback management decided in early January 2022 to wait until after the Diamondback and Rattler financial statements for 2021 were completed, and the Diamondback and Rattler Annual Reports on Form 10-K were filed, to assess the market’s reaction to those filings as well as to the announcement of Diamondback’s and Rattler’s respective 2022 strategies and guidance, before analyzing whether to consider any strategic transaction with Rattler.

Diamondback and Rattler filed their respective Annual Reports on Form 10-K on February 24, 2022. Thereafter, Diamondback management began to consider whether to propose pursuing a potential transaction with Rattler, what form such a transaction could take, and what type and amount of consideration would be preferred. Diamondback management worked with J.P. Morgan and Akin Gump during this time to analyze potential alternative transaction structures and approaches.

By early March 2022, Diamondback management had concluded that an acquisition by Diamondback of the Public Common Units would be beneficial to Diamondback, as well as to Diamondback Stockholders and Rattler’s Public Unitholders, and could be executed on terms economically acceptable for both parties. Diamondback management based its conclusion on several factors, including that the acquisition could provide an improved long-term financial outlook for the combined entities based on decreasing near-term leverage, a simplified corporate governance structure and anticipated cost savings, as well as investment in an entity with enhanced access to capital markets and a broader anticipated investor base for Rattler’s Public Unitholders.

On March 4, 2022, the Diamondback Board met. At that meeting, among other things, Diamondback management proposed to the Diamondback Board that Diamondback management would evaluate and potentially propose a transaction with Rattler pursuant to which Diamondback would offer to acquire the Public Common Units for consideration consisting of shares of Diamondback Common Stock. The Diamondback Board authorized Diamondback management to continue to evaluate a potential transaction and, if such analysis indicated that it would be appropriate, to encourage the Conflicts Committee to begin interviewing advisors.

Following that meeting of the Diamondback Board, Diamondback management began to work with J.P. Morgan and Akin Gump to further analyze a potential transaction.

On March 18, 2022, at a special meeting of the GP Board, M. Kaes Van’t Hof, President and Chief Financial Officer of Diamondback and President and a director of the General Partner, informed the other members of the GP Board that Diamondback was evaluating making a potential future simplification proposal to Rattler, in which (if made) Diamondback would offer to acquire all of the Public Common Units in a stock-for-unit exchange that would result in Rattler becoming a wholly owned subsidiary of Diamondback (the “Proposed Transaction”). Mr. Van’t Hof encouraged Laurie H. Argo and Arturo Vivar, the members of the Conflicts Committee, to interview and select independent advisors in preparation for a potential offer with respect to the Proposed Transaction from Diamondback.

On March 22, 2022, in order to evaluate Ms. Argo’s and Mr. Vivar’s continued eligibility under the Partnership Agreement to serve as members of the Conflicts Committee, representatives of the General Partner requested that Ms. Argo and Mr. Vivar reconfirm or update the responses to their written questionnaires that had been previously submitted in February 2022 and updated by Ms. Argo and Mr. Vivar in March 2022. Ms. Argo and Mr. Vivar each reviewed their respective questionnaires and reconfirmed the responses.

In late March 2022, the Conflicts Committee interviewed representatives of potential legal counsels to advise the Conflicts Committee in connection with the Proposed Transaction. The Conflicts Committee ultimately selected Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) as its legal counsel with respect to the Proposed Transaction.

On March 30, 2022, the Conflicts Committee met with representatives of Gibson Dunn to discuss the materials prepared by Gibson Dunn regarding the role and duties of the Conflicts Committee, the framework for resolution of conflicts of interest involving Rattler, the process and recommendations for resolution of conflicts of interest in connection with the Conflicts Committee’s exploration, consideration, review and evaluation of the Proposed Transaction and related topics.

On March 31, 2022, the Conflicts Committee met with representatives of Gibson Dunn to discuss next steps, including the process for interviewing potential financial advisors in connection with the Proposed Transaction.

On March 31, 2022, Diamondback formally engaged J.P. Morgan as its financial advisor in connection with a potential transaction with Rattler.

On April 1, 2022, Akin Gump sent to Gibson Dunn a draft form of GP Board resolutions delegating authority to the Conflicts Committee to, among other things, review, consider and evaluate the Proposed Transaction. Later that day, Gibson Dunn sent to Akin Gump a revised draft form of GP Board resolutions that contained, among other things, a request to authorize and empower the Conflicts Committee to solicit, review and investigate alternative transactions and such strategic options for Rattler as the Conflicts Committee deemed appropriate in its sole discretion. On April 3, 2022, a representative of Akin Gump spoke with a representative of Gibson Dunn regarding the draft resolutions, informing Gibson Dunn that Diamondback and its representatives on the GP Board would not authorize the Conflicts Committee to solicit alternative transactions. Shortly thereafter, Akin Gump sent to Gibson Dunn an updated draft form of GP Board resolutions establishing and delegating authority to the Conflicts Committee with respect to the Proposed Transaction, which consent did not authorize the Conflicts Committee to solicit any alternative transactions to acquire Rattler or its assets.

On April 4, 2022, a meeting of the Diamondback Board was convened to discuss whether to proceed with the Proposed Transaction. All members of the Diamondback Board, members of Diamondback management and representatives of Akin Gump and J.P. Morgan were in attendance. At the meeting, J.P. Morgan delivered a presentation regarding certain financial and market considerations in the context of the Proposed Transaction, noting in particular Rattler’s limited public float, limited prospects for future growth and that Rattler’s unit price had recently been underperforming its peers. Diamondback management also noted that Diamondback had received feedback from analysts and investors regarding its complicated corporate structure, and that MLPs generally are not achieving their original goals as capital raising vehicles. After the presentation, J.P. Morgan and Akin Gump left the meeting, and discussion regarding the advisability of the Proposed Transaction continued among the Diamondback Board and Diamondback management. At the end of the meeting, the Diamondback Board directed Diamondback management to make a proposal to the GP Board on the terms approved by the Diamondback Board and further directed Diamondback management to negotiate the terms of such proposal with the Conflicts Committee and its advisors to determine whether a mutually acceptable agreement could be reached.

On April 5, 2022, the Conflicts Committee interviewed representatives of three potential financial advisors to advise the Conflicts Committee in connection with the Proposed Transaction.

Later on April 5, 2022, the GP Board held a meeting, with representatives of Diamondback management, Akin Gump and Gibson Dunn in attendance. At the meeting, Mr. Van’t Hof reviewed a presentation outlining the Proposed Transaction. The presentation described a 100% stock-for-units transaction involving total consideration of $14.81 per Public Common Unit, which represented a 5.0% premium based on Rattler’s Common Unit and Diamondback’s Common Stock closing prices as of April 4, 2022, and a 8.9% premium based on the respective 20-day volume-weighted average trading prices. Diamondback’s initial proposal implied an exchange ratio of 0.1061 shares of Common Stock for each Public Common Unit based on the closing price of the Common Stock as of April 4, 2022. Mr. Van’t Hof described the significant conditions for execution and closing of the Proposed Transaction, including receipt of Special Approval from the Conflicts Committee, negotiation of a mutually acceptable merger agreement, final approval from the Diamondback Board, approval of a Unit Majority and other customary regulatory approvals and closing conditions. He also outlined certain expected benefits to the Public Unitholders of the Proposed Transaction, including the offer premium from Diamondback, exposure to additional cash flow sources through Diamondback and its subsidiaries, the potential for expanded future capital returns to the Public Unitholders through Diamondback’s capital return program and increased trading liquidity in Diamondback Common Stock. Mr. Van’t Hof further described the proposed merger structure of the Proposed Transaction and indicated that Diamondback’s management team would be available to the Conflicts Committee and its advisors during the due diligence process, and stated Diamondback’s desire to have completed negotiations by May 2, 2022.

Following Mr. Van’t Hof’s presentation, the GP Board approved resolutions authorizing the Conflicts Committee to (i) review and evaluate the Proposed Transaction; (ii) perform appropriate due diligence on and valuation analyses with respect to the Proposed Transaction; (iii) negotiate the terms and provisions of the Proposed Transaction; (iv) consult with and direct management of Rattler in connection with negotiations concerning potential terms and conditions of the Proposed Transaction; and (v) determine whether or not to approve the Proposed Transaction by Special Approval under the Partnership Agreement, and, if so approved, whether to recommend that the GP Board approve the Proposed Transaction and submit the Proposed Transaction to a vote of the Limited Partners. The GP Board also confirmed Ms. Argo’s and Mr. Vivar’s membership on the Conflicts Committee and that they continued to satisfy the requirements under the Partnership Agreement to serve on the Conflicts Committee. In addition, the GP Board formally authorized the Conflicts Committee to retain legal and financial advisors in its sole discretion and ratified any previous actions taken by the Conflicts Committee.

After adoption of these resolutions, Ms. Argo informed the participants that the Conflicts Committee had been interviewing financial advisors and expected to select a financial advisor in the coming days.

After the GP Board meeting, the Conflicts Committee met with Gibson Dunn to discuss the selection of the Conflicts Committee’s independent financial advisor. The Conflicts Committee ultimately selected Evercore Group L.L.C. (“Evercore”) as its financial advisor with respect to the Proposed Transaction.

On April 8, 2022, Evercore sent an initial list of due diligence requests and topics for discussion regarding Diamondback’s and Rattler’s financial positions and financial projections to J.P. Morgan.

On April 11 and April 12, 2022, J.P. Morgan, on behalf of Diamondback, granted to Evercore and Gibson Dunn, respectively, access to a virtual data room containing legal and financial due diligence materials and certain financial projections with respect to Rattler.

On April 11, 2022, Gibson Dunn delivered an initial legal due diligence request list to Akin Gump. Later that day, Akin Gump distributed an initial draft of the Merger Agreement to Gibson Dunn. The initial draft of the Merger Agreement, among other things, (i) provided that the obligations of Diamondback and Rattler to consummate the Merger would be conditioned on, among other conditions, the continued effectiveness of the Written Consent, (ii) contained customary representations and warranties of the parties, (iii) included affirmative and negative covenants relating to each party’s respective business during the period between execution of the Merger Agreement and closing of the Merger, including (A) an obligation of Diamondback to use commercially reasonable efforts not to enter into lines of business materially different from those in which Diamondback was involved on the signing date and (B) the express ability for Diamondback to effect any acquisition or disposition approved by the Diamondback Board so long as such acquisition or disposition would not reasonably be expected to cause the Closing to fail to occur before December 31, 2022 and (iv) provided for expense reimbursement to the terminating party in case of termination for material breach by the other party.

During the week of April 11, 2022, J.P. Morgan, on behalf of Diamondback, populated the virtual data room with responses to, and with respect to certain requests, responsive documents regarding, Evercore’s and Gibson Dunn’s due diligence information requests, including a list of follow up financial due diligence questions sent by Evercore to J.P. Morgan on April 13, 2022.

On April 14, 2022, Diamondback management, J.P. Morgan, Evercore, Akin Gump and Gibson Dunn participated in a conference call to discuss financial and legal due diligence matters, including with regard to development of the financial models for Diamondback and Rattler, Diamondback’s dividend, capital return and capital management expectations and the potential for future drop downs of assets from Diamondback to Rattler. Diamondback management noted on that call that they had not identified any further Diamondback assets as being available for drop down to Rattler.

Later on April 14, 2022, Akin Gump delivered to Gibson Dunn a list of responses and responsive documents in relation to Gibson Dunn’s April 11 legal due diligence request.

On April 15, 2022, representatives of Akin Gump discussed the status of the Conflicts Committee’s initial review of the Merger Agreement with representatives of Gibson Dunn.

On April 16, 2022, Evercore sent a list of additional follow up financial due diligence questions to J.P. Morgan.

On April 18, 2022, J.P. Morgan, on behalf of Diamondback, responded in writing to Evercore’s April 16 due diligence questions. Later on April 18, 2022, representatives of Diamondback management, J.P. Morgan, Evercore, Akin Gump and Gibson Dunn participated in a conference call to discuss outstanding due diligence items, including regarding expected tax effects of the Proposed Transaction on the Public Unitholders.

Also on April 18, 2022, Akin Gump provided to Gibson Dunn additional responses to Gibson Dunn’s April 11 legal due diligence request. Later that evening, Gibson Dunn sent to Akin Gump a supplemental legal due diligence request list.

On April 19, 2022, Akin Gump and Gibson Dunn communicated regarding the legal analysis on whether the Merger is reportable under the HSR Act. Both legal counsels determined that the Merger would not be reportable under the HSR Act.

On April 19 and 20, 2022, Akin Gump provided to Gibson Dunn responses and documents responsive to Gibson Dunn’s April 18 legal due diligence request.

On April 21, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss the materials prepared by Evercore evaluating the Proposed Transaction based on the preliminary data provided by Diamondback.

On April 21, 2022, representatives of Akin Gump discussed the status of the Conflicts Committee’s initial review of the Merger Agreement with representatives of Gibson Dunn.

On April 25, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore, at which meeting Evercore reviewed the materials prepared by Evercore evaluating the Proposed Transaction, which had been updated based on market data. The Conflicts Committee discussed with its advisors a potential counterproposal with respect to the Proposed Transaction to be reflected in a counterproposal letter. After such discussion, the Conflicts Committee members unanimously agreed to reject the original proposal made by Diamondback and to make a counterproposal whereby Diamondback would acquire all of the Public Common Units at a value of $17.50 per Public Common Unit payable in Common Stock (the “First Committee Counterproposal”), which implied an exchange ratio of 0.1345 shares of Common Stock for each Public Common Unit based on the respective closing market prices of the Common Stock and the Common Units as of April 22, 2022. The Conflicts Committee members also unanimously agreed that, on the Conflicts Committee’s behalf, Evercore should deliver the First Committee Counterproposal to J.P. Morgan and Gibson Dunn should deliver to Diamondback a letter setting forth the First Committee Counterproposal. The Conflicts Committee and representatives of Gibson Dunn and Evercore also discussed the issues list prepared by Gibson Dunn regarding the draft Merger Agreement provided by Akin Gump and a revised draft of the Merger Agreement prepared by Gibson Dunn, which, among other things, (i) pared back representations and warranties and interim covenants with respect to Rattler; (ii) added additional representations and warranties and interim covenants with respect to Diamondback; (iii) added the requirement for Rattler to continue to make distributions of no less than $0.30 per Common Unit through Closing; (iv) deleted the express ability of Diamondback to enter into or effect any acquisition or disposition approved by the Diamondback Board so long as such acquisition or disposition would not reasonably be expected to cause the Closing to fail to occur before December 31, 2022; and (v) reserved for approval of the Proposed Transaction by a majority of the Public Common Units (the “Majority of the Minority Approval”). The Conflicts Committee members confirmed agreement with Gibson Dunn’s proposed changes in the revised draft of the Merger Agreement and directed Gibson Dunn to send the revised draft of the Merger Agreement to Akin Gump after the First Committee Counterproposal had been delivered to Diamondback.

Later that evening, representatives of Evercore called J.P. Morgan to verbally deliver the First Committee Counterproposal on behalf of the Conflicts Committee.

Also on April 25, 2022, Merger Sub was formed in Delaware as a wholly owned subsidiary of Diamondback.

In the morning of April 26, 2022, Gibson Dunn delivered the letter setting forth the First Committee Counterproposal to Diamondback on behalf of the Conflicts Committee and then sent the revised draft of the Merger Agreement to Akin Gump.

Later on April 26, 2022, the Diamondback Board held a regularly scheduled meeting, at which Diamondback management updated the Diamondback Board on the progress of negotiations with the Conflicts Committee, and the Diamondback Board provided strategic direction to Diamondback management regarding continuing negotiations.

Later on April 26, 2022, Akin Gump and Gibson Dunn held a conference call to discuss certain of the Conflicts Committee’s comments to and questions in the draft Merger Agreement, including requested clarifications regarding the status and terms of Partnership Phantom Units, certain dates in the draft Merger Agreement and the expense reimbursement cap. Akin Gump also advised Gibson Dunn that Diamondback was not willing to agree to the inclusion of the Majority of the Minority Approval condition in the Merger Agreement.

On April 27, 2022, Akin Gump, on behalf of Diamondback, delivered to the Conflicts Committee, Gibson Dunn and Evercore a response letter to the Conflicts Committee’s April 26 letter, along with a revised draft of the Merger Agreement. Diamondback’s letter included a counterproposal to acquire all of the Public Common Units at an exchange ratio of 0.1125 shares of Common Stock for each Public Common Unit (an implied value of $14.11 per Common Unit based on the previous day’s closing prices) (the “Second Diamondback Proposal”). The revised draft of the Merger Agreement, among other things: (i) added back the express ability of Diamondback to enter into or effect any acquisition or disposition approved by the Diamondback Board so long as such acquisition or disposition would not reasonably be expected to cause the Closing to fail to occur before December 31, 2022; (ii) accepted certain changes made by Gibson Dunn to the representations and warranties and interim covenants with respect to Rattler and Diamondback, respectively; (iii) accepted the requirement for Rattler to continue to make distributions of no less than $0.30 per Common Unit through Closing; and (iv) removed reservation by the Conflicts Committee of the request for Majority of the Minority Approval.

Later that day, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss the Second Diamondback Proposal and the further revised draft Merger Agreement sent by Akin Gump. After such discussion, the Conflicts Committee members unanimously agreed to reject the Second Diamondback Proposal and that, on the Conflicts Committee’s behalf, Evercore should verbally deliver to J.P. Morgan a counterproposal at an exchange ratio of 0.1290 shares of Common Stock for each Public Common Unit (the “Second Committee Counterproposal”), which Evercore did after the meeting.

On April 29, 2022, J.P. Morgan communicated to Evercore a counterproposal from Diamondback, which was characterized as Diamondback’s “best and final” offer, consisting of an exchange ratio of 0.1170 shares of Common Stock for each Public Common Unit (an implied value of $14.77 per Common Unit based on that day’s closing prices)(the “Third Diamondback Proposal”). J.P. Morgan informed Evercore, on behalf of Diamondback, that if the Third Diamondback Proposal was acceptable to the Conflicts Committee, Diamondback intended to announce the Proposed Transaction in its earnings release on May 2, 2022.

Later that evening, the Conflicts Committee met with representatives of Gibson Dunn and Evercore. The Conflicts Committee discussed with its advisors the Third Diamondback Proposal and representatives of Gibson Dunn provided the Conflicts Committee with an update on the discussion with Akin Gump regarding certain issues in the further revised draft Merger Agreement. After discussion, the Conflicts Committee members indicated that they would consider further a potential response to the Third Diamondback Proposal and convene at a later time.

Also on April 29, 2022, Gibson Dunn sent a request to Akin Gump for copies of the draft earnings releases and Quarterly Reports on Form 10-Q for the first quarter of 2022 for each of Diamondback and Rattler, for Gibson Dunn and Evercore to review for due diligence purposes. Later that evening, Akin Gump provided to Gibson Dunn the requested draft earnings releases and Quarterly Reports on Form 10-Q for each of Diamondback and Rattler.

On April 30, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore. The Conflicts Committee discussed with its advisors the materials prepared by Evercore regarding the Third Diamondback Proposal, a potential response to Diamondback, the issues list prepared by Gibson Dunn regarding the further revised draft Merger Agreement sent by Akin Gump and proposed revisions to the draft Merger Agreement prepared by Gibson Dunn. Gibson Dunn’s proposed revisions to the draft Merger Agreement included, among other things, (i) removal of certain non-operated joint ventures from the scope of representations and warranties by Rattler; (ii) permitting acquisitions or dispositions by Diamondback during the interim period between signing of the Merger Agreement and Closing so long as such acquisition or disposition would not reasonably be expected to prohibit, prevent or in any material respect impede or delay the Closing; and (iii) reinsertion of reservation for the Majority of the Minority Approval. After such discussion, the Conflicts Committee members unanimously agreed to make a counterproposal whereby Diamondback would acquire all Public Common Units either at an exchange ratio of 0.117 shares of Common Stock for each Public Common Unit, subject to the Majority of the Minority Approval, or at an exchange ratio of 0.120 shares of Common Stock for each Public Common Unit (the “Third Committee Counterproposal”). The Conflicts Committee members also unanimously agreed with Gibson Dunn’s proposed revisions to the draft Merger Agreement. The Conflicts Committee instructed Evercore to verbally deliver the Third Committee Counterproposal to J.P. Morgan and Gibson Dunn to deliver to Akin Gump the draft Merger Agreement markup following confirmation of the delivery of the Third Committee Counterproposal to J.P. Morgan.

Later that evening, Evercore called J.P. Morgan to deliver the Third Committee Counterproposal, after which Gibson Dunn sent the Merger Agreement markup reflective of the revisions approved by the Conflicts Committee to Akin Gump.

On May 1, 2022, Akin Gump sent drafts of Diamondback’s and Rattler’s Merger Agreement disclosure schedules and a draft of the Written Consent to Gibson Dunn. Later on May 1, in response to the Third Committee Counterproposal, J.P. Morgan communicated to Evercore that Diamondback rejected the Conflicts Committee’s counterproposals and reiterated its previously-offered exchange ratio of 0.1170 shares of Common Stock per Common Unit (the “Diamondback Response”). J.P. Morgan also informed Evercore that Diamondback planned to revise its draft earnings release at 3:00 p.m. that afternoon to remove discussion of the Proposed Transaction unless the Conflicts Committee agreed to Diamondback’s prior proposal.

Later that morning, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss the Diamondback Response and next steps. After such discussion, the Conflicts Committee members unanimously agreed that, on the Conflicts Committee’s behalf, Evercore should relay to J.P. Morgan that the Conflicts Committee (i) had not changed its position in the Third Committee Counterproposal and (ii) would disregard any deadlines presented by Diamondback. After the meeting, Evercore called J.P. Morgan to deliver the message on behalf of the Conflicts Committee. J.P. Morgan then informed Evercore that Diamondback would not change the terms of Diamondback Response.

Later that afternoon, the Conflicts Committee met with representatives of Gibson Dunn and Evercore. Evercore reported on the earlier call with J.P. Morgan. Further discussion regarding the Proposed Transaction then ensued among the Conflicts Committee, Gibson Dunn and Evercore. After such discussion, the Conflicts Committee members unanimously agreed that the Conflicts Committee would maintain its position reflected in the Third Committee Counterproposal and no further communication with Diamondback was needed at present.

On May 2, 2022, after trading closed on Nasdaq, Diamondback publicly announced its financial and operating results for the first quarter of 2022, as well as announcing an increase to its base and variable dividend, which did not include discussion of the Proposed Transaction. The next day, Diamondback’s stock price increased 6.75%, from $127.50 per share at market open to $136.11 per share at market close.

On May 3, 2022, after trading closed on Nasdaq, Rattler publicly announced its financial and operating results for the first quarter of 2022, as well as declared its first quarter distribution.

On May 6, 2022, Diamondback management updated the Diamondback Board regarding the current status of the Proposed Transaction and received direction to continue negotiating the transaction in accordance with the recommendation of Diamondback management. Diamondback’s stock price had increased 12.1% during the week, following its release of its first quarter earnings and dividend announcement, from $127.50 per share at market open on May 3 to $142.93 at market close on May 6.

On May 7, 2022, Mr. Van’t Hof, together with J.P. Morgan, called Evercore to convey a revised proposal from Diamondback, which proposal was for an exchange ratio of 0.1066 shares of Common Stock for each Public Common Unit (the “Fourth Diamondback Proposal”). J.P. Morgan also relayed to Evercore, on behalf of Diamondback, that the proposed exchange ratio of 0.1066 shares of Common Stock for each Public Common Unit represented a 16.3% premium based on the closing market prices of the Common Stock and the Common Units as of May 6, 2022, and that if the Fourth Diamondback Proposal was acceptable to the Conflicts Committee, Diamondback would like to announce the Proposed Transaction on May 9, 2022.

On May 7, 2022, Akin Gump, on behalf of Diamondback, informed Gibson Dunn that it had no further substantive comments to the Merger Agreement other than Diamondback’s continued rejection of the Majority of the Minority Approval condition, and also noting that agreement regarding the exchange ratio was still outstanding.

Also on May 7, 2022, Gibson Dunn sent to Akin Gump comments on the draft Merger Agreement disclosure schedules for Rattler and the draft Written Consent. Later that evening, Akin Gump responded to Gibson Dunn with further minor edits to the Rattler disclosure schedules and accepting Gibson Dunn’s comments to the draft Written Consent.

On May 8, 2022, Akin Gump sent to Gibson Dunn a further revised draft of the Merger Agreement that, among other things, updated certain factual information in the representations and warranties.

Also on May 8, 2022, J.P. Morgan, on behalf of Diamondback, contacted Evercore to confirm their responses to certain of Evercore’s financial diligence questions.

Also on May 8, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss the materials prepared by Evercore regarding the Fourth Diamondback Proposal and potential responses. After such discussion, the Conflicts Committee members unanimously agreed that, on the Conflicts Committee’s behalf, Evercore should relay to J.P. Morgan (i) that the Conflicts Committee would reject the proposed exchange ratio of 0.1066 shares of Common Stock for each Public Common Unit, (ii) that the Conflicts Committee would not abide by any deadline proposed by Diamondback and (iii) that, in the Conflicts Committee’s view, the exchange ratio rather than premium was the appropriate metric by which to review, analyze and negotiate the Proposed Transaction.

After the meeting, Evercore called J.P. Morgan and Mr. Van’t Hof to deliver such message on behalf of the Conflicts Committee. J.P. Morgan then informed Evercore, on behalf of Diamondback, that the maximum exchange ratio Diamondback would agree to was 0.110 shares of Common Stock for each Public Common Unit.

Later that afternoon, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss the call among Evercore, J.P. Morgan and Mr. Van’t Hof and potential responses to Diamondback. After such discussion, the Conflicts Committee members unanimously agreed that, on the Conflicts Committee’s behalf, Evercore should relay to J.P. Morgan that the Conflicts Committee would consider an exchange ratio of 0.110 shares of Common Stock for each Public Common Unit subject to a one-way collar that would provide for a minimum value of $15.50 per Public Common Unit, which Evercore did later that evening. In response, J.P. Morgan informed Evercore, on behalf of Diamondback, that such one-way collar would not be acceptable to Diamondback.

On May 10, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss analyses that would be furnished by Evercore to the Conflicts Committee, market conditions and strategy in connection with the Conflict Committee’s evaluation and negotiation of the Proposed Transaction. After such discussion, the Conflicts Committee members directed Evercore to prepare an updated analysis of exchange ratios for the Conflicts Committee’s review.

On May 12, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss updated analysis of exchange ratios prepared by Evercore, market conditions and strategy in connection with the Conflict Committee’s evaluation and negotiation of the Proposed Transaction. After such discussion, the Conflicts Committee members unanimously agreed that no communication with Diamondback was needed at present regarding the Proposed Transaction.

On May 13, 2022, J.P. Morgan and Evercore had calls to discuss potential exchange ratios.

On May 14, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss the calls between Evercore and J.P. Morgan, market conditions and strategy in connection with the Conflicts Committee’s evaluation and negotiation of the Proposed Transaction. After such discussion, the Conflicts Committee members unanimously agreed that Mr. Vivar, on behalf of the Conflicts Committee, should contact Mr. Van’t Hof to discuss the Proposed Transaction without making any proposal on behalf of the Conflicts Committee.

Mr. Vivar called Mr. Van’t Hof after the meeting. During the call, Mr. Van’t Hof stated Diamondback would currently agree to an exchange ratio of 0.1124 shares of Common Stock for each Public Common Unit.

Later that afternoon, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss potential responses to Diamondback, market conditions and negotiation strategy. After such discussion, the Conflicts Committee members unanimously agreed to adjourn and reconvene at a later time to continue the discussion.

In the morning of May 15, 2022, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss potential responses to Diamondback, market conditions and negotiation strategy. After such discussion, the Conflicts Committee members decided to adjourn and instructed Evercore to continue to analyze the fairness, from a financial point of view, of Diamondback’s proposed exchange ratio 0.1124 shares of Common Stock for each Public Common Unit.

Later that day, the Conflicts Committee again met with representatives of Gibson Dunn and Evercore to discuss, among other things, potential responses to Diamondback, Evercore’s analysis of exchange ratios, market conditions, negotiation strategy and next steps. After such discussion, the Conflicts Committee instructed Evercore to inform J.P. Morgan that the Conflicts Committee would not agree to an exchange ratio of 0.1124 shares of Common Stock for each Public Common Unit. Evercore called J.P. Morgan as instructed by the Conflicts Committee after the meeting and conveyed the Conflicts Committee’s message. In response, J.P. Morgan, on behalf of Diamondback, proposed an exchange ratio of 0.1129 shares of Common Stock for each Public Common Unit.

Later that afternoon, the Conflicts Committee met with representatives of Gibson Dunn and Evercore to discuss potential responses to Diamondback. After such discussion, the Conflicts Committee members unanimously agreed that Evercore should, on behalf of the Conflicts Committee, inform J.P. Morgan that the Conflicts Committee would consider a Proposed Transaction at an exchange ratio of 0.113 shares of Common Stock for each Public Common Unit (the “Exchange Ratio”), which implied a value of approximately $15.08 per Public Common Unit based on the closing price of the Common Stock as of May 13, 2022.

In the meantime, Mr. Van’t Hof discussed the Proposed Transaction with the members of the Diamondback Board.

After the Conflicts Committee meeting, Evercore called J.P. Morgan and Mr. Van’t Hof as instructed by the Conflicts Committee and informed them, on behalf of the Conflicts Committee, that the Conflicts Committee would consider a Proposed Transaction at the Exchange Ratio. In response, J.P. Morgan and Mr. Van’t Hof indicated, on behalf of Diamondback, that Diamondback would agree to the Exchange Ratio. Evercore then reported to the Conflicts Committee that Diamondback had agreed to the Exchange Ratio.

Later on May 15, 2022, Akin Gump sent a final draft of the Merger Agreement to Gibson Dunn, including the Exchange Ratio. The parties also exchanged comments on a draft press release announcing the execution of the Merger Agreement.

Later that evening, the Diamondback Board approved the Merger Agreement and the Merger, including the final Exchange Ratio of 0.113 shares of Common Stock for each Public Common Unit, the Common Stock Issuance and the execution and delivery of the Written Consent by E&P.

Later that evening, the Conflicts Committee met with representatives of Gibson Dunn and Evercore. Gibson Dunn discussed the summary of the Merger Agreement prepared by Gibson Dunn. Following the presentation by Gibson Dunn, Evercore reviewed its financial analysis of the Exchange Ratio with the Conflicts Committee and rendered an oral opinion, confirmed by delivery of a written opinion dated May 15, 2022, to the Conflicts Committee to the effect that, as of such date and based on and subject to various procedures followed, assumptions made, matters considered and limitations and qualifications on the scope of review undertaken by Evercore, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to the Unaffiliated Unitholders. After all representatives of Evercore left the meeting, Gibson Dunn provided the Conflicts Committee with privileged legal advice. Thereafter, the Conflicts Committee, by unanimous vote, in good faith, (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, and approved the Merger Agreement and the transactions contemplated thereby, including the Merger, such approval constituting Special Approval thereof for all purposes under the Partnership Agreement, including Section 7.9(d) thereof, (b) recommended to the full GP Board the approval of the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement and (c) recommended to the full GP Board that the GP Board resolve to direct that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement.

Shortly thereafter, the GP Board (acting upon the recommendation of the Conflicts Committee) unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the Limited Partners and (d) authorized the Limited Partners to act by written consent pursuant to the terms of the Partnership Agreement.

Later that evening, E&P delivered the Written Consent and the parties executed the Merger Agreement. On May 16, 2022, Diamondback and Rattler issued a joint press release announcing the execution of the Merger Agreement.

Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties

The unanimous approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the members of the Conflicts Committee constitutes “Special Approval” under the Partnership Agreement. Under Section 7.9 of the Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its affiliates, on the one hand, and Rattler, any subsidiary or any partner of Rattler, on the other hand, any resolution or course of action by the General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all of the partners of Rattler and will not constitute a breach of the Partnership Agreement, any Group Member Agreement (as defined in the Partnership Agreement), or any other agreement contemplated by the Partnership Agreement, if the resolution or course of action is approved by Special Approval.

Diamondback’s Rationale for the Merger

By unanimous written consent dated May 15, 2022, the Diamondback Board (i) determined that Merger Agreement, the Merger and the Common Stock Issuance are fair to, advisable and in the best interests of Diamondback and the Diamondback Stockholders, (ii) approved the Merger Agreement and the execution, delivery and performance of the Merger Agreement, including the Common Stock Issuance and (iii) authorized the execution and delivery of the Written Consent by E&P.

Diamondback considered the following factors as generally favorable with respect to the Merger and the transactions related thereto, including the Common Stock Issuance:

•	Diamondback’s belief that the Merger will simplify Diamondback’s corporate structure.

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Diamondback’s belief that Rattler can operate more efficiently and effectively as a wholly owned subsidiary of Diamondback, including because the Rattler assets will have improved access to capital and an improved cost of capital.

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Diamondback’s belief that, because Rattler is already consolidated on Diamondback’s balance sheet, having Rattler as a wholly owned subsidiary will provide flexibility for debt reduction opportunities, as well as a reduced cost of debt, for Rattler and its assets.

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Following the Merger, Diamondback will have increased flexibility to optimize its upstream and midstream assets and strategy by pursuing midstream projects at Diamondback or at Rattler, or with third parties.

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Diamondback’s belief that Rattler’s cost structure (and, accordingly, Diamondback’s consolidated cost structure) will be improved by removing its reporting obligations as a separate publicly traded entity, particularly in light of the less favorable view of the MLP structure in the current equity capital markets.

•	Diamondback’s pre-existing understanding of the midstream oil and gas industry and Diamondback management’s operation of the Rattler assets at all times during Rattler’s existence.

•	Diamondback’s familiarity with the businesses, assets, liabilities, results of operations, financial condition and competitive positions of Diamondback and Rattler.

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Diamondback’s belief that its management and employees will be able to better execute on Rattler’s future strategic plans after eliminating the administrative, compliance and cost burdens of running a separate public company.

•	The use of Diamondback Common Stock as currency in the Merger will not require any initial cash outlay by Diamondback and will not have any impact on Diamondback’s net debt.

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The fact that E&P’s delivery of the Written Consent in connection with the execution of the Merger Agreement has already satisfied the Rattler Limited Partner approval requirements under the Partnership Agreement.

•	Diamondback’s expectation that it will maintain its investment grade credit ratings following the completion of the Merger.

•

The fact that the Exchange Ratio is fixed, which protects against Diamondback having to issue additional equity in the event that the market price of Diamondback Common Stock decreases prior to Closing and/or the market price of Common Units appreciates prior to Closing.

Diamondback viewed the following factors as generally negative or unfavorable in making a determination with respect to the Merger and the transactions related thereto, including the Common Stock Issuance:

•	The risk that the potential financial and operational benefits expected from the Merger might not be fully realized.

•

The risk that Diamondback may be obligated to consummate the Merger even if there are material negative developments or events at Rattler during the period between the execution of the Merger Agreement and the Closing (the “Interim Period”).

•	The risk that the attention of management and employees may be distracted during the Interim Period, which could negatively impact Diamondback’s and Rattler’s respective businesses.

•	The risk that the terms of the Merger Agreement may prevent Diamondback from entering into a large strategic transaction during the Interim Period.

•	The risk that litigation may be commenced in connection with the Merger, which may increase costs and also distract management.

•

The potential that the trading price of Diamondback Common Stock does not reflect the upside in future commodity prices, which would have a greater positive impact on Diamondback’s standalone financial performance than that of Rattler.

•

The fact that the Exchange Ratio is fixed, and therefore the value of the Merger Consideration payable to the Rattler Public Unitholders will increase in the event that the market price of Diamondback Common Stock increases prior to Closing and will not decrease in the event the market price of Rattler Common Units declines.

•

The risk that the Merger might not be completed in a timely manner or at all, as a result of a failure to satisfy the conditions contained in the Merger Agreement, and that a failure to complete the Merger could negatively affect the trading price of shares of Diamondback Common Stock.

After taking into account all of the factors set forth above, as well as others, Diamondback concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations.

The foregoing discussion is not intended to be exhaustive, but it is intended to address the material information and principal factors considered by Diamondback in considering the Merger. In view of the number and variety of factors and the amount of information considered, Diamondback did not find it practicable to, and did not make specific assessments of, quantify or assign relative weights to, the specific factors considered in reaching its determination. In addition, Diamondback did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Diamondback made its determination based on the totality of the information presented to, and the investigation conducted by, the Diamondback Board and Diamondback management. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Approval of the Conflicts Committee and Its Reasons for Approval

At a meeting of the Conflicts Committee on May 15, 2022, the Conflicts Committee unanimously, in good faith, (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, and approved the Merger Agreement and the transactions contemplated thereby, including the Merger, such approval constituting Special Approval thereof for all purposes under the Partnership Agreement, including Section 7.9(d) thereof, (b) recommended to the full GP Board the approval of the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and (c) recommended to the full GP Board that the GP Board resolve to direct that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement.

In evaluating the Merger Agreement and the transactions contemplated thereby and reaching its determination and approval, the Conflicts Committee considered information supplied by the management of Diamondback, consulted with its legal and financial advisors, and considered a number of factors. The Conflicts Committee also consulted with its legal counsel regarding its authority and duties.

The Conflicts Committee considered the following factors to be generally positive or favorable in making its determination and granting Special Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger:

•

The Exchange Ratio of 0.113 shares of Common Stock for each Public Common Unit represents an implied unit price of $15.08 per Public Common Unit based on the closing price of the Common Stock as of May 13, 2022 (the last trading day before the Conflicts Committee’s determination and grant of Special Approval), which equates to a 17.3% premium to the closing price per Common Unit as of May 13, 2022 and a 9.3% premium to the price per Common Unit based on the respective 30-day volume-weighted average trading prices of the Common Units and the Common Stock as of May 13, 2022.

•

The Exchange Ratio is fixed, and therefore the value of the consideration payable to Public Unitholders will increase in the event that the trading price of the Common Stock increases prior to the Closing.

•	At certain points during the course of the negotiation of the Proposed Transaction, the trading price of the Common Stock was increasing while the trading price of the Common Units was not increasing.

•

Through negotiation, the Conflicts Committee was able to increase the implied unit price per Public Common Unit by $0.98 per Public Common Unit as compared to the $14.10 per Public Common Unit offer initially proposed by Diamondback on April 5, 2022.

•

The Conflicts Committee believed that the Exchange Ratio of 0.113 shares of Common Stock for each Public Common Unit represented the highest exchange ratio that Diamondback would be willing to pay at the time of the Conflicts Committee’s determination and grant of Special Approval.

•

The Conflicts Committee believed that Rattler’s access to equity capital, like that of many MLPs, was limited at present as a result of decreased investor interest in owning MLPs. The Conflicts Committee believed that, at present, corporations attract a broader set of investors as compared to MLPs.

•

The Merger enables Public Unitholders to participate in the value and opportunities of Diamondback after the Merger, including both dividends and expected future growth, should they choose to retain their Common Stock. Alternatively, the larger public float and higher average daily trading volume of the Common Stock will allow the Public Unitholders to efficiently sell the Common Stock they receive in the Merger for cash should they decide they do not want to participate in the equity of Diamondback.

•	Diamondback has an investment grade rating and a lower cost of capital, a stronger growth outlook and greater access to capital than Rattler, as well as a history of paying attractive dividends.

•

After evaluating the Merger and the status quo, the Conflicts Committee believed that pursuing the Merger at the 0.113 Exchange Ratio was more attractive than maintaining the status quo, taking into account, among other things, the limited near-term opportunities for growth either organically or through “drop down” transactions.

•

The Conflicts Committee believed that a superior transaction with a third party was unlikely for a number of reasons, including that (i) Diamondback indirectly owns all of the Rattler general partner interest and 107,815,152 outstanding Rattler Class B Units and controls Rattler’s ability to enter into a third-party transaction, (ii) Rattler’s material contracts were significantly concentrated with Diamondback, (iii) a third party buyer of Rattler would need to obtain significantly greater financing as compared to the transaction with Diamondback, since a third party buyer would need to acquire all limited partner interest owned by Diamondback (in addition to the Public Common Units) and also potentially refinance certain of Rattler’s existing debt agreements and (iv) Diamondback has not indicated any interest in selling any of its interest in Rattler.

•

As a result of the Merger, the Public Unitholders will have (i) equity ownership in a corporate entity whose directors and officers are subject to traditional fiduciary duties and (ii) the ability to vote in the election of directors.

•	Diamondback’s ownership of Rattler would eliminate or substantially reduce potential conflicts of interest between Diamondback and the Public Unitholders (as holders of common units of Rattler).

•

The financial analyses prepared by Evercore, as financial advisor to the Conflicts Committee, and the oral opinion of Evercore delivered to the Conflicts Committee on May 15, 2022 and subsequently confirmed in writing that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and others matters set forth in its written opinion (as more fully described below under “Opinion of Evercore – Financial Advisor to the Conflicts Committee”), the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to the Unaffiliated Unitholders.

•

The Written Consent executed and delivered by E&P is sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on behalf of the Limited Partners, which increases certainty of Closing.

•	The Merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	Certain terms of the Merger Agreement, principally:

•	Each Public Unitholder will receive 0.113 shares of Common Stock for each Public Common Unit owned;

•	Diamondback’s obligation to reimburse certain Rattler expenses, up to $3.5 million, in connection with the termination of the Merger Agreement as a result of a material uncured breach by Diamondback;

•

The operating covenants of Diamondback providing protection to the Public Unitholders prior to Closing by restricting Diamondback’s ability to take certain actions prior to Closing that could reduce the value of the Common Stock received by the Public Unitholders in the Merger;

•

Provisions prohibiting Diamondback and its subsidiaries, including the General Partner, from revoking or diminishing the authority of the Conflicts Committee or from removing any member of the Conflicts Committee without the consent of the Conflicts Committee between signing of the Merger Agreement and the Closing;

•	Provisions requiring Rattler to make distributions of no less than $0.30 per common unit through the Effective Time;

•	Provisions requiring the consent of the Conflicts Committee to amend the Merger Agreement and to authorize other actions on behalf of Rattler as specified in the Merger Agreement;

•	The limited nature of the operational representations and warranties given by Rattler and its subsidiaries;

•	The Merger Agreement contains only limited conditions and exceptions to the closing conditions; and

•	Diamondback shareholder approval is not required in connection with the Merger or the issuance of the Common Stock.

•

As part of its deliberative process, the Conflicts Committee considered the following factors to be generally negative or unfavorable in making its determination and granting Special Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger:

•	The Conflicts Committee was not authorized to and did not engage in the review, solicitation, consideration or evaluation of any alternative proposals by third parties unaffiliated with Diamondback.

•	The Exchange Ratio is fixed, and therefore the value of the consideration payable to Public Unitholders will decrease in the event that the market price of the Common Stock decreases prior to Closing.

•

The Merger Agreement does not include a condition that requires the approval by a majority of the Public Common Units, and therefore approval of the Merger does not require the affirmative vote of any Public Unitholder.

•

The Merger may not be completed in a timely manner, or at all, which could result in significant costs and disruption to Rattler’s normal business and a decline in the trading price of the Common Units.

•

The fact that the market price of the Common Units could be affected by many factors, including the following if the Merger Agreement is terminated: (i) the reason for such termination and whether such termination resulted from factors adversely affecting Rattler, (ii) the possibility that, as a result of the termination of the Merger Agreement, possible acquirers (including Diamondback in any future consideration) may consider Rattler to be an unattractive acquisition candidate and (iii) the possible sale of Common Units by short-term investors following an announcement that the Merger Agreement was terminated.

•

The risks and contingencies relating to the announcement and pendency of the Merger, including the potential for diversion of management and employee attention and the potential effect on Rattler’s business and the restrictions on the conduct of Rattler’s business during the period between the execution of the Merger Agreement and the completion of the Merger.

•	Certain terms of the Merger Agreement, principally:

•

Rattler’s obligations to reimburse certain Diamondback expenses, up to $3.5 million, in connection with the termination of the Merger Agreement as a result of a material uncured breach by Rattler or the General Partner;

•

The operating covenants of Rattler providing protection to Diamondback prior to Closing by restricting Rattler’s ability to take certain actions prior to Closing that could reduce the value of the Public Common Units in the event the Merger Agreement is terminated; and

•	The operating covenants of Diamondback providing protection to the Public Unitholders prior to Closing are limited.

•	The Public Unitholders are not entitled to dissenters’ or appraisal rights under the Merger Agreement, the Partnership Agreement or Delaware law.

•	The Public Unitholders will be forgoing the potential benefits that would be realized by remaining unitholders of Rattler.

•	Rattler has incurred and will continue to incur transaction costs and expenses in connection with the Merger, whether or not the Merger is completed.

•	Litigation may be commenced in connection with the Merger, and such litigation may increase costs and result in a diversion of management focus.

•

Some of the directors and executive officers of Diamondback and the General Partner may have interests in the Merger that are different from, or in addition to, the interests of the Public Unitholders.

The Conflicts Committee also considered the following factors relating to the procedural safeguards in making its determination that the Merger Agreement and the transactions contemplated thereby are not opposed to the interest of Rattler and the Public Unitholders and granting Special Approval:

•	The terms and conditions of the Merger were determined through arm’s-length negotiations between Diamondback and the Conflicts Committee and their respective representatives and advisors.

•

The determination by the GP Board, in its business judgment, that each of the members of the Conflicts Committee satisfies the requirements for serving on the Conflicts Committee as required under the Partnership Agreement, including the requirement that all members of the Conflicts Committee be independent directors.

•

The Conflicts Committee retained independent financial and legal advisors with reputations, knowledge and experience with respect to public merger and acquisition transactions, MLPs, and midstream and oil and gas companies, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger and familiarity with Rattler and its business.

•

The members of the Conflicts Committee are members of the GP Board and are familiar with, and understand, the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of Rattler.

•	The compensation of the members of the Conflicts Committee is in no way contingent on their approving the Merger Agreement or the Merger.

•

Although no specific issues came to the attention of the Conflicts Committee with respect to the information it was ultimately provided, the Conflicts Committee was aware that Diamondback, as the controlling party of Rattler, controlled the delivery and presentation of information the Conflicts Committee received for purposes of evaluating the Merger and the fairness of the Exchange Ratio to the Public Unitholders.

•

The resolutions of the GP Board establishing the Conflicts Committee granted authority to the Conflicts Committee, including the authority to determine whether or not to proceed with the Merger and to negotiate the terms and conditions of the Merger Agreement and the Merger, and the members of the Conflicts Committee were aware that they were under no obligation to approve, and could reject, the Merger.

After taking into account all of the factors set forth above, as well as others, the Conflicts Committee concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations and determined that the Merger Agreement and the transactions contemplated thereby are not adverse to the interest of Rattler, including Public Unitholders.

The foregoing discussion of the information and factors considered by the Conflicts Committee is not intended to be exhaustive, but includes material factors the Conflicts Committee considered. In view of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Conflicts Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and granting its approval. In addition, each of the members of the Conflicts Committee may have given differing weights to different factors. The Conflicts Committee granted its approval based on the totality of information presented to, and the investigation conducted by, the Conflicts Committee. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Approval of the GP Board

On May 15, 2022, the GP Board (acting based upon the receipt of the approval and recommendation of the Conflicts Committee), by unanimous written consent (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are not adverse to the interest of Rattler, including the Public Unitholders, (b) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote of the Limited Partners and (d) authorized the Limited Partners to act by written consent pursuant to the terms of the Partnership Agreement.

Unaudited Financial Projections of Diamondback and Rattler

In connection with the proposed Merger, management of Diamondback prepared and provided to the Conflicts Committee projections relating to Diamondback and Rattler, each on a standalone basis (without giving effect to the Merger) that included future financial and operating performance. A summary of these projections is included below to give Public Unitholders access to certain non-public unaudited prospective financial information that was made available to the Conflicts Committee and the GP Board in connection with their evaluation of the proposed Merger and to Evercore for use and consideration in its financial analysis and in preparation of its opinion to the Conflicts Committee.

Uncertainties are inherent in prospective financial information of any kind. The inclusion of the following summary projections in this information statement/prospectus should not be regarded as an indication that Diamondback, Rattler, the General Partner or their respective representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the summary projections set forth below should not be relied upon as such. None of Diamondback, Rattler, the General Partner or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation or can give any assurance to any Limited Partner, Diamondback Stockholder or any other person regarding the ultimate performance of Diamondback or Rattler compared to the summarized information set forth below or that any such results will be achieved.

While Diamondback and Rattler provide public earnings guidance from time to time, Diamondback and Rattler do not as a matter of course publicly disclose other financial forecasts as to future earnings or financial performance or results because of, among other reasons, the uncertainty underlying assumptions and estimates. The Diamondback and Rattler projections summarized below were prepared by employees of Diamondback. The Diamondback and Rattler projections were only prepared for internal planning purposes and not with a view toward public disclosure or toward compliance with GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation of prospective financial information. But, in the view of Diamondback’s management, the Diamondback and Rattler projections were prepared on a reasonable basis, reflected the best available estimates and judgments at the time they were given and presented, to the best of Diamondback management’s knowledge and belief at the time, the expected course of action and the expected future financial performance of Diamondback and Rattler. This information is not fact and should not be relied upon as necessarily predictive of actual future results, and readers of this information statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither Diamondback’s and Rattler’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The Grant Thornton LLP reports incorporated by reference into this information statement/prospectus with respect to Diamondback and Rattler relate to the historical financial information of Diamondback and Rattler, respectively. Such reports do not extend to the projections included below and should not be read to do so. Neither the Diamondback Board nor the GP Board prepared, and none of the GP Board, the Conflicts Committee, the General Partner, Diamondback nor the Diamondback Board gives any assurance regarding, the summarized information.

The internal financial projections of Diamondback and Rattler are, in general, prepared primarily for internal use. Such internal forecasts are inherently subjective in nature, susceptible to interpretation and, accordingly, such forecasts may not be achieved. The internal financial forecasts also reflect numerous assumptions made by management, including material assumptions that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Diamondback or Rattler. Diamondback management, consistent with past presentations to the Diamondback Board and public guidance, develops its financial forecasts according to several criteria. Additionally, any prospective mergers and acquisitions and any prospective projects were excluded from the financial projections. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the following projected financial information was based will be realized. There will be differences between actual and forecasted results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased given the length of time in the future over which these assumptions apply. Any assumptions and projections in early periods could have a compounding effect on the projections shown for later periods. Thus, any failure of an assumption or projections to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods.

All of these assumptions involve variables making them difficult to predict, and some are beyond the control of Diamondback and Rattler. Although Diamondback’s management believes that there was a reasonable basis for its projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and become less predictive with the length of the forecasted period. The projections are forward-looking statements and are subject to risks and uncertainties. See the section of this information statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The following tables set forth a summary of the projections with respect to Diamondback and Rattler for 2022 through 2026 that Diamondback management prepared solely for informational purposes at the request of the Conflicts Committee.

Certain Unaudited Financial Projections of Diamondback

The following table sets forth certain summarized unaudited prospective financial and operating information with respect to Diamondback for the fiscal years 2022 through 2026 on a standalone basis prepared by Diamondback management (the “Diamondback Financial Projections”). The information was based on financial and operating information developed by Diamondback management.

	Diamondback Standalone(1) For the Year Ended December 31,
($ in millions)	2022E	2023E	2024E	2025E	2026E
Consolidated Adjusted EBITDA(2)	$7,207	$6,472	$5,997	$5,684	$5,487
Consolidated Free Cash Flow(3)	$4,555	$3,758	$3,450	$3,179	$3,005

(1)

The information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the uncertainties inherent in any forecasted information, the Public Unitholders and Diamondback Stockholders are cautioned not to place undue reliance on such information.

(2)

Consolidated Adjusted EBITDA (a non-GAAP financial measure) is defined as net income (loss) attributable to Diamondback, plus, interest expense, net, depreciation, depletion, amortization and accretion, non-cash equity-based compensation expense, and provision for (benefit from) income taxes, if any, less income (loss) related to equity method investments.

(3)	Consolidated Free Cash Flow (a non-GAAP financial measure) is defined as cash flow from operating activities less capital expenditures excluding acquisitions/divestitures.

Certain Unaudited Financial Projections of Rattler

The following table sets forth certain summarized unaudited prospective financial and operating information with respect to Rattler for the fiscal years 2022 through 2026 on a standalone basis prepared by Diamondback management (the “Rattler Financial Projections”). The information was based on financial and operating information developed by Diamondback management.

	Rattler Standalone(1) For the Year Ended December 31,
($ in millions)	2022E	2023E	2024E	2025E	2026E
Consolidated Adjusted EBITDA(2)	$345	$371	$400	$402	$405
Consolidated Capital Expenditures(3)	$124	$76	$50	$40	$30
Consolidated Free Cash Flow(4)	$111	$179	$250	$255	$239

(1)

The information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the uncertainties inherent in any forecasted information, the Public Unitholders and Diamondback Stockholders are cautioned not to place undue reliance on such information.

(2)

Consolidated Adjusted EBITDA (a non-GAAP financial measure) is defined as net income (loss) attributable to Rattler plus depreciation, amortization and accretion on assets and liabilities of OpCo, its proportional depreciation and interest expense related to equity method investments, its proportional impairments and abandonments related to equity method investments, non-cash unit-based compensation expense, impairment and abandonments, (gain) loss on disposal of assets, provision for income taxes and other.

(3)	Consolidated Capital Expenditures (a non-GAAP financial measure) is defined as net additions to property, plant and equipment and acquisitions and contributions to equity method investments.

(4)

Consolidated Free Cash Flow (a non-GAAP financial measure) is defined as cash flow from operating activities net of additions to property, plant and equipment and contributions and acquisitions related to equity method investments.

The above measures are not measures of financial performance under GAAP, and should not be considered as alternatives to net income (loss), operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. Diamondback’s and Rattler’s computations of the above measures may differ from similarly titled measures used by other companies.

NONE OF DIAMONDBACK, RATTLER, THE GENERAL PARTNER (OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS OR MANAGERS) INTENDS TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE NO LONGER APPROPRIATE.

Opinion of Evercore – Financial Advisor to the Conflicts Committee

The Conflicts Committee retained Evercore to act as financial advisor to the Conflicts Committee in connection with evaluating the proposed Merger. On May 15, 2022, at a meeting of the Conflicts Committee and at the request of the Conflicts Committee, Evercore rendered its oral opinion to the Conflicts Committee that, as of May 15, 2022, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Exchange Ratio is fair, from a financial point of view, to the Unaffiliated Unitholders. Evercore subsequently confirmed its oral opinion in a written opinion on the same date.

The full text of the written opinion of Evercore, dated as of May 15, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex B to this information statement/prospectus. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the

Conflicts Committee in connection with its evaluation of the fairness of the Exchange Ratio, from a financial point of view, to the Unaffiliated Unitholders, and did not address any other aspects or implications of the Merger. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party and such opinion was not intended to be, and does not constitute, a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any Rattler unitholder should act or vote in respect of the Merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B.

In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

•

reviewed certain publicly available historical operating and financial information relating to Rattler and Diamondback that Evercore deemed relevant, including information set forth in each of Rattler’s and Diamondback’s Annual Reports on Form 10-K for the year ended December 31, 2021, Rattler’s and Diamondback’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, and certain of Rattler’s and Diamondback’s Current Reports on Form 8-K, in each case as filed with or furnished to the SEC;

•	reviewed certain publicly available business and financial information relating to Rattler and Diamondback that Evercore deemed relevant;

•

reviewed certain non-public historical and projected financial and operating data relating to Rattler furnished to Evercore by the management of Diamondback, as approved for Evercore’s use by Diamondback;

•

reviewed certain non-public historical and projected financial and operating data relating to Diamondback furnished to Evercore by the management of Diamondback, as approved for Evercore’s use by Diamondback;

•

discussed with management of Diamondback its assessment of the past and current operations of Rattler and Diamondback, the current financial condition and prospects of Rattler and Diamondback and certain non-public historical and projected Rattler financial and operating data and certain non-public historical and projected Diamondback financial and operating data (including management of Diamondback’s views on the risks and uncertainties of achieving such forecasts);

•	reviewed publicly available research analyst estimates for Rattler’s and Diamondback’s future financial performance on a standalone basis;

•	reviewed the reported prices and historical exchange ratios based on the trading activity of the Rattler Common Units and the Diamondback Common Stock, analyzing different time periods;

•

performed five-year and nine-year discounted cash flow analyses for each of Rattler and Diamondback based on certain non-public historical and projected Rattler financial and operating data and certain non-public historical and projected Diamondback financial and operating data, respectively, and other data provided by management of Diamondback;

•

compared the financial performance of each of Rattler and Diamondback and their stock market trading multiples with those of certain other publicly traded partnerships and corporations that Evercore deemed relevant;

•

compared the financial performance of Rattler and the transaction multiples implied by the Merger with the financial terms and transaction multiples of certain historical transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of a draft Merger Agreement dated May 15, 2022; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore has not assumed responsibility or liability for any independent verification of such information). Evercore further relied upon the assurances of the management of Diamondback that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Rattler Financial Projections (as defined below) and the Diamondback Financial Projections (as defined below), Evercore assumed with consent of the Conflicts Committee that such data have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Diamondback as to the future financial performance of Rattler and Diamondback, respectively. Evercore expressed no view as to the Rattler Financial Projections of the Diamondback Financial Projections or the assumptions on which they are based.

For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft merger agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the Closing will be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the Closing will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Rattler, Diamondback or the Closing or reduce the contemplated benefits of the Merger to the Unaffiliated Unitholders.

Evercore has not conducted a physical inspection of the properties or facilities of Rattler or Diamondback and has not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Rattler or Diamondback, nor has Evercore been furnished with any such valuations or appraisals, nor has Evercore evaluated the solvency or fair value of Rattler or Diamondback under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the Unaffiliated Unitholders, from a financial point of view, of the Exchange Ratio. Evercore did not express any view on, and its opinion did not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Rattler, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Rattler or the General Partner, or any class of such persons, whether relative to the Exchange Ratio or otherwise. Evercore was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Rattler, nor did it address the underlying business decision of Rattler to engage in the Merger. Evercore did not express any view on, and its opinion does not address, the value of the Diamondback Common Stock when issued pursuant to the Merger Agreement or the prices at which the Diamondback Common Stock or the Common Units will trade at any time, including following announcement or Closing. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Common Units or any business combination or other extraordinary transaction involving Rattler. Evercore’s opinion did not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any holder of Common Units should vote or act in respect of the Merger. Evercore did not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on Rattler or the Merger or as to the impact of the Merger on the solvency or viability of Rattler or the ability of Rattler to pay its obligations when they come due. Evercore expressed no view or opinion as to the tax impact of the Merger on any person or entity. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by Rattler and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses performed by Evercore and reviewed with the Conflicts Committee on May 15, 2022, in connection with rendering Evercore’s opinion to the Conflicts Committee. Each analysis was provided to the Conflicts Committee. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on May 15, 2022, and is not necessarily indicative of current market conditions.

Throughout the “Analysis of Rattler” and the “Analysis of Diamondback” below, the term “EBITDA,” as used in connection with Evercore’s various financial analyses, means the relevant company’s estimated earnings before interest, taxes, depreciation and amortization. In the case of Rattler and Diamondback, the term “EBITDA” means adjusted EBITDA, as used by Diamondback’s management and defined above under “The Merger—Unaudited Financial Projections of Diamondback and Rattler.”

The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to fully understand the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore’s financial analyses.

Analysis of Rattler

Assumptions with Respect to Rattler

Evercore performed a series of financial analyses to derive indicative valuation ranges for the Common Units. Financial data for Rattler utilized in the financial analyses described below were based upon, among other things, the unaudited, non-public financial projections for Rattler prepared and furnished by management of Diamondback (the “Rattler Financial Projections”). A summary of the Rattler Financial Projections is available in “The Merger—Unaudited Financial Projections of Diamondback and Rattler” above. The Rattler Financial Projections were not adjusted by Evercore.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Rattler by valuing the cash flows to be received by Rattler based on the Rattler Financial Projections during both a five-year and a nine-year period. Evercore calculated the per unit value range for the Common Units by utilizing a range of discount rates based on Rattler’s Weighted Average Cost of Capital (“WACC”), as estimated by Evercore based on a theoretical Capital Asset Pricing Model (“CAPM”) and terminal values based on a range of estimated EBITDA multiples and perpetuity growth rates.

To value the cash flow generated by Rattler’s equity method investments, Evercore applied a discounted distribution analysis, discounting projected distributions from Rattler’s equity method investments less contributions made to the equity method investments during both a five-year period and a nine-year period which were added to the five-year and nine-year discounted cash flow analyses, respectively. For the equity method investments, Evercore discounted net distributions using cost of equity discount rates of 9.0% to 10.0% based on CAPM and a terminal yield range of 7.0% to 9.0%. This analysis resulted in a range of values of $969 million to $1,203 million for the five-year period and $955 million to $1,150 million for the nine-year period; the midpoint of the values equaled $1,071 million for the five-year method and $1,041 million for the nine-year method.

For the Rattler discounted cash flow analysis, Evercore assumed a range of discount rates of 9.5% to 10.5% based on Rattler’s WACC, a range of EBITDA multiples of 7.0x to 8.5x applied to Rattler’s terminal period EBITDA and a range of perpetuity growth rates of 0.5% to 1.5% applied to Rattler’s cash flows and added the range of values for the equity method investments based on the five-year and nine-year assumptions, as applicable, to derive a range of enterprise values. Evercore adjusted such enterprise values for debt and cash as of March 31, 2022, and divided the resulting equity values by the number of Common Units outstanding as of March 31, 2022. The discounted cash flow analysis utilizing the EBITDA multiple terminal value methodology resulted in an implied equity value per Common Unit range of $12.95 to $16.49 for the five-year period and $13.88 to $17.08 for the nine-year period. The discounted cash flow analysis utilizing the perpetuity growth rate methodology to calculate terminal value resulted in an implied equity value per Common Unit range of $13.45 to $16.34 for the five-year period and $14.32 to $17.05 for the nine-year period.

Peer Group Trading Analysis

Evercore performed a peer group trading analysis of Rattler by reviewing and comparing the market values and trading multiples of the following 31 publicly traded corporations and partnerships that Evercore deemed to have certain characteristics that are similar to those of Rattler, including companies providing services in produced water gathering and disposal, fresh water delivery, crude oil gathering, crude and NGL long-haul pipeline, gas gathering and processing and commercial office real estate:

Produced Water Gathering & Disposal:

•	Aris Water Solutions, Inc.

•	Crestwood Equity Partners LP

•	NGL Energy Partners LP

Fresh Water Delivery:

•	Select Energy Services, Inc.

•	TETRA Technologies, Inc.

Crude Oil Gathering:

•	Crestwood Equity Partners LP

•	Delek Logistics Partners, LP

•	NGL Energy Partners LP

•	Plains All American Pipeline, L.P.

Crude and NGL Long-Haul Pipeline:

•	Energy Transfer LP

•	Enterprise Products Partners L.P.

•	Genesis Energy, L.P.

•	Magellan Midstream Partners, L.P.

•	MPLX LP

•	NuStar Energy L.P.

•	ONEOK, Inc.

•	Plains All American Pipeline, L.P.

Gas Gathering and Processing:

•	Antero Midstream Corporation

•	Crestwood Equity Partners LP

•	DCP Midstream, LP

•	Equitrans Midstream Corporation

•	Hess Midstream Partners LP

•	Summit Midstream Partners, LP

•	Targa Resources Corp.

•	Western Midstream Partners, LP

Commercial Office Real Estate:

•	Brandywine Realty Trust

•	City Office REIT, Inc.

•	Corporate Office Properties Trust

•	Cousins Properties Incorporated

•	Equity Commonwealth

•	Franklin Street Properties Corp

•	Highwoods Properties, Inc.

•	Office Properties Income Trust

•	Piedmont Office Realty Trust, Inc.

•	PS Business Parks, Inc.

Although the peer groups were utilized to value the Common Units for purposes of this analysis, no corporation or partnership used in the analysis is identical or directly comparable to Rattler. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For produced water gathering and disposal, fresh water delivery, crude oil gathering and commercial real estate corporations and partnerships, Evercore calculated the following trading multiples:

•

Enterprise Value/2022 EBITDA, which is defined as market value of equity, plus preferred equity (as applicable), plus debt and less cash (“Enterprise Value”), divided by estimated EBITDA for the calendar year 2022; and

•	Enterprise Value/2023 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2023.

For produced water gathering and disposal, fresh water delivery, crude oil gathering, crude and NGL long-haul pipeline and gas gathering and processing corporations and partnerships, Evercore calculated the following trading multiples:

•	Price/2022 Distributable Cash Flow, which is defined as distributable cash flow for the calendar year 2022 divided by projected Common Units at year end, 2022; and

•	Price/2023 Distributable Cash Flow, which is defined as distributable cash flow for the calendar year 2023 divided by projected Common Units at year end, 2023.

The mean and median Enterprise Value to EBITDA trading multiples of the produced water gathering and disposal, fresh water and crude oil gathering and commercial real estate corporations and partnerships are set forth below.

Benchmark (Produced Water Gathering & Disposal)	Mean	Median
Enterprise Value/2022 EBITDA	7.5x	7.5x
Enterprise Value/2023 EBITDA	6.6x	6.5x

Benchmark (Fresh Water Delivery)	Mean	Median
Enterprise Value/2022 EBITDA	7.5x	7.5x
Enterprise Value/2023 EBITDA	5.8x	5.8x

Benchmark (Crude Oil Gathering)	Mean	Median
Enterprise Value/2022 EBITDA	8.1x	8.1x
Enterprise Value/2023 EBITDA	7.2x	7.1x

Benchmark (Real Estate)	Mean	Median
Enterprise Value/2022 EBITDA	14.6x	13.3x
Enterprise Value/2023 EBITDA	14.2x	13.3x

The table below includes relevant multiple ranges selected by Evercore based on the resulting ranges of Enterprise Value to EBITDA multiples and certain other considerations related to the specific characteristics of Rattler noted by Evercore.

Benchmark	Reference Range	Implied Enterprise Value Range ($ in millions)
Enterprise Value/2022 EBITDA	7.0x—8.5x	$1,598—$1,941
Enterprise Value/2023 EBITDA	6.0x—7.5x	$1,377—$1,721

After adding the range of values for Rattler’s equity method investments as defined in the Discounted Cash Flow Analysis section above and utilizing the nine-year projection period, adjusting for debt and cash as of March 31, 2022, and dividing by number of Common Units outstanding as of March 31, 2022, Evercore determined an implied equity value per Common Unit range of (i) $12.47 to $16.10 based on 2022 EBITDA and (ii) $10.97 to $14.62 based on 2023 EBITDA. Evercore noted the full range of Common Unit values implied by the analyses to be $10.97 to $16.10.

The mean and median Price to Distributable Cash Flow trading multiples for the corporations and partnerships providing services in produced water gathering and disposal, fresh water delivery, crude oil gathering, crude and NGL long-haul pipelines, and gas gathering and processing are set forth below.

Benchmark (Produced Water Gathering & Disposal)	Mean	Median
Price/2022 Distributable Cash Flow	4.9x	5.3x
Price/2023 Distributable Cash Flow	3.8x	4.8x

Benchmark (Fresh Water)	Mean	Median
Price/2022 Distributable Cash Flow	10.4x	10.4x
Price/2023 Distributable Cash Flow	8.2x	8.2x

Benchmark (Crude Oil Gathering)	Mean	Median
Price/2022 Distributable Cash Flow	4.5x	5.0x
Price/2023 Distributable Cash Flow	3.7x	4.5x

Benchmark (Crude and NGL Long-Haul Pipelines)	Mean	Median
Price/2022 Distributable Cash Flow	6.2x	5.6x
Price/2023 Distributable Cash Flow	5.9x	5.4x

Benchmark (Gas Gathering and Processing)	Mean	Median
Price/2022 Distributable Cash Flow	6.4x	6.1x
Price/2023 Distributable Cash Flow	6.2x	6.3x

The table below includes relevant multiple ranges selected by Evercore based on the resulting range of Price to Distributable Cash Flow multiples and certain other considerations related to the specific characteristics of Ratter noted by Evercore.

Benchmark	Reference Range
Price/2022 Distributable Cash Flow	6.0x—8.5x
Price/2023 Distributable Cash Flow	5.5x—7.5x

Evercore determined an implied equity value per Common Unit range of (i) $9.83 to $13.93 based on 2022 alternative distributable cash flow, defined as EBITDA net of equity method investment EBITDA plus equity method investment distributions less net interest and less cash taxes (“Alternative Distributable Cash Flow”) and (ii) $10.14 to $13.82 based on 2023 Alternative Distributable Cash Flow and noted that the full range implied by the analysis equaled $9.83 to $13.93.

Sum-of-the-Parts Peer Group Trading Analysis

In addition to the peer group trading analysis described above, Evercore also performed a sum-of-the-parts peer group trading analysis to derive an indicative valuation range for Common Units by valuing the following distinct businesses and cost centers of Rattler:

•	Produced water gathering & disposal assets (“Produced Water Gathering & Disposal”)

•	Fresh water delivery (“Fresh Water”)

•	Crude oil gathering (“Crude Oil Gathering”)

•	Real estate (“Real Estate”)

•	Corporate G&A expenses (“Corporate G&A”)

•	Equity method investments (“Equity Method Investments”)

Evercore estimated the enterprise value range of Rattler by aggregating the implied enterprise value ranges of each segment, adjusting for Rattler’s equity method investments by adding the value of the equity method investments based on the nine-year analysis as described above, and subtracting the range of enterprise values for Corporate G&A as described further herein. The sum of the implied enterprise values from the Sum-of-the-Parts Peer Group Trading analyses based on 2022 EBITDA after adjusting for the value of the equity method investments and for debt and cash as of March 31, 2022, and dividing by the number of Common Units as of March 31, 2022, resulted in an implied equity value range per Common Unit of $12.75 to $16.51. The sum of the implied enterprise values from the Sum-of-the-Parts Peer Group Trading analyses based on 2023 EBITDA after adjusting for the value of the equity method investments, debt and cash as of March 31, 2022, and dividing by the number of Common Units as of March 31, 2022, resulted in an implied equity value range per Common Unit of $10.51 to $14.30. Evercore noted that the full range of Common Unit values implied by the analyses equaled $10.51 to $16.51.

Although in the case of each segment the respective peer groups were compared to the corresponding business segment for purposes of the analysis, no company or partnership used in the respective peer group analyses is identical or directly comparable to the respective business segments. In order to calculate respective peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

a.	Produced Water Gathering & Disposal

Evercore performed a peer group trading analysis of Produced Water Gathering & Disposal by reviewing and comparing the market values and trading multiples of the three produced water gathering & disposal corporations and partnerships named above that Evercore deemed to have certain characteristics that are similar to those of Rattler’s Produced Water Gathering & Disposal business.

For each company or partnership, Evercore calculated the trading multiples for Enterprise Value/2022 EBITDA and Enterprise Value/2023 EBITDA, which are defined above.

The table below includes the relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of the assets noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2022 EBITDA	7.0x—8.5x
Enterprise Value/2023 EBITDA	5.5x—7.0x

Utilizing the reference range above, Evercore derived a range of implied Enterprise Values for the Produced Water Gathering & Disposal business.

b.	Fresh Water

Evercore performed a peer group trading analysis of Fresh Water by reviewing and comparing the market values and trading multiples of the two fresh water companies named above that Evercore deemed to have certain characteristics that are similar to those of the Fresh Water Delivery business.

For each of the companies, Evercore calculated the trading multiples for Enterprise Value/2022 EBITDA and Enterprise Value/2023 EBITDA, which are defined above.

The table below includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of the business noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2022 EBITDA	6.5x—8.5x
Enterprise Value/2023 EBITDA	4.5x—6.5x

Utilizing the reference range above, Evercore derived a range of implied Enterprise Values for the Fresh Water Delivery business.

c.	Crude Oil Gathering

Evercore performed a peer group trading analysis of the Crude Oil Gathering business by reviewing and comparing the market values and trading multiples of the four crude oil gathering partnerships named above that Evercore deemed to have certain characteristics that are similar to those of the Crude Oil Gathering business.

For each partnership, Evercore calculated the trading multiples for Enterprise Value/2022 EBITDA and Enterprise Value/2023 EBITDA, which are defined above.

The table below includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of the assets noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2022 EBITDA	8.0x—9.5x
Enterprise Value/2023 EBITDA	7.0x—8.5x

Utilizing the reference range above, Evercore derived a range of implied Enterprise Values for the Crude Oil Gathering business.

d.	Real Estate

Evercore performed a peer group trading analysis of the Real Estate business by reviewing and comparing the market values and trading multiples of the ten real estate corporations and REITs named above that Evercore deemed to have certain characteristics that are similar to those of the Real Estate assets.

For each of the peer group corporations and REITs, Evercore calculated the trading multiples for Enterprise Value/2022 EBITDA and Enterprise Value/2023 EBITDA, which are defined above.

The table below includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of the assets noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2022 EBITDA	12.0x—14.0x
Enterprise Value/2023 EBITDA	12.0x—14.0x

Utilizing the reference range above, Evercore derived a range of implied Enterprise Values for the Real Estate assets.

e.	Corporate G&A

Evercore valued Corporate G&A for Rattler using weighted average EBITDA multiples based on the aforementioned businesses and assets (a. – d.) for 2022 and 2023 of 7.3x to 8.9x and 6.0x to 7.6x, respectively, and applied such multiple ranges to 2022 and 2023 projected corporate G&A expenses, respectively, to derive a range of enterprise values for Corporate G&A.

f.	Equity Investment

Evercore added the value of Rattler’s equity method investments based on the nine-year analysis as described above, with a range of $955 million to $1,150 million for the nine-year period.

Sum-of-the-Parts Precedent M&A Transaction Analysis

Evercore also performed a series of precedent M&A transaction analyses to derive an indicative valuation range for the Common Units based on a sum-of-the-parts approach aggregating the enterprise values of the distinct businesses and assets of Rattler.

Evercore estimated the enterprise value range of Rattler by aggregating the implied enterprise value ranges of each of Rattler’s businesses and assets, adjusting for Rattler’s equity method investments by adding the value of equity method investments based on the nine-year analysis as described above, and subtracting the range of enterprise values for Corporate G&A as described further herein. The sum of the implied enterprise values from the Sum-of-the-Parts Precedent Transaction analyses after adjusting for the value of the equity method investments and for debt and cash as of March 31, 2022, and dividing by the number of Common Units outstanding as of March 31, 2022, resulted in an implied equity value per Common Unit of $12.96 to $17.41.

a.	Produced Water Gathering and Disposal Transactions

Evercore reviewed transactions involving produced water gathering and disposal assets announced since September 2015 and selected 16 transactions, although Evercore noted that none of the selected transactions or the entities that participated in the selected transactions were directly comparable to the Produced Water Gathering and Disposal business:

Date Announced	Acquiror / Target (Seller)
09/2021	Waterbridge Holdings, LLC / Southern Delaware Basin produced water infrastructure (Colgate Energy)
04/2021	Stonehill Environmental Partners (Golden Gate Capital) / Waterfield Midstream
03/2021	Pilot Water Solutions LLC / Felix Water, LLC
10/2020	Blackbuck Resources LLC / Whites City Water Infrastructure (Cimarex Energy Co.)
12/2019	Waterbridge Resources LLC / Delaware Basin water infrastructure assets (Primexx Energy Partners, Ltd.)
10/2019	InstarAGF Asset Management Inc. / Oilfield Water Logistics, LLC (NGP Energy Capital Management, LLC)
09/2019	NGL Energy Partners LP / Hillstone Environmental Partners, LLC (Golden Gate Capital)
07/2019	Lagoon Water Solutions / Water Infrastructure Assets (Continental Resources)
05/2019	NGL Energy Partners LP / Mesquite Disposals Unlimited, LLC
12/2018	WaterBridge Resources LLC / 9 SWD wells and additional permits (NGL Energy Partners LP)
11/2018	Tallgrass Energy, LP / 5 Bakken SWDs and water gathering assets (NGL Energy Partners LP)
10/2018	WaterBridge Resources LLC / Delaware Basin water infrastructure assets (Halcón Resources Corporation)
10/2018	Nuverra Environmental Solutions, Inc. / Clearwater Solutions
02/2018	Tallgrass Energy Partners, LP / Buckhorn SWD Solutions, LLC and Buckhorn Energy Services, LLC
12/2015	Tallgrass Energy Partners, LP / BNN Western, LLC (Whiting Oil and Gas Corporation)
09/2015	Antero Midstream Partners LP / Appalachia freshwater delivery and produced water treatment & disposal (Antero Resources Corp)

Evercore noted that the mean and median of the implied Enterprise Value to EBITDA multiples for the selected Produced Water Gathering and Disposal transactions were equal to 7.5x and 8.3x, respectively.

Based on Evercore’s review of the above precedent transactions, Evercore selected a range of relevant implied multiples of Enterprise Value to EBITDA of 7.0x to 9.0x. Evercore then applied these ranges of selected multiples to 2022 EBITDA for the Produced Water Gathering and Disposal business.

b.	Fresh Water

Evercore reviewed transactions involving fresh water assets announced since June 2014 and selected seven transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of the Fresh Water business, although Evercore noted that none of the selected transactions or the entities that participated in the selected transactions were directly comparable to the Fresh Water business:

Date Announced	Acquiror / Target (Seller)
02/2018	TETRA Technologies, Inc. / SwiftWater Energy Services, LLC
07/2017	Select Energy Services, Inc. / Rockwater Energy Solutions, Inc. (Crestview Partners, SCF Partners)
12/2015	Tallgrass Energy Partners, LP / Redtail Saltwater disposal and fresh water transportation and storage (Whiting)
11/2015	Rice Midstream Partners LP / Water services business and freshwater distribution systems
09/2015	Antero Midstream Partners LP / Appalachia freshwater delivery and water treatment & disposal (Antero Resources)
06/2015	American Water Works Company, Inc. / Keystone Clearwater Solutions (Rex Energy Corp.)
06/2014	Canyon Services Group Inc. / Fraction Energy Services

Evercore noted that the mean and median of the implied Enterprise Value to EBITDA multiples for the selected Fresh Water transactions were equal to 6.8x and 7.4x, respectively.

Based on Evercore’s review of the above precedent transactions, Evercore selected a range of relevant implied multiples of Enterprise Value to EBITDA of 6.0x to 8.0x. Evercore then applied these ranges of selected multiples to 2022 EBITDA for Fresh Water to derive a range of enterprise values.

c.	Crude Oil Gathering

Evercore reviewed transactions involving crude oil gathering assets announced since August 2017 and selected 15 transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of the Crude Oil Gathering business, although Evercore noted that none of the selected transactions or the entities that participated in the selected transactions were directly comparable to the Crude Oil Gathering business:

Date Announced	Acquiror / Target (Seller)
04/2022	Delek Logistics Partners, LP / 3Bear Energy
10/2021	Crestwood Equity Partners LP / Oasis Midstream
10/2021	Altus Midstream / BCP Raptor (HoldCo of EagleClaw Midstream; Caprock Midstream and Pinnacle Midstream) (Blackstone & I Squared)
09/2019	Energy Transfer Partners LP / SemGroup Corporation
04/2019	Stonepeak Infrastructure Partners / Oryx Midstream Services LLC
02/2019	Hess Infrastructure Partners LP / Tioga Midstream, LLC (Summit Midstream Partners LP)
10/2018	Enable Midstream Partners, LP / Velocity Holdings, LLC (Energy Spectrum)
09/2018	EagleClaw Midstream Ventures, LLC; Blackstone Energy Partners / Caprock Midstream Holdings LLC (Energy Spectrum Capital)
08/2018	Lotus Midstream LLC; Moda Midstream LLC / Centurion pipeline and crude gathering assets; Ingleside crude terminal (Occidental Petroleum Corp)
07/2018	Williams Companies; Kohlberg Kravis Roberts & Co / Discovery Midstream Partners LLC (TPG Growth)
04/2018	Morgan Stanley Infrastructure / Brazos Midstream Holdings LLC (Old Ironsides Energy, LLC)
02/2018	Silver Creek Midstream LLC / Gathering system in Powder River Basin and 25% interest in Wyoming pipeline (Tallgrass Energy Partners LP)

Date Announced	Acquiror / Target (Seller)
12/2017	Noble Midstream Partners LP; Greenfield Midstream, LLC / Saddle Butte Rockies Midstream, LLC
10/2017	Global Infrastructure Partners / Medallion Gathering & Processing, LLC (The Energy & Minerals Group; Laredo Petroleum, Inc.)
08/2017	Silver Run Acquisition II / Kingfisher Midstream LLC (HPS Investment Partners; ARM Energy Holdings LLC)

Evercore noted that the mean and median of the implied Enterprise Value to EBITDA multiples for the selected Fresh Water transactions were equal to 11.1x and 9.7x, respectively.

Based on Evercore’s review of the above precedent transactions, Evercore selected a range of relevant implied multiples of Enterprise Value to EBITDA of 8.5x to 10.5x. Evercore then applied these ranges of selected multiples to 2022 EBITDA for Crude Oil Gathering to derive a range of enterprise values.

d.	Real Estate

Evercore reviewed transactions involving real estate assets announced since September 2017 and selected five transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of the Real Estate business, although Evercore noted that none of the selected transactions or the entities that participated in the selected transactions were directly comparable to the Real Estate business:

Date Announced	Acquiror / Target (Seller)
08/2021	MetLife / Hillwood, VanTrust Real Estate
08/2021	Related Cos / Taconic Investment Partners
05/2021	Larson Capital Mgmt / Buchanan Street Partners
05/2021	Carr Properties, Alony Hetz / Invesco Real Estate, MetLife
09/2017	Physicians Realty Trust / United Surgical Partners

Evercore noted that the mean and median of the implied cap rate multiples for the selected Real Estate transactions were equal to 5.9% and 5.8%, respectively.

Based on Evercore’s review of the above precedent transactions, Evercore selected a range of relevant implied cap rates to enterprise value of 6.5% to 5.5%. Evercore then applied these ranges of selected cap rates to 2022 EBITDA for the Real Estate business to derive a range of enterprise values.

e.	Corporate G&A

Evercore valued Corporate G&A for Rattler using a weighted average EBITDA multiple range of 7.3x to 8.9x for 2022 and 6.0x to 7.6x for 2023 based on the weighted average EBITDA multiple of each of Produced Water Gathering & Disposal, Fresh Water and Crude Oil Gathering for 2022 and 2023, respectively, and applied such multiple ranges to 2022 and 2023 Corporate G&A expense to derive a range of enterprise values associated with such costs.

Premiums Paid Analysis

As a reference analysis, Evercore also reviewed selected publicly-available information regarding historical premiums paid in merger and buy-in transactions involving MLPs, including the stock-for-unit/stock transactions listed below. Evercore considered that historically, MLP merger and buy-in premiums have varied widely based on specific considerations with respect to each transaction, with a range of -1.5% to 37.7% premium to one-day trailing price and a median premium of 10.0% for such stock-for-unit/stock transactions. Evercore noted that none of the selected transactions or the selected partnerships that participated in the selected transactions were directly comparable to the Merger or Rattler.

Date Announced	Acquirer/Target
12/20/21	BP p.l.c. / BP Midstream Partners LP
10/27/21	Phillips 66 / Phillips 66 Partners LP
03/05/21	Chevron Corporation / Noble Midstream Partners LP
12/15/20	TC Energy Corporation / TC PipeLines, LP
07/27/20	CNX Resources Corporation / CNX Midstream Partners
02/27/20	Equitrans Midstream Corporation / EQM Midstream Partners, LP
08/21/19	Pembina Pipeline Corporation / Kinder Morgan Canada Limited
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.
11/26/18	Dominion Energy, Inc. / Dominion Energy Midstream Partners, LP
11/08/18	Western Gas Equity Partners, LP / Western Gas Partners, LP
10/22/18	EnLink Midstream, LLC / EnLink Midstream Partners, LP
08/01/18	Energy Transfer Equity, L.P. / Energy Transfer Partners, L.P.
06/09/18	Cheniere Energy, Inc. / Cheniere Energy Partners LP Holdings, LLC
05/17/18	The Williams Companies, Inc. / Williams Partners L.P.
05/17/18	Enbridge Inc. / Enbridge Energy Partners, L.P.
05/17/18	Enbridge Inc. / Spectra Energy Partners, LP
03/26/18	Tallgrass Energy GP, LP / Tallgrass Energy Partners, L.P.
02/08/18	Nustar Energy L.P. / Nustar GP Holdings, LLC
01/02/18	Archrock, Inc. / Archrock Partners, L.P.

The median and mean premiums are set forth below:

Premium (All Transactions)	Median	Mean
1-Day Prior Spot	13.5%	19.8%
20-Day VWAP(1)	17.4%	21.8%

Premium (Stock-for-Unit/Stock Only Transactions)	Median	Mean
1-Day Prior Spot	10.0%	11.6%
20-Day VWAP(1)	15.5%	15.2%

(1)

VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror’s shares/units on the last trading day prior to announcement plus any cash received, by the 20-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement.

Evercore applied relevant median merger and buy-in premiums to Rattler’s relevant Common Unit price as of May 13, 2022 to determine an implied equity value per unit of $14.14 to $15.79 for stock-for-unit/stock transactions and an implied equity value per unit of $14.59 to $16.05 for all transactions. In addition, Evercore applied relevant high and low merger and buy-in premiums to Rattler’s relevant Common Unit price to determine an implied equity value per unit of $12.65 to $22.20 for stock-for-unit/stock transactions and an implied equity value per unit of $12.65 to $25.60 for all transactions.

Analysis of Diamondback

Assumptions with Respect to Diamondback

Evercore performed a series of analyses to derive indicative valuation ranges for the Diamondback Common Stock. Evercore performed its analyses utilizing the unaudited, non-public financial projections for Diamondback prepared and furnished by management of Diamondback (the “Diamondback Financial Projections”). A summary of the Diamondback Financial Projections is available in “The Merger—Unaudited Financial Projections of Diamondback and Rattler” above. The Diamondback Financial Projections were not adjusted by Evercore.

Diamondback—Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Diamondback by valuing the cash flows to be received by Diamondback based on the Diamondback Financial Projections during both a five-year and a nine-year period. Evercore calculated the per share value range for the Diamondback Common Stock by utilizing a range of discount rates based on Diamondback’s WACC, as estimated by Evercore based on the CAPM and terminal values based on a range of estimated EBITDA multiples and perpetuity growth rates.

Evercore assumed a range of discount rates of 9.0% to 10.0% based on CAPM, a range of EBITDA multiples of 4.5x to 5.5x applied to Diamondback’s terminal period EBITDA and a range of perpetuity growth rates of -0.25% to 0.25% applied to Diamondback’s cash flows and added the range of equity values of Diamondback’s equity method investments for the five-year and nine-year discounted cash flow analysis, as applicable, to derive a range of enterprise values. Such enterprise values were adjusted for debt and cash as of March 31, 2022, the noncontrolling interest in Viper based on the market value as of May 13, 2022 of units not owned by Diamondback or its affiliates as of March 31, 2022, and the value of the noncontrolling interest in Rattler based on the midpoint of the Common Unit value range of $12.95 to $16.49 based on the Rattler five-year discounted cash flow analysis and $13.88 to $17.08 based on the Rattler nine-year discounted cash flow analysis. The resulting equity values were divided by the number of shares of Common Stock outstanding as of March 31, 2022. The discounted cash flow analysis utilizing the EBITDA multiple methodology to calculate terminal value resulted in an implied equity value per share of Common Stock range of $118.53 to $145.37 for the five-year period and $120.82 to $144.33 for the nine-year period. The discounted cash flow analysis utilizing the perpetuity growth rate methodology to calculate terminal value resulted in an implied equity value per share of Common Stock range of $131.85 to $156.46 for the five-year period and $129.28 to $151.42 for the nine-year period.

Peer Group Trading Analysis

Evercore performed a peer group trading analysis of Diamondback by reviewing and comparing the market values and trading multiples of the following nine publicly traded companies that Evercore deemed to have certain characteristics that are similar to those of Diamondback:

•	EOG Resources, Inc.

•	Pioneer Natural Resources Company

•	Devon Energy Corporation

•	Hess Corporation

•	Coterra Energy Inc.

•	Continental Resources, Inc.

•	Marathon Oil Corporation

•	APA Corporation

•	Ovintiv Inc.

Although the companies were utilized to value the Diamondback Common Stock for purposes of this analysis, no company used in the Peer Group Trading Analysis is identical or directly comparable to Diamondback. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For the peer group corporations, Evercore calculated the following trading multiples:

•	Enterprise Value/2022 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2022;

•	Enterprise Value/2023 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2023;

•	Price/2022 Cash Flow per Share, which is defined as share price divided by operating cash flow less capital expenditures for the calendar year 2022; and

•	Price/2023 Cash Flow per Share, which is defined as share price divided by operating cash flow less capital expenditures for the calendar year 2023.

The mean and median Enterprise Value to EBITDA trading multiples of the peer group corporations are set forth below.

Benchmark	Mean	Median
Enterprise Value/2022 EBITDA	4.5x	4.2x
Enterprise Value/2023 EBITDA	4.7x	4.8x

The table below includes relevant multiple ranges selected by Evercore based on the resulting ranges of Enterprise Value to EBITDA multiples and certain other considerations related to the specific characteristics Diamondback noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2022 EBITDA	4.5x—5.5x
Enterprise Value/2023 EBITDA	4.8x—5.8x

Diamondback’s enterprise value ranges were adjusted for the value of Diamondback’s equity method investments based on the nine-year analysis, and Diamondback’s equity value was determined by subtracting debt and cash as of March 31, 2022, the noncontrolling interest in Viper based on the market value as of May 13, 2022 of total units owned by entities other than Diamondback or its subsidiaries as of March 31, 2022, and the noncontrolling interest in Rattler based on the midpoint of the Rattler peer group trading analysis, resulting in a Common Unit value range of $12.47 to $16.10 based on 2022E EBITDA and $10.97 to $14.62 based on 2023E EBITDA. The resulting equity values were divided by the number of shares of Common Stock outstanding as of March 31, 2022. Evercore determined an implied equity value per share of Common Stock range of (i) $136.54 to $176.36 based on 2022 EBITDA and (ii) $126.62 to $162.21 based on 2023 EBITDA. Evercore noted the full range of value per share of Common Stock based on the Peer Group Trading Analysis equaled $126.62 to $176.36.

The mean and median Price to Cash Flow per share trading multiples of the peer group companies are set forth below:

Benchmark	Mean	Median
Price/2022 Cash Flow per Share	7.4x	6.3x
Price/2023 Cash Flow per Share	7.9x	8.0x

The table below includes relevant multiple ranges selected by Evercore based on the resulting ranges of Price to Cash Flow per Share multiples and certain other considerations related to the specific characteristics of Diamondback noted by Evercore.

Benchmark	Reference Range
Price/2022 Cash Flow per Share	5.5x—7.0x
Price/2023 Cash Flow per Share	6.5x—8.0x

Evercore determined an implied equity value per share of Diamondback Common Stock range of (i) $133.27 to $169.62 based on 2022 Cash Flow per Share and (ii) $138.85 to $170.90 based on 2023 Cash Flow per Share. Evercore noted the full range of value per share of Diamondback Common Stock based on the Peer Group Trading Analysis equaled $133.27 to $170.90.

Sum-of-the-Parts—Peer Group Trading Analysis

Evercore performed a peer group trading analysis to derive an indicative valuation range for the Diamondback Common Stock based on a sum-of-the-parts approach aggregating the enterprise values of the distinct segments of Diamondback.

Evercore estimated the enterprise value range of Diamondback by aggregating the implied enterprise value ranges of Diamondback’s standalone operations and adjusting for debt and cash as of March 31, 2022, Diamondback’s interest in Viper based on the market value as of May 13, 2022 and units owned by Diamondback or its subsidiaries as of March 31, 2022, and Diamondback’s interest in Rattler based on the unit value range implied by the Rattler Sum-of-the-Parts Peer Group Trading Analysis of $12.75 to $16.51 based on 2022E EBITDA and $10.51 to $14.30 based on 2023E EBITDA and units owned by Diamondback or its subsidiaries as of March 31, 2022. The resulting equity values were divided by the number of shares of Common Stock as of March 31, 2022, resulting in an implied equity value range per share of Common Stock of $154.77 to $191.83 based on 2022E EBITDA and $151.99 to $185.31 based on 2023E EBITDA. Evercore noted the full range of value per share of Common Stock based on the Sum-of-the-Parts Peer Group Trading Analysis equaled $151.99 to $191.83.

Evercore performed a peer group trading analysis of Diamondback by reviewing and comparing the market values and trading multiples of the following nine publicly traded companies that Evercore deemed to have certain characteristics that are similar to those of Diamondback:

•	EOG Resources, Inc.

•	Pioneer Natural Resources Company

•	Devon Energy Corporation

•	Hess Corporation

•	Coterra Energy Inc.

•	Continental Resources, Inc.

•	Marathon Oil Corporation

•	APA Corporation

•	Ovintiv Inc.

Although the companies were utilized to value the Common Stock for purposes of this analysis, no company used in the Peer Group Trading Analysis is identical or directly comparable to Diamondback. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For the peer group corporations, Evercore calculated the following trading multiples:

•	Enterprise Value/2022 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2022; and

•	Enterprise Value/2023 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2023.

The mean and median Enterprise Value to EBITDA trading multiples of the peer group corporations are set forth below.

Benchmark	Mean	Median
Enterprise Value/2022 EBITDA	4.5x	4.2x
Enterprise Value/2023 EBITDA	4.7x	4.8x

The table below includes relevant multiple ranges selected by Evercore based on the resulting range of Enterprise Value to EBITDA multiples and certain other considerations related to the specific characteristics Diamondback noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2022 EBITDA	4.5x—5.5x
Enterprise Value/2023 EBITDA	5.0x—6.0x

Exchange Ratio Summary

Evercore analyzed the implied exchange ratios resulting from the various valuation methodologies utilized to value the Common Units and Common Stock. These valuation methodologies included five-year and nine-year Discounted Cash Flow Analyses, Peer Group Trading Analyses and Sum-of-the-Parts Peer Group Analyses. The low to high exchange ratio using five-year Discounted Cash Flow Analyses (EBITDA exit) was 0.0890x to 0.1391x. The low to high exchange ratio using five-year Discounted Cash Flow Analyses (perpetuity growth) was 0.0859x to 0.1239x. The low to high exchange ratio using nine-year Discounted Cash Flow Analyses (EBITDA exit) was 0.0962x to 0.1414x. The low to high exchange ratio using nine-year Discounted Cash Flow Analyses (perpetuity growth) was 0.0946x to 0.1319x. The low to high exchange ratio using Peer Group Trading Analyses (2022E and 2023E Enterprise Value/EBITDA(X)) was 0.0622x to 0.1272x. The low to high exchange ratio using Peer Group Trading Analyses (2022E and 2023E Price/Distributable Cash Flow) was 0.0575x to 0.1045x. The low to high exchange ratio using Sum-of-the-Parts Peer Group Analyses (2022E and 2023E EBITDA(X)) was 0.0548x to 0.1086x.

Evercore compared the results of the foregoing analyses to the Exchange Ratio of 0.1130x shares of Common Stock for each Common Unit held by the Unaffiliated Unitholders and noted that the Exchange Ratio was within or above the range of the implied exchange ratios for each of the valuation techniques reviewed by Evercore.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the Merger, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion to the Conflicts Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the Exchange Ratio. No company used in the above analyses as a comparison is directly comparable to Rattler and no precedent transaction used is directly comparable to the Merger. Furthermore, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the corporations, MLPs or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Rattler and its advisors.

Evercore prepared these analyses solely for the information and benefit of the Conflicts Committee and for the purpose of providing an opinion to the Conflicts Committee as to whether the Exchange Ratio is fair, from a financial point of view, to the Unaffiliated Unitholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the opinion was approved by an opinion committee of Evercore.

Except as described above, the Conflicts Committee imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. The terms and conditions of the Merger Agreement and the related terms and conditions of the transaction were determined through arm’s-length negotiations between the Conflicts Committee and Diamondback. Evercore did not recommend any specific consideration to the Conflicts Committee or recommend that any specific consideration constituted the only appropriate consideration in the Merger. Evercore’s opinion was only one of many factors considered by the Conflicts Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Conflicts Committee with respect to the Merger or the Exchange Ratio.

Under the terms of Evercore’s engagement letter with Rattler and the Conflicts Committee, Rattler has agreed to pay Evercore a fee of $1,500,000 upon rendering its opinion and a closing fee of $1,000,000 upon Closing. Evercore also accrued a fee of $250,000 upon execution of its engagement letter with Rattler and the Conflicts Committee. A discretionary fee of up to an additional $250,000 may be payable, at the sole discretion of Conflicts Committee, upon Closing. In addition, Rattler has agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, officers, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of its engagement, or to contribute to payments which any of such persons might be required to make with respect to such liabilities.

During the two-year period prior to the date hereof, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Rattler or Diamondback or their affiliates and Evercore has not received any compensation from Rattler or Diamondback or their affiliates during such period. Evercore and its affiliates may provide financial advisory or other services to Rattler and Diamondback in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Rattler, Diamondback, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Rattler or Diamondback.

Golden Parachute Compensation

No executive officer or director of the General Partner is entitled to or will receive any severance payments or “golden parachute compensation” in connection with Merger.

No Dissenters’ or Appraisal Rights

The Public Unitholders will not have dissenters’ or appraisal rights in connection with the Merger under applicable law or contractual appraisal rights under the Partnership Agreement or the Merger Agreement.

Regulatory Matters

In connection with the Merger, Diamondback and Rattler each intends to make all required filings under the Securities Act and the Exchange Act, as well as any required filings or applications with Nasdaq. Diamondback and Rattler are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is required for the consummation of the Merger.

The Merger is not reportable under the HSR Act, and therefore, no filings with respect to the Merger were required with the FTC or the DOJ.

Listing of Common Stock to be Issued in the Merger; Delisting and Deregistration of Common Units

Diamondback expects to obtain authorization to list the shares of Common Stock to be issued pursuant to the Merger Agreement on Nasdaq, subject to official notice of issuance, which approval is a condition to the Closing. Upon completion of the Merger, Common Units will cease to be listed on Nasdaq and will be subsequently deregistered under the Exchange Act.

Post-Closing Status of Rattler

After the consummation of the Merger, it is expected that Rattler will remain a wholly owned subsidiary of Diamondback. There are no definite plans to reorganize or transfer Rattler or any of its assets immediately following the Closing as of the date of this information statement/prospectus.

Accounting Treatment

The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary. As Diamondback controls Rattler and will continue to control Rattler after the Merger, the change in Diamondback’s ownership interest in Rattler will be accounted for as an equity transaction, and no gain or loss will be recognized in Diamondback’s consolidated statement of operations resulting from the Merger.

In addition, after the Closing, Diamondback will no longer reflect the ownership interest previously held by the Public Unitholders as noncontrolling interests on Diamondback’s consolidated balance sheet, nor will Diamondback attribute a portion of Rattler’s net income to these former unitholders on its consolidated statement of operations.

Litigation Relating to the Merger

On June 20, 2022, counsel of a purported Public Unitholder filed a lawsuit, entitled Brian Broking vs. Rattler Midstream LP, et al., in the United States District Court for the Southern District of New York. The plaintiff alleges, among other things, that the information statement/prospectus filed by Diamondback with the SEC on June 13, 2022 in connection with the proposed Merger contains materially incomplete and misleading information and omits material information with respect to the Merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiff claims to seek, among other things, potential injunctive relief unless the defendants disclose the alleged omitted material information.

Diamondback and Rattler believe that the claims asserted in this lawsuit are without merit and intend to defend against all claims asserted. Additional lawsuits arising out of or relating to the Merger Agreement and the transactions contemplated thereby may be filed in the future.

Interests of Certain Persons in the Merger

The Limited Partners should be aware that Rattler is controlled by Diamondback through its ownership of the General Partner. The General Partner owns all of the outstanding general partner interests in Rattler. As a result, Diamondback controls who is appointed to the GP Board and thereby could be seen as controlling all of Rattler’s decisions, other than those involving certain conflicts of interest with Diamondback or that require an affirmative vote of the Limited Partners pursuant to the Partnership Agreement. In addition, as of July 18, 2022, Diamondback, through E&P, its wholly owned subsidiary, beneficially owned all of Rattler’s 107,815,152 outstanding Class B Units, representing approximately 74% of Rattler’s total outstanding units.

Existing Relationships of Diamondback Officers with Rattler

Certain persons associated with Diamondback have a relationship with Rattler. Diamondback controls the General Partner as its sole member. Through its ownership of all of the limited liability company interests in the General Partner, Diamondback elects all members of the GP Board. Accordingly, Diamondback has appointed to the GP Board, and has the ability to remove from the GP Board, each of the directors of the General Partner, including, subject to the terms of the Merger Agreement restricting the removal of the Conflicts Committee members during the pendency of the Merger Agreement, each of the members of the Conflicts Committee.

In addition, certain of the directors and executive officers of the General Partner also serve as directors and/or officers of Diamondback (or one of its subsidiaries).

Name	Position at Diamondback	Position at the General Partner
Travis D. Stice	Chairman of the Board and Chief Executive Officer	Director and Chief Executive Officer

Matthew Kaes Van’t Hof	President and Chief Financial Officer	President and Director

Teresa L. Dick	Executive Vice President, Chief Accounting Officer and Assistant Secretary	Chief Financial Officer, Executive Vice President and Assistant Secretary

Matt Zmigrosky	Executive Vice President, General Counsel and Secretary	Executive Vice President, General Counsel and Secretary

Steven E. West	Director	Chairman of the Board

The following table sets forth the beneficial ownership of Diamondback Common Stock and Rattler Common Units held by: (1) any person known by Diamondback and Rattler to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Common Units; (2) the directors and named executive officers of Diamondback, individually, and the directors and executive officers as a group; and (3) the directors and named executive officers of the General Partner, individually, and the directors and executive officers as a group. The percentages of ownership in the table are based on 173,626,224 shares of Common Stock outstanding as of July 18, 2022 and 38,445,342 Common Units outstanding as of July 18, 2022.

Name and Address of Beneficial Owner	Number of shares of Common Stock and Nature of Diamondback Beneficial Ownership(1)		Percent of Class	Number of Common Units and Nature of Rattler Beneficial Ownership(1)		Percent of Class
The Vanguard Group	20,662,136	(2)	11.9%	—		—
BlackRock, Inc.	13,938,631	(3)	8.0%	—		—
State Street Corporation	11,211,655	(4)	6.5%	—		—
The Blackstone Group Inc.	10,590,033	(5)	6.1%	—		—
Cardinal Capital Management, LLC	—		—	3,199,594	(6)	8.3%
ClearBridge Investments, LLC	—		—	3,086,248	(7)	8.0%
Capital World Investors	—		—	2,859,750	(8)	7.4%
Macquarie Group Limited	—		—	2,269,273	(9)	5.9%
Travis D. Stice	398,543	(10)	*	132,281	(11)	*
Matthew Kaes Van’t Hof	38,817	(12)	*	406,884	(13)	1.1%
Teresa L. Dick	49,757	(14)	*	27,107	(15)	*
Matt Zmigrosky	16,459	(16)	*	11,339	(17)	*
Steven E. West	6,191	(18)	*	36,356		*
Vincent K. Brooks	5,400	(18)	*	—		—
Michael P. Cross	12,264	(18)(19)	*	—		—
David L. Houston	16,764	(18)	*	—		—
Rebecca A. Klein	—	(20)
Stephanie K. Mains	5,400	(18)	*	—		—
Mark L. Plaumann	17,364	(18)(21)	*	—		—
Melanie M. Trent	8,804	(18)	*	—		—
Frank D. Tsuru	—	(20)
Laurie H. Argo	—		—	26,481		*
Arturo Vivar	—		—	40,231		*
Directors and Executive Officers of Diamondback as a Group (16 persons)	610,974		*	604,711		1.6%
Directors and Executive Officers of Rattler as a Group (7 persons)	509,767		*	680,679		1.7%

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. In computing percentage ownership of each person, (i) shares of Common Stock and/or Common Units subject to options held by that person that are exercisable as of July 18, 2022 for Diamondback and Rattler and (ii) shares of Common Stock subject to options or restricted stock units and/or Common Units subject to options or phantom units held by that person that are exercisable or vesting within 60 days of July 18, 2022 for Diamondback and Rattler, are all deemed to be beneficially owned. These shares of Common Stock and Common Units, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares of Common Stock and Common Units beneficially owned is based on 173,626,224 shares of Common Stock and 38,445,342 Common Units outstanding as of July 18, 2022. Unless otherwise indicated, all amounts exclude shares of Common Stock issuable upon the exercise of outstanding options and vesting of restricted stock units and Common Units issuable upon the exercise of outstanding options and vesting of phantom units that are not exercisable and/or vested as of July 18,2022 for Diamondback and Rattler, or within 60 days of July 18, 2022 for Diamondback and Rattler. Except as noted, each stockholder and unitholder in the above table is believed to have sole voting and sole investment power with respect to the shares of Common Stock and/or Common Units beneficially held.
(2)

Based solely on Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”). Vanguard reported sole dispositive power over 19,958,160 shares of Common Stock, shared voting power over 282,462 shares of Common Stock and shared dispositive power over 703,976 shares of Common Stock of the aggregate amount beneficially owned reported herein.

(3)

Based solely on Schedule 13G filed with the SEC on February 8, 2022 by BlackRock, Inc. (“BlackRock”). BlackRock reported beneficial ownership of 13,938,631 shares of Common Stock. No sole or shared voting power and no sole or shared dispositive power was reported by BlackRock.

(4)

Based solely on Schedule 13G/A filed with the SEC on February 10, 2022 by State Street Corporation (“State Street”). State Street reported beneficial ownership of 11,211,655 shares of Common Stock, as well as shared voting power over 10,594,555 shares of Common Stock and shared dispositive power over 11,173,356 shares of Common Stock. No sole voting power and no sole dispositive power was reported by State Street.

(5)

Based solely on Schedule 13G/A jointly filed with the SEC on February 11, 2022 by Guidon Operating LLC, BCP GEMS Holdings LLC, Guidon Energy L.L.C., Guidon FinanceCo LLC, Guidon Energy MidCo II LLC, Guidon Energy MidCo LLC, Guidon Energy Holdings LP, Guidon Energy Holdings GP LLC, BX Guidon Topco LLC, Blackstone Management Associates VI L.L.C., Blackstone Energy Management Associates II L.L.C., BMA VII L.L.C., Blackstone EMA II L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., Blackstone Inc., Blackstone Group Management L.L.C. and Steven A. Schwarzman (collectively, the “Blackstone reporting persons”). Guidon Operating LLC, BCP GEMS Holding LLC and Guidon Energy L.L.C. are together referred to herein as the “Blackstone Funds.” Each Blackstone reporting person may be deemed to beneficially own the shares of Common Stock beneficially owned by the Blackstone Funds or indirectly controlled by it or him. Each such Blackstone reporting person expressly disclaims beneficial ownership of such securities in excess of its or his pecuniary interest therein.

(6)

Based solely on Schedule 13G filed with the SEC on February 14, 2022 by Cardinal Capital Management, LLC (“Cardinal Capital”). Cardinal Capital reported beneficial ownership of 3,199,594 Common Units, as well as sole voting power over 2,730,898 Common Units and sole dispositive power over 3,199,594 Common Units. No shared voting power and no shared dispositive power was reported by Cardinal Capital.

(7)

Based solely on Schedule 13G/A filed with the SEC on February 9, 2022 by ClearBridge Investments, LLC (“ClearBridge”). The securities reported are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of ClearBridge, an indirect wholly owned subsidiary of Franklin Resources, Inc. ClearBridge reported beneficial ownership of, as well as sole voting power and sole dispositive power over, 3,086,248 Common Units. No shared voting power and no shared dispositive power was reported by ClearBridge.

(8)

Based solely on Schedule 13G filed with the SEC on February 16, 2021 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company. Capital World reported beneficial ownership of, as well as sole voting power and sole dispositive power over, 2,859,750 Common Units. No shared voting power and no shared dispositive power was reported by Capital World.

(9)

Based solely on Schedule 13G filed with the SEC on February 11, 2022 by Macquarie Group Limited on behalf of itself and Macquarie Management Holdings Inc., Macquarie Investment Management Business Trust and Ivy Investment Management Company. As of December 31, 2021, Macquarie Management Holdings Inc. had sole voting and dispositive power over 2,268,849 shares, Macquarie Investment Management Business Trust had sole voting and dispositive power over 2,268,849 shares, and Ivy Investment Management Company had shared voting and dispositive power over 424 shares. Macquarie Group Limited is deemed to beneficially own 2,269,273 shares due to its ownership of the entities above.

(10)

All of these shares are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Excludes (i) 11,499 restricted stock units that are scheduled to vest on March 1, 2023 and (ii) 18,455 restricted stock units granted on March 1, 2022 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2023. Also excludes (i) 66,714 performance-based restricted stock units awarded to Mr. Stice on March 1, 2020 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2022, (ii) 51,748 performance-based restricted stock units awarded to Mr. Stice on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2023 and (iii) 41,524 performance-based restricted stock units awarded to Mr. Stice on March 1, 2022 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2024.
(11)

All of these units are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Excludes 45,715 phantom units that are scheduled to vest in two remaining substantially equal installments beginning on May 28, 2023.

(12)

Excludes (i) 6,037 restricted stock units, that are scheduled to vest on March 1, 2023, (ii) 7,690 restricted stock units granted on March 1, 2022 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2023, (iii) 8,790 restricted stock units that are scheduled to vest in five equal annual installments beginning on March 1, 2025, (iv) 13,183 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2021 and are scheduled to vest in five equal annual installments beginning on March 1, 2025, (v) 31,133 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2020 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2022, (vi) 27,168 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2023 and (vii) 17,302 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2022 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2024.

(13)	Excludes 457,143 phantom units that are scheduled to vest in two remaining substantially equal installments beginning on May 28, 2023.
(14)

Excludes (i) 3,450 restricted stock units that are scheduled to vest on March 1, 2023 and (ii) 4,101 restricted stock units that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2023. Also excludes (i) 17,790 performance-based restricted stock units awarded to Ms. Dick on March 1, 2020, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2022, (ii) 15,524 performance-based restricted stock units awarded to Ms. Dick on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2023, and (iii) 9,228 performance-based restricted stock units awarded to Ms. Dick on March 1, 2022 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2024.

(15)	Excludes 22,858 phantom units that are scheduled to vest in two remaining equal installments beginning on May 28, 2023.
(16)

Excludes (i) 2,760 restricted stock units that are scheduled to vest on March 1, 2023 and (ii) 4,101 restricted stock units that are scheduled to vest in two approximately equal annual installments beginning on March 1, 2023. Also excludes (i) 14,232 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2020 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2022, (ii) 12,420 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2023 and (iii) 9,228 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2022 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three years performance period ending on December 31, 2024.
(17)	Excludes 9,143 phantom units that are scheduled to vest in two remaining substantially equal installments beginning on May 28, 2023.
(18)	Excludes 1,274 restricted stock units, which will vest on the earlier of June 9, 2023 and the date of the 2023 annual meeting of stockholders.
(19)	These shares are held by the Michael P. Cross Revocable Trust, of which Mr. Cross is a co-trustee.
(20)	Excludes 1,168 restricted stock units, which will vest on the earlier of June 9, 2023 and the date of the 2023 annual meeting of stockholders.
(21)

These shares are held by Greyhawke Capital Advisors LLC (“Greyhawke”) of which Mr. Plaumann is the managing member. Mr. Plaumann holds a 50% ownership interest in Greyhawke and may be deemed to have a pecuniary interest in these securities.

THE MERGER AGREEMENT

This section of this information statement/prospectus describes the material provisions of the Merger Agreement but does not describe all of the terms of the Merger Agreement and may not contain all of the information about the Merger Agreement that is important to you. The following summary is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement/prospectus and incorporated by reference herein. You are urged to read the full text of the Merger Agreement because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and this summary is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Diamondback, Rattler, the General Partner or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Diamondback, Rattler, the General Partner or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Diamondback’s or Rattler’s public disclosures incorporated by reference in this information statement/prospectus. Capitalized terms used but not defined in this section shall have the respective meanings given to them in the Merger Agreement.

The Merger; Effective Time; Closing

Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the Effective Time, (a) Merger Sub will merge with and into Rattler, with Rattler continuing as the surviving entity and a wholly owned subsidiary of Diamondback, and (b) each issued and outstanding Public Common Unit will be converted into the right to receive 0.113 of a share of Common Stock of Diamondback.

At the Effective Time, (i) each Partnership Phantom Unit, other than Director Phantom Units, that is outstanding immediately prior to the Effective Time, will cease to relate to or represent any right to receive Common Units and will be converted, at the Effective Time, into an award of Parent RSUs equal to the product of (A) the number of Common Units subject to the corresponding Partnership Phantom Unit as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, such product rounded up to the nearest whole share, and with such Parent RSUs otherwise on the same terms and conditions as were applicable to the corresponding Partnership Phantom Units, including any applicable payment timing provisions and distribution equivalent rights, as applicable (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Parent RSU); and (ii) each Director Phantom Unit will become fully vested and automatically convert into the right to receive, with respect to each Common Unit subject thereto, the Merger Consideration plus any accrued but unpaid amounts in relation to distribution equivalent rights (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Director Phantom Unit). The conversion of a Director Phantom Unit as provided in clause (ii) of the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Director Phantom Unit other than, from and after the Effective Time, the right to receive the Merger Consideration plus any accrued but unpaid amounts in relation to distribution equivalent rights (and dividend equivalent rights as described in such clause if applicable) in respect of each Common Unit subject to such converted Director Phantom Unit.

From and after the Effective Time, the former holder of any Partnership Phantom Unit (other than the Director Phantom Units) will only be entitled to receive Parent RSUs in respect of such Partnership Phantom Unit, which Parent RSUs will include a right to receive payment of any amounts with respect to accrued distribution equivalent right payments as of the Closing (and dividend equivalent rights beginning at the Effective Time if applicable) in accordance with and subject to the same vesting, forfeiture, payment timing and other provisions as applied under the corresponding Partnership Phantom Unit. Each such Parent RSU will continue to have and be subject to the same vesting and other terms and conditions as applied to the corresponding Partnership Phantom Unit immediately before the Effective Time. If, as of the Effective Time, Diamondback does not have reserved for issuance a sufficient number of shares of Common Stock for delivery with respect to the Parent RSUs, Diamondback will take all corporate action necessary to reserve for issuance such number of shares of Common Stock.

At the Effective Time, (a) E&P will continue as a Limited Partner of Rattler and will continue to hold all of the outstanding Class B Units in Rattler, (b) by virtue of the Merger, Diamondback will be admitted as a Limited Partner of Rattler and will hold all of the outstanding Common Units in Rattler, (c) the General Partner will continue as the general partner of Rattler and (d) Rattler (as the surviving entity after the Merger) will continue without dissolution. Following the Closing, the Common Units will no longer be listed on Nasdaq.

Diamondback will not issue any fractional shares of Common Stock in the Merger. Instead of receiving any fraction of a share of Common Stock, all fractions of shares of Common Stock to which a Public Unitholder would otherwise have been entitled will be aggregated, rounded to three decimal places and entitle the holder to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of the fractional interest in shares of Common Stock to which such holder would otherwise be entitled and (ii) an amount equal to the average of the volume weighted average price per share of Common Stock on Nasdaq (as reported by Bloomberg L.P., or, if not reported therein, in another authoritative source mutually selected by Diamondback and the General Partner) on each of the ten consecutive trading days ending with the complete trading day immediately prior to the Closing Date.

The Effective Time will occur at such time as Diamondback and Rattler cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Diamondback and Rattler in writing and specified in the certificate of merger.

The Closing will take place on the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as Diamondback and Rattler may agree.

Conditions to Completion of the Merger

The obligations of Diamondback and Rattler to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•	the Written Consent must not have been amended, modified, withdrawn, terminated or revoked;

•

no restraint is in effect enjoining, restraining, preventing or prohibiting the completion of the transactions contemplated by the Merger Agreement or making the completion of the transactions contemplated by the Merger Agreement illegal;

•

the registration statement of which this information statement/prospectus forms a part must have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC;

•

this information statement/prospectus must have been mailed to all Public Unitholders following the effectiveness of the registration statement, of which this information statement/prospectus forms a part, and at least 20 days prior to the Closing; and

•	Common Stock deliverable to the Limited Partners as contemplated by the Merger Agreement must have been authorized for listing on Nasdaq, subject to official notice of issuance.

The obligations of the Parent Parties to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties in the Merger Agreement of Rattler and the General Partner:

•

with respect to Rattler, the General Partner and their respective subsidiaries being a legal entity duly incorporated, formed or organized, validly existing and in good standing under the applicable laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and having all requisite corporate, limited liability company, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so incorporated, formed, organized or existing (other than with respect to Rattler or the General Partner) or in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Rattler, being true and correct in all respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

with respect to Rattler’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby, and the absence of certain changes or events, being true and correct in all respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

with respect to Rattler’s capitalization, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

•

with respect to all other representations and warranties, being true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” on Rattler and its subsidiaries set forth in any individual representation or warranty, other than with respect to the filing of documents with the SEC, undisclosed liabilities, internal controls and information supplied for inclusion in this information statement/prospectus) does not have, and would not reasonably be expected to have, individually or in the aggregate, a “material adverse effect” on Rattler and its subsidiaries, taken as a whole;

•	Rattler and the General Partner having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement at or prior to the Closing Date; and

•

the receipt by Diamondback of a certificate signed on behalf of Rattler and the General Partner by an executive officer of the General Partner certifying that the preceding conditions have been satisfied.

The obligation of Rattler to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties in the Merger Agreement of the Parent Parties:

•

with respect to each of the Parent Parties being a legal entity duly incorporated, formed or organized, validly existing and in good standing under the applicable laws of the State of Delaware, and having all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Diamondback, being true and correct in all respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

with respect to the Parent Parties’ authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, and the absence of certain changes or events, being true and correct in all respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

with respect to the Parent’s capitalization and valid issuance of the Common Stock as Merger Consideration, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

•

with respect to all other representations and warranties, being true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” on Diamondback set forth in any individual representation or warranty), other than with respect to the filing of documents with the SEC, undisclosed liabilities, internal controls and information supplied for inclusion in this information statement/prospectus does not have, and would not reasonably be expected to have, individually or in the aggregate, a “material adverse effect” on Diamondback;

•	the Parent Parties having performed in all material respects all obligations required to be performed by each of them under the Merger Agreement at or prior to the Closing Date; and

•	the receipt by Rattler of a certificate signed on behalf of the Diamondback by an executive officer of Diamondback certifying that the preceding conditions have been satisfied.

For purposes of the Merger Agreement, the term “material adverse effect” means, when used with respect to a person, any change, condition, circumstance, effect, event, development, state of facts or occurrence that, individually or in the aggregate, (x) has a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of such person and its subsidiaries, taken as a whole, or (y) prevents or materially impedes, interferes with or hinders a party’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger and the Common Stock Issuance, on or before December 31, 2022; provided, however, that, with respect to clause (x), any adverse changes, conditions, circumstances, effects, events, developments, state of facts or occurrences arising out of or resulting from or attributable to any of the following will be disregarded in determining whether a material adverse effect has occurred: (i) changes, conditions, circumstances, effects, events, developments, state of facts or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which such person operates; (ii) the announcement or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the initiation of litigation by any person with respect to the Merger Agreement and the transactions contemplated thereby, or, except specifically for purposes of determining whether there is a breach of the representations and warranties made by the applicable parties in the Merger Agreement relating to noncontravention by the parties and the satisfaction of the closing conditions set forth in the Merger Agreement with respect to such representations and warranties, the taking of any action expressly permitted or expressly contemplated by the Merger Agreement; (iii) any change in the market price or trading volume of the limited partner interests, units, shares of common stock or other equity securities of such person or the credit rating of such person (it being understood and agreed that the foregoing does not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); (iv) acts of war, terrorism, sabotage (including domestic terrorism, cyberterrorism, hacking, ransomware or any other electronic attack) or other hostilities (or the escalation of the foregoing), whether or not pursuant to the declaration of a national emergency or war, pandemics (including COVID-19), epidemics or natural disasters or other force majeure events; (v) changes in any applicable laws or regulations applicable to such person or applicable accounting regulations or principles or the interpretation thereof; (vi) any proceedings commenced by or involving any current or former member, partner or stockholder of such person or any of its subsidiaries arising out of or related to the Merger Agreement, or the transactions contemplated by the Merger Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, natural gas or other carbon-based sources of energy or power; (viii) any failure of a person to meet any internal or external projections, budgets, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing does not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); and (ix) with respect to Diamondback only, any effect to the extent resulting from a change, condition, circumstance, effect, event, development, state of facts or occurrence that has a material adverse effect on Rattler and its subsidiaries; provided, however, that changes, conditions, circumstances, effects, events, developments, state of facts or occurrences referred to in clauses (i), (v) and (vii) above will be considered for purposes of determining whether there has been a material adverse effect if and to the extent such changes, conditions, circumstances, effects, events, developments, states of facts or occurrences have had a disproportionate adverse effect on such person and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries and in the geographic markets in which such person and its subsidiaries operate.

For purposes of the Merger Agreement, except where expressly provided otherwise, Rattler and its subsidiaries are not considered subsidiaries of Diamondback or E&P and each of OMOG JV LLC and Remuda Midstream Holdings LLC (each, a “Non-Operated Joint Venture”) is considered a subsidiary of Rattler.

Representations and Warranties

The Merger Agreement contains representations and warranties by the Parent Parties, on the one hand, and Rattler and the General Partner, on the other hand.

These representations and warranties have been made solely for the benefit of the parties to the Merger Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by certain public disclosures of the parties and disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures may not be reflected in the Merger Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

Accordingly, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this information statement/prospectus and in the documents incorporated by reference into this information statement/prospectus, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

The representations and warranties made by the Parent Parties relate to, among other things:

•	organization, standing and similar organizational matters;

•	capital structure;

•

due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	documents filed with the SEC;

•	no undisclosed liabilities or obligations;

•	maintenance of a system of internal controls;

•	absence of certain changes or events since March 31, 2022;

•	legal proceedings;

•	compliance with applicable laws;

•	information supplied in connection with this information statement/prospectus and the registration statement of which it is a part;

•	tax matters;

•	brokers and other advisors;

•	ownership of the Class B units of Rattler and the general partner interest in Rattler; and

•	the Investment Company Act of 1940, as amended.

The representations and warranties made by Rattler and the General Partner relate to, among other things:

•	organization, standing and similar organizational matters;

•	capital structure;

•

due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	documents filed with the SEC;

•	no undisclosed liabilities or obligations;

•	maintenance of a system of internal controls;

•	absence of certain changes or events since March 31, 2022;

•	legal proceedings;

•	compliance with applicable laws and the possession of certain permits;

•	environmental matters;

•	information supplied in connection with this information statement/prospectus and the registration statement of which it is a part;

•	tax matters;

•	benefit plans and other employee matters;

•	regulatory matters;

•	the receipt by the Conflicts Committee of an opinion of the Conflicts Committee’s financial advisor;

•	brokers and other advisors; and

•	the Investment Company Act of 1940, as amended.

Conduct of Business Prior to Closing

Under the Merger Agreement, Diamondback, on the one hand, and each of Rattler and the General Partner, on the other hand, has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, unless the other party gives its prior written consent (which consent cannot be unreasonably withheld, conditioned or delayed).

Subject to certain exceptions, unless Diamondback consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), Rattler and the General Partner have agreed, and will cause each of their respective subsidiaries (except that with respect to each Non-Operated Joint Venture such obligation will be limited to exercising the governance rights that Rattler holds in such Non-Operated Joint Venture), to (i) conduct its business in the ordinary course of business in all material respects; provided, that it will not prohibit Rattler and its subsidiaries from taking commercially reasonable actions outside of the ordinary course of business in response to (x) changes or developments resulting or arising from COVID-19 or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to Rattler to take commercially reasonable actions outside of the ordinary course of business, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, if any, (iii) use commercially reasonable efforts to keep in full force and effect all material permits and all material insurance policies maintained by Rattler and its subsidiaries, other than changes to such policies made in the ordinary course of business, and (iv) use commercially reasonable efforts to comply in all material respects with all applicable laws and the requirements of Rattler material contracts. During the period from the date of the Merger Agreement until the Effective Time, if permitted by applicable laws, the General Partner will cause Rattler and OpCo to declare and pay regular quarterly cash distributions, determined in each case in a manner consistent with past practice so long as in no event will the regular quarterly cash distribution declared or paid by Rattler to the Public Unitholders be less than $0.30 per Common Unit unless prohibited by applicable laws.

Subject to certain exceptions, unless Diamondback consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), Rattler and the General Partner will not, and will not permit their respective subsidiaries to (except that with respect to each Non-Operated Joint Venture such obligation will be limited to exercising the governance rights that Rattler holds in such Non-Operated Joint Venture):

•

amend the organizational documents (whether by merger, consolidation, conversion or otherwise) of such entity in any manner that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•

with respect to Rattler and OpCo only, declare, authorize, set aside or pay any distribution payable in cash, equity or property in respect of their respective equity interests other than as contemplated above;

•

issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any equity securities of Rattler or any of its subsidiaries, or securities convertible or exchangeable into or exercisable for any equity securities, or any options, warrants or other rights of any kind to acquire any equity securities or such convertible or exchangeable securities or interests other than issuances of Common Units upon vesting or settlement of Partnership Phantom Units that are outstanding on the date of the Merger Agreement or otherwise granted in compliance with the Merger Agreement;

•	split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any such entity’s capital stock or other equity interests;

•	adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law;

•

waive, release, assign, settle or compromise any proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to have a material adverse effect on Rattler and its subsidiaries;

•	make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP;

•

except as required by the terms of any benefit plan of Rattler existing and in effect on the date of the Merger Agreement or as contemplated by the Merger Agreement, (w) establish, adopt, materially amend or modify, commence participation in or terminate (or commit to establish, adopt, materially amend or modify, commence participation in or terminate) any material benefit plan of Rattler (or any plan or arrangement that would be a material benefit plan of Rattler if in effect as of the date of the Merger Agreement), (x) materially increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the General Partner, Rattler or any of their respective subsidiaries, or enter into or amend any employment, severance, termination, retention or consulting agreement, in each case, other than in the ordinary course of business, (y) accelerate any material rights or benefits under any benefit plan of Rattler or (z) grant or materially amend any Partnership LTIP Awards or other equity awards, except in the ordinary course of business; or

•

agree, in writing or otherwise, to take any of the foregoing actions or take any action or agree, in writing or otherwise, to take any action that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Subject to certain exceptions, unless Rattler consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), Diamondback has agreed, and will cause each other Parent Party, to use commercially reasonable efforts to conduct its businesses in a manner not involving the entry by Diamondback or its subsidiaries into lines of business that are materially different than the lines of business of Diamondback and its subsidiaries on the date of the Merger Agreement.

Subject to certain exceptions, unless Rattler consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), Diamondback will not, and will not permit any of the other Parent Parties to:

•

amend Diamondback’s organizational documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (A) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the completion of the Merger or the other transactions contemplated by the Merger Agreement or (B) adversely affect rights associated with Common Stock in any material respect;

•	cause Diamondback to merge, consolidate or enter into any other business combination transaction or agreement with any person in which such other person is the surviving entity;

•

adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring of Diamondback or a plan or agreement of reorganization of Diamondback under any bankruptcy or similar law, or take any action to cause the liquidation, winding up or dissolution of Merger Sub;

•	split, combine, divide, subdivide, reverse split, reclassify, recapitalize, or effect any similar transaction with respect to Diamondback’s capital stock or other equity interests;

•

declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of Diamondback’s capital stock, other than regular quarterly base and variable cash dividends on Common Stock consistent with past Diamondback’s then-publicly disclosed capital return policy and other than dividends or distributions with a record date after the Effective Time; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Each of the Parent Parties, on the one hand, and Rattler and the General Partner, on the other hand, will cooperate with the other and use and cause their respective subsidiaries to use their reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than December 31, 2022), including, for the avoidance of doubt, in the case of Diamondback and the General Partner, until the Effective Time or the termination of the Merger Agreement, retaining ownership and voting control, directly or indirectly, over all Class B Units and the general partner interest in Rattler beneficially owned by Diamondback, any of its subsidiaries or the General Partner, as applicable, as of the date of the Merger Agreement or acquired thereafter, and to complete and make effective the transactions contemplated by the Merger Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents; (ii) obtain promptly (and in any event no later than December 31, 2022) all approvals, consents, waivers, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to complete the transactions contemplated by the Merger Agreement; and (iii) defend any proceedings challenging the Merger Agreement or the completion of the transactions contemplated by the Merger Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to complete the transactions contemplated by the Merger Agreement. No party to the Merger Agreement nor its affiliates will be obligated to offer or commit or consent to take or refrain from taking any action pursuant to any request or requirement of any governmental authority that involves (i) making any divestiture or disposition of any portion of any business or assets or (ii) accepting or entering any consent decree or hold separate order. In addition, the ability of Diamondback to enter into or effect any acquisition (whether by purchase or merger or otherwise) or disposition approved by the Diamondback Board will not be limited so long as such acquisition or disposition is not reasonably expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Dividends and Distributions

After the date of the Merger Agreement and prior to the Effective Time, each of Diamondback and Rattler will coordinate with the other regarding the timing of the Closing and the timing of any declaration of any dividends or distributions in respect of Common Stock and Common Units and the record dates and payment dates relating thereto. It is the intention of Diamondback and Rattler that the Public Unitholders will not receive, for any quarter, distributions both in respect of Common Units and also dividends in respect of Common Stock they receive in exchange therefor in the Merger, but that they will receive for any such quarter either: (i) only distributions in respect of Common Units or (ii) only dividends in respect of Common Stock that they receive in exchange therefor in the Merger.

Conflicts Committee

Prior to the earlier of the Effective Time and the termination of the Merger Agreement, Diamondback shall not, and it shall not permit any of its subsidiaries to, take any action intended to cause the General Partner to, without the consent of a majority of the then existing members of the Conflicts Committee, eliminate the Conflicts Committee, revoke or diminish the authority of the Conflicts Committee, increase the size of the Conflicts Committee or remove or cause the removal of any director of the General Partner who is a member of the Conflicts Committee either as a director or as a member of the Conflicts Committee. This covenant does not apply to the removal of any director for Cause (as defined in the Merger Agreement) or the filling of any vacancies in the Conflicts Committee pursuant to the terms of the General Partner Company Agreement (as defined in the Merger Agreement).

Access to Information

Until completion of the Merger, each of the Parent Parties, Rattler and the General Partner has agreed to, and to cause each of its subsidiaries to, afford the other parties and their respective representatives, reasonable access during normal business hours and on certain conditions to all of its and its subsidiaries’ respective properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other representatives, in each case for integration and operational planning related to the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

From and after the Effective Time, to the fullest extent permitted under applicable laws, Diamondback will, and will cause Rattler (as the surviving entity of the Merger) to, (i) indemnify and hold harmless against any reasonable cost or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened legal proceeding, and provide advancement of expenses with respect to each of the foregoing to any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Diamondback, Rattler, the General Partner, E&P or any of their respective subsidiaries; and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of Rattler and the General Partner immediately prior to the Effective Time and ensure that the organizational documents of Rattler and the General Partner or any of their respective successors or assigns, if applicable, will for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of Rattler and the General Partner than are presently set forth in such organizational documents. In addition, Rattler (as the surviving entity of the Merger), or Diamondback, on behalf of Rattler if Diamondback, in its sole discretion, so elects, will maintain in effect for six years following the Effective Time Rattler’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Diamondback, Rattler, the General Partner, E&P or any of their respective subsidiaries, provided that in no event will Rattler or Diamondback, as applicable, be required to expend more than an amount per year equal to 300% of current annual premiums paid by Rattler for such insurance.

Certain Tax Matters

For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign tax that follows the U.S. federal income tax treatment), the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and will not take any action reasonably likely to cause the Merger not to so qualify. The Merger Agreement is intended to constitute a “plan of reorganization” within the meaning of the Treasury Regulations Section 1.368-2(g). The parties will prepare and file all tax returns consistent with the foregoing and will not take any inconsistent position on any tax return, except as otherwise required by applicable law.

Withholding Taxes

Each of the Parent Parties, Rattler (as the surviving entity of the Merger) and the exchange agent, as applicable, are entitled to deduct and withhold from any amounts, including the Merger Consideration, payable pursuant to the Merger Agreement to any person such amounts as the Parent Parties, Rattler (as the surviving entity of the Merger) or the exchange agent, as applicable, reasonably deems it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. Such deduction and withholding may be taken in securities, in which case the Parent Parties, Rattler (as the surviving entity of the Merger) or the exchange agent, as applicable, will be treated as having sold such securities for an amount of cash equal to the fair market value of such securities at the time of such deemed sale. To the extent that deducted and withheld amounts (including deemed proceeds from the deemed sale of securities) are paid over to the appropriate governmental authority, such amounts (including securities) will be treated for all purposes of the Merger Agreement as having been paid or issued to the person in respect of whom such deduction and withholding was made.

Adjustments to Prevent Dilution

The Merger Consideration, the Exchange Ratio and any other similar dependent item, as applicable, will be adjusted to reflect fully the effect of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of Common Units or shares of Common Stock, as applicable, that change the number of outstanding Common Units or shares of Common Stock between the date of the Merger Agreement and the Effective Time to provide the Public Unitholders the same economic effect as contemplated by the Merger Agreement prior to such event.

Nasdaq Listing, Delisting and Deregistration

Diamondback has agreed to use its reasonable best efforts to cause the shares of Common Stock to be issued in connection with the Merger to be authorized for listing on Nasdaq (subject to official notice of issuance) prior to the Effective Time.

Prior to the Closing, Rattler has agreed to cooperate and use its reasonable best efforts to cause the delisting of the Common Units from Nasdaq and the deregistration of such securities under the Exchange Act as promptly as practicable following the Closing in compliance with applicable law.

Section 16 Matters

Prior to the Effective Time, Rattler has agreed to take all steps as may be required (to the extent permitted under applicable laws) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or acquisitions of Common Stock (including derivative securities with respect to Common Stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Rattler, or will become subject to such reporting requirements with respect to Diamondback, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Treatment of Rattler Indebtedness

Upon written request of Diamondback, Rattler will, and will cause its subsidiaries to, deliver all notices and take all other actions reasonably requested by Diamondback that are required to facilitate in accordance with the terms thereof the termination of all commitments outstanding under the Credit Agreement, dated as of May 28, 2019, by and among OpCo, as borrower, Rattler, as parent, Wells Fargo Bank, National Association, as the administrative agent, and certain lenders from time to time party thereto, as amended, the repayment in full of all obligations, if any, outstanding thereunder, the release of all liens, if any, securing such obligations, and the release of guarantees in connection therewith on the Closing Date as of the Effective Time.

Upon written request of Diamondback, Rattler will, and will cause its subsidiaries to, and will use commercially reasonable efforts to cause its and their representatives to, as applicable, (i) deliver to the trustee under the Indenture, dated as of July 14, 2020, among Rattler, as issuer, certain of its subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Senior Notes Indenture”), at or prior to the Effective Time, a notice of optional redemption for up to all of the outstanding aggregate principal amount of Rattler’s 5.625% Senior Notes due 2025 (the “Senior Notes”), pursuant to the redemption provisions of the Senior Notes Indenture and the Senior Notes, which notice will be subject to the occurrence of the Effective Time, and (ii) provide assistance reasonably requested by Diamondback to facilitate the redemption of the Senior Notes Indenture identified by Diamondback and the satisfaction and discharge of the Senior Notes identified by Diamondback at the Effective Time pursuant to the redemption and satisfaction and discharge provisions, respectively, and other applicable provisions of the Senior Notes Indenture and, in each case, take any other actions reasonably requested by Diamondback that are customary or necessary in connection therewith.

Other Covenants and Agreements

The Merger Agreement also contains covenants relating to cooperation in the preparation of this information statement/prospectus and additional agreements relating to, among other things applicability of takeover statutes, fees and expenses, securityholder litigation and public announcements.

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the Closing:

•	by the mutual written consent of Diamondback and Rattler as duly authorized by the Diamondback Board and the Conflicts Committee, respectively; or

•	by either of Diamondback or Rattler:

•

if the Closing does not occur on or before December 31, 2022; provided that this termination right will not be available to (a) Diamondback or Rattler if the failure of the Closing to occur by December 31, 2022 was due to the failure of, in the case of Diamondback, a Parent Party, or, in the case of Rattler, Rattler or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such entity prior to the Closing, or (b) Diamondback or Rattler if, in the case of Diamondback, Rattler or the General Partner, or, in the case of Rattler, a Parent Party, has filed (and is then pursuing) an action seeking specific performance as permitted pursuant to the terms of the Merger Agreement; or

•

if any restraint by a governmental authority is in effect and has become final and nonappealable; provided that this termination right is not available to Diamondback or Rattler if such restraint was due to the failure of, in the case of Diamondback, a Parent Party, or, in the case of Rattler, Rattler or the General Partner, to perform any of its obligations under the Merger Agreement in any material respect;

•

by Diamondback if Rattler or the General Partner has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to Rattler’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the applicable limited partner voting requirements for approval of the Merger Agreement and transactions contemplated thereby, or the absence of certain changes or events are breached or failed to be true, in a way that the related condition to closing would not be satisfied, and such breach or failure is either incurable or not cured by Rattler or the General Partner within 30 days following receipt of written notice from Diamondback of such breach or failure (unless Diamondback or a Parent Party is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement); or

•

by Rattler (which termination may be effected for Rattler by the Conflicts Committee without the consent, authorization or approval of the GP Board) if Diamondback has breached or failed to perform any of its covenants or agreements in the Merger Agreement, or any representations or warranties with respect to the authority of Diamondback and the Parent Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, the due issuance of the Common Stock in connection with the Merger, or the absence of certain changes or events are breached or failed to be true, in a way that the related condition to Closing would not be satisfied, and such breach or failure is either incurable or not cured by Diamondback within 30 days following receipt of written notice from Rattler of such breach or failure (unless Rattler or the General Partner is in material breach of any representations, warranties, covenants or agreements in the Merger Agreement).

Effect of Termination; Termination Expenses

If the Merger Agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to any party. However, termination will not relieve any party of: (i) its obligation to reimburse the non-terminating party for its expenses, as set forth below, and (ii) any liability for failure to consummate the Merger and other transactions contemplated by the Merger Agreement when required under the agreement or for intentional fraud or any “willful breach” (as defined in the Merger Agreement). Notwithstanding the foregoing, in no event shall the General Partner or Rattler have any liability for any matter set forth in the preceding sentence for any action taken or omitted to be taken by the General Partner, Rattler, any of their respective subsidiaries or any of their respective representatives at the direction of Diamondback, any of Diamondback’s subsidiaries or any of their respective representatives.

The Merger Agreement contains various amounts payable under the circumstances described below.

•

if the Merger Agreement is validly terminated by Diamondback due to a material uncured breach by Rattler or the General Partner of any of its covenants or agreements, or representations or warranties with respect to Rattler’s and the General Partner’s authority to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, then Rattler will promptly pay Diamondback’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Diamondback and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $3.5 million; and

•

if the Merger Agreement is validly terminated by Rattler due to a material uncured breach by Diamondback of any of its covenants or agreements, or representations or warranties with respect to the authority of the Parent Parties to execute the Merger Agreement and complete the transactions contemplated by the Merger Agreement, then Diamondback will promptly pay Rattler’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Rattler and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $3.5 million.

Amendment or Supplement

At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects by written agreement of the parties, by action taken or authorized by the Diamondback Board and the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved by the Conflicts Committee; provided, further, that there will be no amendment or change to the provisions of the Merger Agreement that by applicable laws, the Partnership Agreement or stock exchange rule would require further approval by the Limited Partners without obtaining the requisite approval by the Limited Partners.

GP Board Consent

Unless otherwise expressly set forth in the Merger Agreement, whenever a determination, decision, approval, consent, waiver or agreement of Rattler or the General Partner is required pursuant to the Merger Agreement (including any determination to exercise or refrain from exercising any termination rights or to enforce the terms of the Merger Agreement (including specific performance)), such approval, consent, waiver, decision or determination must be authorized by the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee. This provision does not operate to require Conflicts Committee approval in connection with actions or decisions taken by the General Partner and/or the GP Board in connection with any defense or settlement of securityholder litigation contemplated by the terms of the Merger Agreement.

Assignment

The Merger Agreement and any interests, rights or obligations under the Merger Agreement are not assignable, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties.

Specific Performance

The parties to the Merger Agreement have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Each of the parties has agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) either party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party has further agreed that no party is required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy, and each party has irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Governing Law

The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware.

COMPARISON OF RIGHTS OF DIAMONDBACK STOCKHOLDERS AND RATTLER UNITHOLDERS

Diamondback is a Delaware corporation, and Rattler is a Delaware limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a corporation. The rights of Diamondback Stockholders are governed by Diamondback’s Amended and Restated Certificate of Incorporation, filed with the Secretary of the State of Delaware on October 11, 2012, as amended by the Certificate of Amendment No. 1 and Certificate of Amendment No. 2 filed with the Secretary of the State of Delaware on December 7, 2016 and June 3, 2021, respectively (the “Diamondback Charter”), the Second Amended and Restated Bylaws adopted by the Diamondback Board as of November 18, 2019 (the “Diamondback Bylaws” and, together with the Diamondback Charter, the “Diamondback Organizational Documents”), and the Delaware General Corporation Law (the “DGCL”). The rights of Rattler’s unitholders are governed by the First Amended and Restated Agreement of Limited Partnership, dated as of May 28, 2019 (the “Partnership Agreement”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”). If the Merger is completed, the rights of Rattler’s unitholders as Diamondback Stockholders following the conversion of the Public Common Units to Common Stock will be governed by the Diamondback Organizational Documents and the DGCL. There are many differences between the rights of Rattler’s unitholders and Diamondback Stockholders. Some of these, such as distribution/dividend rights and voting rights, are significant. The following description summarizes the material differences between the rights of Diamondback Stockholders and Rattler’s unitholders but does not purport to be a complete statement of all those differences or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Rattler’s unitholders should carefully read the relevant provisions of the Diamondback Organizational Documents and the Partnership Agreement. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.” This summary is qualified in its entirety by reference to the DGCL, the Delaware Act, the Diamondback Organizational Documents and the Partnership Agreement. Capitalized terms used herein and not otherwise defined herein are used as defined in the Diamondback Organizational Documents and the Partnership Agreement, as applicable.

Purpose and Term of Existence

Diamondback	Rattler
Diamondback’s stated purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.	Rattler’s stated purpose and nature of the business that may be conducted by Rattler under the Partnership Agreement is to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner, in its sole discretion, and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon Rattler pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a member of Rattler’s group, consisting of Rattler and its subsidiaries.

Authorized and Issued Capital

Diamondback	Rattler

Diamondback’s authorized capital stock currently consists of:

•  400,000,000 shares of Common Stock, $0.01 par value per share, 173,626,224 shares of which were issued and outstanding as of July 18, 2022; and

•  Up to 10,000,000 shares of preferred stock, $0.01 par value per share, none of which were issued or outstanding as of July 18, 2022.

Diamondback does not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon the rights of Diamondback Stockholders is unknown until the Diamondback Board determines the specific rights of owners of any series of preferred stock. Diamondback does not have any present plans to issue any shares of preferred stock.

Outstanding Partnership Interests, GP Interest and OpCo Units. As of July 18, 2022, Rattler had a total of 38,445,342 Common Units issued and outstanding and 107,815,152 Class B Units issued and outstanding, of which no Common Units and 107,815,152 Class B Units, representing approximately 74% of Rattler’s total units outstanding, were beneficially owned by Diamondback through its wholly owned subsidiary E&P. As of July 18, 2022, the General Partner held 100% of the general partner interest in Rattler. As of July 18, 2022, Diamondback, through E&P, beneficially owned 107,815,152 OpCo units, representing an overall approximately 74% economic, non-voting interest in OpCo, and Rattler Holdings LLC, a wholly owned subsidiary of Rattler was the sole managing member of OpCo and held 38,445,342 OpCo units, representing an approximately 26% economic interest in OpCo. The OpCo units and Class B Units beneficially owned by Diamondback are exchangeable from time to time for the Common Units (that is, one OpCo unit and one Class B Unit, together, will be exchangeable for one Common Unit). The partnership interests in Rattler held by E&P immediately prior to the Effective Time will remain outstanding as partnership interests in the surviving entity. The non-economic general partner interest in Rattler held by the General Partner will remain outstanding as a non-economic general partner interest in the surviving entity, and the General Partner will continue as the sole general partner of the surviving entity.

Issuances of Additional Partnership Interests. Under Section 5.5(a) of the Partnership Agreement, Rattler may issue additional partnership interests and derivative instruments for any partnership purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of the General Partner or the Limited Partners; provided, however, that Rattler may not issue any additional Common Units unless Rattler contributes the net cash proceeds or other consideration received from the issuance of such additional Common Units to OpCo in exchange for an equivalent number of OpCo Units. Notwithstanding the foregoing, Rattler may issue Common Units without such contribution

Diamondback	Rattler

(a) pursuant to employee benefit plans or upon any exchange of OpCo units and Class B Units for Common Units pursuant to the Exchange Agreement as contemplated by the Partnership Agreement or (b) pursuant to a distribution (including any split or combination) of Common Units to all of the holders of Common Units contemplated by the Partnership Agreement.

Each additional partnership interest authorized to be issued by Rattler pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to existing classes and series of partnership interests), as shall be fixed by the General Partner, including (i) the right to share in Rattler’s profits and losses or items thereof; (ii) the right to share in Rattler’s distributions; (iii) the rights upon dissolution and liquidation of Rattler; (iv) whether, and the terms and conditions upon which, Rattler may, or shall be required to, redeem the partnership interest (including sinking fund provisions); (v) whether such partnership interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each partnership interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the percentage interest as to such partnership interest; and (viii) the right, if any, of each such partnership interest to vote on partnership matters, including matters relating to the relative rights, preferences and privileges of such partnership interest.

Diamondback Dividends; Rattler Distributions

Diamondback	Rattler
Dividends. Diamondback Stockholders share equally in any dividend declared by the Diamondback Board. If any series of preferred stock were outstanding, dividends on the Common Stock would be subject to the rights of the holders of that preferred stock. Diamondback Stockholders are entitled to receive dividends when, as, and if declared by the Diamondback Board, out of funds legally available for their payment subject to the rights of holders of any outstanding preferred stock. On April 27, 2022, the Diamondback Board declared a cash dividend for the first quarter of 2022 of $3.05 per share of Common Stock, payable on	Distributions. The GP Board sets and administers the cash distribution policies for Rattler and OpCo. Cash distributions made by Rattler to the holders of Common Units are determined by the GP Board on a quarterly basis and are made, to the extent legally available, to the holders of Common Units of record as of the record date selected by Rattler within 65 days after the end of each quarter. Cash distributions paid by OpCo to Diamondback and Rattler as the holders of OpCo units are determined by the GP Board on a quarterly basis and are made, to the extent legally available, such that Rattler will have

Diamondback	Rattler

May 23, 2022 to Diamondback Stockholders of record at the close of business on May 12, 2022. The dividend consists of a base quarterly dividend of $0.70 per share of Common Stock and a variable quarterly dividend of $2.35 per share of Common Stock.

Future base and variable dividends are at the discretion of the Diamondback Board, and, if declared, the Diamondback Board may change the dividend amount based on Diamondback’s outlook for commodity prices, liquidity, debt levels, capital resources, free cash flow and other factors. Diamondback can provide no assurance that dividends will be authorized or declared in the future or as to the amount of any future dividends. Any future variable dividends, if declared and paid, will by their nature fluctuate based on Diamondback’s free cash flow, which will depend on a number of factors beyond Diamondback’s control, including commodity prices.

Distribution upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Diamondback, after payment or provision for payment of the debts and other liabilities of Diamondback, and subject to the rights of the holders of any series of preferred stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of Diamondback available for distribution to Diamondback Stockholders, ratably in proportion to the number of shares of Common Stock held by them.

sufficient cash, after the establishment of cash reserves (including for federal income tax expenses and the payment of the preferred distribution on the general partner interest in Rattler and Class B Units) and the payment of expenses, to make cash distributions the holders of Common Units of record as of the record date selected by Rattler within 65 days after the end of each quarter. The Partnership Agreement does not require Rattler to pay minimum distributions to its holders of Common Units on a quarterly or other basis, and Rattler does not employ structures intended to consistently maintain or increase distributions over time. Under Rattler’s current distribution policy, on April 27, 2022, the GP Board approved a cash distribution for the first quarter of 2022 of $0.30 per Common Unit, payable on May 20, 2022, to the holders of Common Units of record at the close of business on May 13, 2022. The GP Board may change the distribution policy at any time and from time to time.

Distributions of Cash Upon Liquidation. If Rattler dissolves in accordance with the Partnership Agreement, all cash received during or after the quarter in which the liquidation occurs will be applied and distributed solely in accordance with, and subject to the terms and conditions of the liquidation procedures set forth in the Partnership Agreement.

All property and all cash in excess of that required to satisfy or discharge liabilities of Rattler shall (i) first be distributed to the record holders of Class B Units and the record holder of the general partner interest pro rata between the Class B Units, on the one hand, and the general partner interest, on the other hand, based on the ratio of (A) the product of the number of outstanding Class B Units multiplied by the Class B Capital Contribution Per Unit Amount to (B) the GP Capital Contribution Amount, until the record holders of all outstanding Class B Units have received the Class B Capital Contribution Per Unit Amount in respect of each such Class B Unit and the record holder of the general partner interest has received an amount equal to the GP Capital Contribution Amount, and then (ii) be distributed to the General Partner and Limited Partners in accordance with the priorities for distributions set forth below (except that no further distributions shall be made in respect of any Class B Units or in respect of the general partner interest in Rattler) and such distribution shall be made by the end of such taxable

Diamondback	Rattler

period (or, if later, within 90 days after said date of such occurrence).

Prior to making any distributions in respect of any calendar quarter to record holders of Common Units, Rattler will distribute to the record holders of Class B Units a quarterly amount per Class B Unit equal to the Class B Distribution Amount and will distribute to the record holder of the general partner interest a quarterly amount in respect of the general partner interest equal to the GP Distribution Amount; provided, however, that if insufficient cash is available for such distribution, any amount distributed pursuant to these provisions will be distributed pro rata between the Class B Units, on the one hand, and the general partner interest, on the other hand, based on the ratio of (A) the product of the number of outstanding Class B Units multiplied by Class B Distribution Amount to (B) the GP Distribution Amount.

Except as contemplated by the provisions of the Partnership Agreement regarding distribution, subdivision or combination of partnership interests, after making the distributions discussed above (i) Rattler will make distributions, if any, to all holders of record of Common Units, pro rata and (ii) no distributions will be made under any circumstances in respect of any Class B Units, except to the extent discussed above.

All distributions required to be made under the Partnership Agreement are subject to Sections 17-607 and 17-804 of the Delaware Act.

Merger, Consolidation and Certain Other Transactions; Business Combination Statutes

Diamondback	Rattler
Subject to limited exceptions, under the DGCL, the consummation of a merger or consolidation requires the board of directors of a corporation that is a constituent corporation in the merger or consolidation to approve and declare advisable the agreement of merger or consolidation and requires that the agreement of merger or consolidation be adopted by the affirmative vote of a majority of the outstanding stock of that corporation entitled to vote thereon at an annual or special meeting for the purpose of acting on the agreement. No stockholder approval of Diamondback Stockholders is required or sought in connection with the consummation of the Merger or approval of the Merger Agreement.

A merger, consolidation or conversion of Rattler requires the prior consent of the General Partner. However, the General Partner has no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to Rattler or the Limited Partners, including any duty to act in the best interest of Rattler or the Limited Partners.

In addition, the Partnership Agreement generally prohibits the General Partner, without the prior approval of the holders of a Unit Majority, from causing Rattler to sell, exchange or otherwise dispose of all or substantially all of its assets in a single

Diamondback	Rattler

The Diamondback Charter contains a provision electing for Diamondback not to be subject to Section 203 of the DGCL.

Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with a stockholder who owns 15% or more of the corporation’s voting stock (an interested stockholder) for three years following the time that such stockholder becomes an interested stockholder, unless (i) prior to the time such stockholder became an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the corporation’s outstanding voting stock at the time the transaction is commenced (subject to certain exclusions), and (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not written consent) of at least 66 2/3% of the corporation’s outstanding voting stock not owned by the interested stockholder.

transaction or a series of related transactions, including by way of merger, consolidation or other combination. The General Partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of Rattler’s assets without such approval. The General Partner may also sell all or substantially all of Rattler’s assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, the General Partner may consummate any merger without the prior approval of the holders of the Common Units if Rattler is the surviving entity in the transaction, the General Partner has received an opinion of counsel regarding limited liability, the transaction would not result in a material amendment to the Partnership Agreement (other than an amendment that the General Partner could adopt without the consent of other partners), each of the Common Units will be an identical unit of Rattler following the transaction and the partnership interests to be issued do not exceed 20% of Rattler’s outstanding partnership interests immediately prior to the transaction.

If the conditions specified in the Partnership Agreement satisfied, the General Partner may convert Rattler or any of its subsidiaries into a new limited liability entity or merge Rattler or any of its subsidiaries into, or convey all of the assets of Rattler and its subsidiaries to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in Rattler’s legal form into another limited liability entity, Rattler has received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as contained in the Partnership Agreement.

Appraisal Rights. Under Section 262 of the DGCL, a stockholder has the right to receive a judicial appraisal of the fair value of his or her shares if the stockholder has neither voted in favor of nor consented in writing to the merger or consolidation.

Unless a corporation’s charter provides otherwise, these appraisal rights are not available:

•  with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation;

Appraisal Rights. The holders of Common Units are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or the Delaware Act in the event of a conversion, merger (including the Merger) or consolidation, a sale of substantially all of the assets of Rattler and its subsidiaries or any other similar transaction or event.

Diamondback	Rattler

•  with respect to a merger or consolidation by a corporation the shares of which either are listed on a national securities exchange or are held of record by more than 2,000 holders, if the terms of the merger or consolidation allow the stockholders to receive only shares of the surviving corporation or shares of any other corporation that either are listed on a national securities exchange or are held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

•  to stockholders of the corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger and if certain other conditions are met.

The Diamondback Charter does not provide otherwise.

Management by Board of Directors / General Partner

Diamondback	Rattler
In accordance with the DGCL, Diamondback’s business and affairs are managed by or under the direction of the Diamondback Board. The Diamondback Charter requires that the number of directors constituting the Diamondback Board shall be not fewer than five nor more than thirteen. Subject to the previous sentence, the precise number of directors of Diamondback, other than those who may be elected by any holders of one or more series of preferred stock voting separately by class or series, shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (the total number of directors of Diamondback would have if there were no vacancies). As of the date of this information statement/prospectus, the Diamondback Board consists of ten directors, who are elected annually. Diamondback does not have a classified board of directors.

The General Partner has the authority to conduct, direct and manage all activities of Rattler. Except as otherwise expressly provided in the Partnership Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other persons, all management powers over the business and affairs of Rattler shall be exclusively vested in the General Partner, and no other partner has any management power over the business and affairs of Rattler. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of the Partnership Agreement, the General Partner, subject to the restrictions on the General Partner’s authority discussed below, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of Rattler to exercise all powers set forth and to effectuate the purposes granted to it under the Partnership Agreement.

Restrictions on the General Partner Authority. The General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of Rattler and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, without the approval of a Unit Majority; provided, however, that this provision shall

Diamondback	Rattler
not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of Rattler and its subsidiaries and shall not apply to any sale of any or all of the assets of Rattler and its subsidiaries pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Nomination and Election of Directors / General Partner

Diamondback	Rattler

The Diamondback Board is responsible for nominating directors and filling vacancies that may occur between annual meetings, based upon the recommendation of the nominating and corporate governance committee of the Diamondback Board. Under the Diamondback Bylaws, Diamondback provides proxy access, permitting a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of the outstanding Common Stock, to nominate and include in Diamondback’s proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Diamondback Board, provided that such nominating Diamondback Stockholder(s) and the nominee(s) satisfy the requirements specified in the Diamondback Bylaws.

Diamondback Stockholders who wish to submit a director nomination proposal, but who do not wish to have such nomination included in Diamondback’s proxy materials, must notify Diamondback in writing of the information required by the provisions of the Diamondback Bylaws dealing with such stockholder proposals.

To be elected in an uncontested election, a Diamondback director must receive a majority of the votes cast with respect to that director at the meeting. The Diamondback Bylaws and Corporate Governance Guidelines provide that if the number of shares voted “FOR” a nominee who is serving as a director (an incumbent) does not exceed the votes cast “AGAINST” that director, he or she will tender his or her resignation to the Diamondback Board. The Diamondback Board will evaluate whether to accept or reject such resignation, or whether other action should be taken. Within 90 days of the certification of the stockholder vote, the Diamondback Board is required to decide whether to accept the resignation and publicly disclose its rationale for the decision.

Rattler unitholders have no right to elect the General Partner unless the General Partner has been removed or withdrawn, as described below, and have no right to elect the directors of the General Partner. Directors of the General Partner are elected or approved by Diamondback, as the sole member of the General Partner. The number of directors constituting the GP Board shall be at least three and not more than twelve, unless otherwise fixed from time to time pursuant to action by Diamondback, as the sole member. As of the date of this information statement/prospectus, the GP Board consists of five directors.

Diamondback	Rattler

In a contested election, where the number of nominees exceeds the number of directors to be elected, the required vote would be a plurality of votes cast, which means that the directors receiving the largest number of “FOR” votes will be elected in such contested election.

Removal of Directors; Withdrawal or Removal of General Partner

Diamondback	Rattler

Subject to the rights of the holders of any series of preferred stock, any or all of the directors of Diamondback may be removed from office at any time, but only by the affirmative vote of holders of a 66 2⁄3% of the voting power of all then outstanding shares of capital stock of Diamondback entitled to vote generally in the election of directors, voting together as a single class.

Notwithstanding the foregoing and except as otherwise required by law, whenever any holders of one or more series of preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of preferred stock as set forth in the Diamondback Charter in effect at such time (including any preferred stock designation) and such directors shall not be included in any of the classes created pursuant to provision unless expressly provided by such terms.

Withdrawal of the General Partner. Except as described below, the General Partner has agreed not to withdraw voluntarily as general partner prior to or on June 30, 2024 without obtaining the approval of the holders of at least a majority of the outstanding units, excluding units held by the General Partner and its affiliates, and furnishing an opinion of counsel regarding limited liability. After June 30, 2024, the General Partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Partnership Agreement. Notwithstanding the information above, the General Partner may withdraw without unitholder approval upon 90 days’ notice to the Limited Partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates, other than the General Partner and its affiliates. In addition, the Partnership Agreement permits the General Partner, in some instances, to sell or otherwise transfer all of its general partner interest in Rattler without the approval of the unitholders.

The General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by the General Partner and its affiliates, and Rattler receives an opinion of counsel regarding limited liability. Any removal of the General Partner is also subject to the approval of a successor general partner by the vote of the holders of a Unit Majority. The ownership of more than 33 1/3% of the outstanding units by the General Partner and its affiliates gives them the ability to prevent the General Partner’s removal. As of the date of this information statement/prospectus, E&P, an affiliate of the General Partner, owns approximately 74% of the outstanding units of Rattler.

In the event of the removal of the General Partner under circumstances where cause exists or

Diamondback	Rattler

withdrawal of the General Partner where that withdrawal violates the Partnership Agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where the General Partner withdraws or is removed by the Limited Partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest will automatically convert into Common Units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph. In addition, Rattler will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for Rattler’s benefit by the departing general partner or its affiliates.

Directors of the General Partner. Any director of the General Partner may be removed at any time with or without cause by Diamondback, as the sole member of the General Partner.

Filling Vacancies on the Board; Replacing the General Partner

Diamondback	Rattler
The Diamondback Charter provides that all vacancies, including vacancies resulting from newly created	Replacement Following Withdrawal of the General Partner. Upon withdrawal of the General Partner

Diamondback	Rattler
directorships due to an increase in the number of directors, may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the directorship.

under any circumstances, other than as a result of a transfer by the General Partner of all or a part of its general partner interest in Rattler, the holders of a Unit Majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability cannot be obtained, Rattler will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a Unit Majority agree in writing to continue Rattler’s business and to appoint a successor general partner.

Replacement Following Removal of the General Partner. Any removal of the General Partner is subject to the approval of a successor general partner by the vote of the holders of a Unit Majority.

Transfer of General Partner Interest and Transfer of Ownership Interests in the General Partner

Diamondback	Rattler
Not applicable.	At any time, the General Partner may transfer all or any of its general partner interest to another person without the approval of any unitholder. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the General Partner, agree to be bound by the provisions of the Partnership Agreement and furnish an opinion of counsel regarding limited liability. At any time, the owner of the General Partner may sell or transfer all or part of its ownership interests in the General Partner to an affiliate or third party without the approval of the holders of the Common Units.

Limited Call Right

Diamondback	Rattler
Not applicable.	If at any time the General Partner and its affiliates own more than 97% of the limited partner interests of any class, the General Partner will have the right, which it may assign in whole or in part to any of its affiliates or to Rattler, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a record date to be selected by the General Partner, on at least 10, but not more than 60, days’ notice. Under the Partnership Agreement, since the General Partner and its affiliates (including Diamondback) reduced their ownership to below 75% of the outstanding units, the ownership threshold to exercise the call right was permanently reduced to 80%. The Common Units

Diamondback	Rattler

and Class B Units are considered limited partner interests of a single class for these provisions. The purchase price in the event of this purchase is the greater of:

the highest price paid by the General Partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which the General Partner first mails notice of its election to purchase those limited partner interests; and the average of the daily closing prices of Rattler’s securities of such class over the 20 trading days preceding the date that is three days before the date the notice is mailed.

As a result of the General Partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of such unitholder’s Common Units in the market.

Amendment of Governing Documents

Diamondback	Rattler

As provided under the DGCL, any amendment to the Diamondback Charter requires (i) the approval of the Diamondback Board, (ii) the approval of a majority of the voting power of the outstanding shares of capital stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any.

The Diamondback Charter further requires that the affirmative vote of at least two-thirds of the voting power of all outstanding shares of capital stock of Diamondback entitled to vote generally in the election of directors, voting together as a single class, to amend certain provisions of the Diamondback Charter, including those provisions dealing with dividends, related party transactions, corporate opportunities, board

Amendments to the Partnership Agreement may be proposed only by the General Partner. However, the General Partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to Rattler or the Limited Partners, including any duty to act in a manner not adverse to Rattler or the Limited Partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, the General Partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the Limited Partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a Unit Majority.

Diamondback	Rattler

of directors, amendment of bylaws and the charter and meetings of stockholders.

The Diamondback Charter and the Diamondback Bylaws provide that the bylaws may be adopted, amended, altered or repealed by (i) the affirmative vote of a majority of the Whole Board of Diamondback (the total number of directors Diamondback would have if there were no vacancies) or (ii) the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of Diamondback entitled to vote generally in the election of directors, voting together as a single class.

Prohibited Amendments. No amendment may be made that would:

•  enlarge the obligations of any limited partner without his consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by Rattler to the General Partner or any of its affiliates without the consent of the General Partner, which consent may be given or withheld in its sole discretion.

The provision of the Partnership Agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units, voting as a single class (including units owned by the General Partner and its affiliates).

The General Partner may generally make amendments to the Partnership Agreement without the approval of any limited partner to reflect:

•  a change in Rattler’s name, location of the principal place of business, registered agent or registered office;

•  the admission, substitution, withdrawal or removal of partners in accordance with the General Partner;

•  a change that the General Partner determines to be necessary or appropriate to qualify or continue Rattler’s qualification as a limited partnership or other entity in which the Limited Partners have limited liability under the laws of any state;

•  a change in Rattler’s fiscal year or taxable year and related changes;

•  an amendment that is necessary, in the opinion of counsel, to prevent Rattler, the General Partner or Diamondback or their directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or

Diamondback	Rattler

ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•  an amendment that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

•  any amendment expressly permitted in the Partnership Agreement to be made by the General Partner acting alone;

•  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement;

•  any amendment that the General Partner determines to be necessary or appropriate for the formation by Rattler of, or Rattler’s investment in, any corporation, partnership or other entity, as otherwise permitted by the Partnership Agreement;

•  merger or conveyance pursuant to the Partnership Agreement; or

•  any other amendments substantially similar to any of the matters described in the clauses above.

In addition, the General Partner may make amendments to the Partnership Agreement, without the approval of any limited partner, if the General Partner determines that those amendments:

•  do not adversely affect the Limited Partners (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect;

•  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on

Diamondback	Rattler

which the limited partner interests are or will be listed for trading;

•  are necessary or appropriate for any action taken by the General Partner relating to splits or combinations of units under the provisions of the Partnership Agreement; or

•  are required to effect the intent expressed in this information statement/prospectus or the intent of the provisions of the Partnership Agreement or are otherwise contemplated by the Partnership Agreement.

Meetings; Voting; Action by Written Consent

Diamondback	Rattler

Each share of the Common Stock entitles the holder to one vote with respect to each matter presented to Diamondback Stockholders on which the holders of the Common Stock are entitled to vote. Diamondback Stockholders do not have cumulative voting rights.

The Diamondback Charter provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by the Diamondback Stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Diamondback Board. This provision, which may not be amended except by the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by the Diamondback Board.

The Diamondback Bylaws provide that special meetings of the stockholders may be called only by the Chairman of the Board, Chief Executive Officer or the Diamondback Board pursuant to a resolution adopted by a majority of the Whole Board (as defined above). The Diamondback Bylaws limit the conduct of any business at a special meeting other than as properly brought before the meeting pursuant to the notice of meeting (or any supplement thereto).

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of the Limited Partners and to act upon matters for which approvals may be solicited.

The General Partner does not anticipate that any meeting of Rattler’s common unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by the General Partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed.

Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. The General Partner may postpone any meeting of unitholders one or more times for any reason by giving notice to the unitholders entitled to vote at such meeting. The General Partner may also adjourn any meeting of unitholders one or more times for any reason, including the absence of a quorum, without a vote of the unitholders.

Diamondback	Rattler

Each record holder of a unit has a vote according to his percentage interest in Rattler, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than the General Partner and its affiliates, or a direct or subsequently approved transferee of the General Partner or its affiliates and purchasers specifically approved by the General Partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Any notice, demand, request, report or proxy material required or permitted to be given or made to record unitholders under the Partnership Agreement will be delivered to the record holder by Rattler or by the transfer agent.

Stockholder Proposals and Director Nominations

Diamondback	Rattler

Diamondback’s bylaws provide that business may be brought before an annual meeting by any stockholder of record entitled to vote at such meeting and who complies with the procedures set forth in the Diamondback Bylaws.

Other than proposals included in the notice of meeting pursuant to Rule 14a-8 promulgated under the Exchange Act, to be timely, a stockholder must give written notice to the corporate secretary not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders. If the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received (i) no earlier than the opening of business on the 120th day before the meeting and (ii) not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Diamondback.

Not applicable.

Diamondback	Rattler

As discussed above, the Diamondback Bylaws contain proxy access provisions providing that eligible holders and a group of up to 20 eligible stockholders may deliver a notice to Diamondback’s corporate secretary of nominees for election as directors at an annual meeting to be included in Diamondback’s proxy materials for such annual meeting, provided that certain conditions set forth in the Diamondback Bylaws are satisfied.

The maximum number of stockholder nominees permitted under Diamondback’s proxy access bylaw provision is the greater of two or 20% of the number (or the closest whole number below 20% if such amount is not a whole number) of Diamondback’s directors on the last day a notice of nomination may be submitted, subject to certain calculations provided for in the Diamondback Bylaws.

To have a stockholder nominee be included in Diamondback’s proxy materials pursuant to Diamondback’s proxy access bylaw provisions, the nominating stockholder or group of stockholders must submit to Diamondback’s corporate secretary the information and documentation specified in the Diamondback Bylaws no earlier than 150 days and no later than 120 days before the anniversary of the date that Diamondback mailed its proxy statement for the prior year’s annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after the anniversary date or if no annual meeting was held the preceding year, then notice will be timely if it is received no later than the later of (i) the close of business on the 180th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Diamondback.

Limitation on Liability

Diamondback	Rattler

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•  for any breach of the director’s duty of loyalty to the company or its stockholders;

Assuming that a limited partner does not participate in the control of Rattler’s business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of the Partnership Agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to Rattler for the Common Units plus its share of any undistributed profits and assets.

Diamondback	Rattler

•  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•  for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of the Diamondback Charter provides that that no director shall be personally liable to Diamondback or any of Diamondback Stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Diamondback Charter is to eliminate Diamondback’s rights and those of its stockholders (through stockholders’ derivative suits on Diamondback’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate Diamondback’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Diamondback Charter, the liability of Diamondback’s directors to Diamondback or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Diamondback Charter limiting or eliminating the liability of directors, whether by Diamondback’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Diamondback to further limit or eliminate the liability of directors on a retroactive basis.

However, if it were determined that the right, or exercise of the right, by the Limited Partners as a group:

•  to remove or replace the General Partner;

•  to approve some amendments to the Partnership Agreement; or

•  to take other action under the Partnership Agreement

constituted “participation in the control” of Rattler’s business for the purposes of the Delaware Act, then the Limited Partners could be held personally liable for Rattler’s obligations under the laws of Delaware, to the same extent as the General Partner. This liability would extend to persons who transact business with Rattler under the reasonable belief that the limited partner is a general partner. Neither the Partnership Agreement nor the Delaware Act specifically provides for legal recourse against the General Partner if a limited partner were to lose limited liability through any fault of the General Partner. While this does not mean that a limited partner could not seek legal recourse, Rattler is not aware of any precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership,

Diamondback	Rattler
except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the Partnership Agreement.

Indemnification

Diamondback	Rattler

The Diamondback Organizational Documents provide that Diamondback will indemnify and hold harmless, to the fullest extent permitted by Delaware law, any person who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Diamondback, or while a director or officer of Diamondback, is or was serving at the request of Diamondback as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Diamondback Charter will be indemnified by Diamondback in connection with a proceeding initiated by such person only if such proceeding was authorized by the Diamondback Board, except for proceedings to enforce rights to indemnification and advancement of expenses.

The Diamondback Organizational Documents provide that Diamondback will pay the expenses (including attorneys’ fees) incurred by a person potentially eligible for indemnification (as specified above) in defending any proceeding in advance of its final disposition to the full extent permitted by Delaware law; except that, to the extent required by law, any payment of expenses in advance of the final disposition of a proceeding will be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified.

Under the DGCL, a corporation may indemnify its directors, officers, employees or agents (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other

Under the Partnership Agreement, in most circumstances, Rattler will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•  the General Partner;

•  any departing general partner;

•  any person who is or was an affiliate of the General Partner or any departing general partner;

•  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of Rattler, its subsidiaries, the General Partner, any departing general partner or any of their affiliates;

•  any person who is or was serving as a manager, managing member, general partners, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to Rattler or its subsidiaries;

•  any person who controls the General Partner or any departing general partner; and

•  any person designated by the General Partner.

Any indemnification under these provisions will only be out of Rattler’s assets. Unless the General Partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to Rattler to enable Rattler to effectuate, indemnification. Rattler may purchase insurance against liabilities asserted against and expenses incurred by persons for Rattler’s activities, regardless of whether Rattler would have the power to indemnify the person against liabilities under the Partnership Agreement.

Diamondback	Rattler
enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify its directors, officers, employees or agents (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

Exclusive Forum

Diamondback	Rattler

The Diamondback Charter provides that unless Diamondback consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on Diamondback’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Diamondback’s directors, officers or other employees to Diamondback’s or Diamondback Stockholders, (iii) any action asserting a claim against Diamondback arising pursuant to any provision of the DGCL or the Diamondback Organizational Documents or (iv) any action asserting a claim against Diamondback pertaining to internal affairs of Diamondback.

This provision of the Diamondback Charter (the “Diamondback exclusive forum provision”) may limit a Diamondback Stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Diamondback and its directors, officers, or other employees and may discourage lawsuits with respect to such claims.

The Partnership Agreement is governed by Delaware law. The Partnership Agreement requires that any claims, suits, actions or proceedings:

•  arising out of or relating in any way to the Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Partnership Agreement or the duties, obligations or liabilities among Limited Partners or of Limited Partners to Rattler, or the rights or powers of, or restrictions on, the Limited Partners or Rattler);

•  brought in a derivative manner on Rattler’s behalf;

•  asserting a claim of breach of a duty owed by any director, officer or other employee of Rattler or the General Partner, or owed by the General Partner, to Rattler or the Limited Partners;

•  asserting a claim arising pursuant to any provision of the Delaware Act; or

Diamondback	Rattler

Diamondback reserves the right to assert that the Diamondback exclusive form provision applies to claims it possesses against third parties that arise under the federal securities laws (e.g., the Securities Act and the Exchange Act). It is, however, uncertain whether a court would enforce this exclusive forum provision with respect to a derivative action or proceeding brought by a stockholder to enforce Diamondback’s rights under the Securities Act or Exchange Act.

•  asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims and irrevocably waives the right to trial by jury. If any person brings any of the aforementioned claims, suits, actions or proceedings and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such person shall be obligated to reimburse Rattler and its affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding. These provisions apply to all claims, suits, actions or proceedings described in this paragraph, including claims under the federal securities laws, to the extent permitted by applicable law.

By purchasing a unit, a holder of units is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other court) in connection with any such claims, suits, actions or proceedings.

Conflicts of Interest; Fiduciary Duties

Diamondback	Rattler

Subject to the limitations of applicable law, the Diamondback Charter, among other things:

•  permits Diamondback to enter into transactions with entities in which one or more of its officers or directors are financially or otherwise interested so long as it has been approved by the Diamondback Board;

•  permits certain of Diamondback Stockholders, officers and directors, including Diamondback’s non-employee directors, to conduct business that

Whenever the General Partner, acting in its capacity as the general partner of the Partnership, or the GP Board or any committee thereof (including the Conflicts Committee) or any affiliates of the General Partner cause the General Partner to make a determination or take or omit to take any action in such capacity, whether or not under the Partnership Agreement, any other organizational documents of Rattler, its subsidiaries and joint ventures or any other agreements contemplated by the Partnership Agreement, then, unless another lesser standard is

Diamondback	Rattler

competes with Diamondback and to make investments in any kind of property in which Diamondback may make investments; and

•  provides that if certain of Diamondback’s officers or directors, including Diamondback’s non-employee directors, become aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer solely in his or her capacity as Diamondback’s director or officer), that director or officer will have no duty to communicate or offer that opportunity to Diamondback, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to Diamondback or its stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with Diamondback’s best interests.

provided for in the Partnership Agreement, the General Partner, the GP Board, such committee or such affiliates, shall make such determination, or take or omit to take such action, in good faith. The foregoing and other lesser standards provided for in the Partnership Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the General Partner, the GP Board, any committee of the GP Board (including the Conflicts Committee) and any affiliate of the General Partner and no such person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed), under the Partnership Agreement, any organizational document of Rattler, its subsidiaries and joint ventures or any other agreements contemplated by the Partnership Agreement, or under the Delaware Act or any other law, rule or regulation or at equity. Any such determination, action or omission by the General Partner, the GP Board or any committee thereof (including the Conflicts Committee) or of any affiliates of the General Partner, will for all purposes be presumed to have been in good faith.

Whenever the General Partner makes a determination or takes or omits to take any action, or any of its affiliates causes it to do so, not acting in its capacity as the general partner of Rattler, whether or not under the Partnership Agreement, any organizational documents of Rattler, its subsidiaries or joint ventures or any other agreements contemplated by the Partnership Agreement, then the General Partner, or such affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or omit to take such action free of any fiduciary duty or duty of good faith, or other duty or obligation existing at law, in equity or otherwise whatsoever to Rattler, to another partner, to any person who acquires a partnership interest or to any other person bound by the Partnership Agreement, and the General Partner, or such affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any fiduciary or other duty or standard imposed by the Partnership Agreement, any organizational documents of Rattler, its subsidiaries and joint ventures or any other agreement contemplated by the Partnership Agreement or under

Diamondback	Rattler

the Delaware Act or any other law, rule or regulation or at equity.

The General Partner may in its discretion submit any determination, action or omission that would otherwise be decided by the General Partner pursuant to Section 7.9(a) (i) for Special Approval or (ii) for approval by the vote of a majority of the units (excluding units owned by the General Partner or its affiliates, if any). If the General Partner does not submit the determination, action or omission as provided in either clauses (i) or (ii) in the preceding sentence, then any such determination, action or omission shall be governed by Section 7.9(a) above. If any determination, action or omission: (A) receives Special Approval; or (B) receives approval of a majority of the units (excluding units owned by the General Partner or its affiliates, if any), then such determination, action or omission shall be conclusively deemed to be approved by Rattler, all the partners, each person who acquires an interest in a partnership interest and each other person who is bound by the Partnership Agreement, and shall not constitute a breach of the Partnership Agreement, of any organizational documents of Rattler, its subsidiaries and joint ventures or any agreement contemplated therein, or of any fiduciary or other duty or obligation existing at law, in equity or otherwise or obligation of any type whatsoever.

Taxation

Diamondback	Rattler
Diamondback is taxable as a corporation for U.S. federal income tax purposes	Rattler has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF COMMON STOCK

The following summary describes the common stock, $0.01 par value, of Diamondback, which are the only securities of Diamondback registered pursuant to Section 12 of the Exchange Act.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and to the Diamondback Organizational Documents, copies of which have been filed with the SEC. The terms of these securities also may be affected by the DGCL.

Authorized Capital Stock

As of the date of this information statement/prospectus, Diamondback’s authorized capital stock consists of 400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. The Diamondback Charter denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of Diamondback. Holders of shares of Common Stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.

In the event of Diamondback’s liquidation, dissolution or winding up, holders of shares of Common Stock shall be entitled to receive, pro rata, all the remaining assets of Diamondback’s company available for distribution to Diamondback’s stockholders after payment of Diamondback’s debts and after there shall have been paid to or set aside for the holders of capital stock ranking senior to Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled.

Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to both the rights of all outstanding shares of capital stock ranking senior to Common Stock in respect of dividends and to any dividend restrictions contained in debt agreements. All outstanding shares of Common Stock and any shares sold and issued in this offering will be fully paid and nonassessable by Diamondback. As of July 18, 2022, there were 173,626,224 shares of Common Stock outstanding.

Preferred Stock

The Diamondback Board is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. The Diamondback Board may fix for each series:

•	the distinctive serial designation and number of shares of the series;

•	the voting powers and the right, if any, to elect a director or directors;

•	the terms of office of any directors the holders of preferred shares are entitled to elect;

•	the dividend rights, if any;

•	the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

•	the liquidation preferences and the amounts payable on dissolution or liquidation;

•	the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and

•	any other terms or provisions which the Diamondback Board is legally authorized to fix or alter.

Diamondback does not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon the rights of Diamondback’s stockholders is unknown until the Diamondback Board determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stock-holder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of Diamondback. Diamondback currently has no outstanding preferred stock and has no present plans to issue any shares of preferred stock.

Related Party Transactions and Corporate Opportunities

Subject to the limitations of applicable law, the Diamondback Charter, among other things:

•

permits Diamondback to enter into transactions with entities in which one or more of Diamondback’s officers or directors are financially or otherwise interested so long as it has been approved by the Diamondback Board;

•

permits certain of Diamondback’s stockholders, officers and directors, including Diamondback’s non-employee directors, to conduct business that competes with Diamondback and to make investments in any kind of property in which we may make investments; and

•

provides that if certain of Diamondback’s officers or directors, including Diamondback’s non-employee directors, becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer solely in his or her capacity as Diamondback’s director or officer), that director or officer will have no duty to communicate or offer that opportunity to Diamondback, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to Diamondback or Diamondback’s stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with Diamondback’s best interests.

Anti-takeover Effects of Provisions of the Diamondback Organizational Documents

Some provisions of the Diamondback Organizational Documents contain provisions that could make it more difficult to acquire Diamondback by means of a merger, tender offer, proxy contest or otherwise, or to remove Diamondback’s incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Diamondback to first negotiate with the Diamondback Board. Diamondback believes that the benefits of increased protection of Diamondback’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Diamondback outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Undesignated preferred stock. The ability to authorize and issue undesignated preferred stock may enable the Diamondback Board to render more difficult or discourage an attempt to change control of Diamondback by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Diamondback Board were to determine that a takeover proposal is not in Diamondback’s best interest, the Diamondback Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Stockholder meetings. The Diamondback Organizational Documents provide that a special meeting of stockholders may be called only by the chairman of the board, the chief executive officer or by a resolution adopted by a majority of the Diamondback Board, assuming there are no vacancies.

Requirements for advance notification of stockholder nominations and proposals. The Diamondback Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Diamondback Board.

Stockholder action by written consent. The Diamondback Charter provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by Diamondback’s stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Diamondback Board. This provision, which may not be amended except by the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by the Diamondback Board.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. The Diamondback Organizational Documents grant the Diamondback Board the power to adopt, amend and repeal the Diamondback Bylaws at any regular or special meeting of the Diamondback Board on the affirmative vote of a majority of the directors, assuming there are no vacancies. Diamondback’s stockholders may adopt, amend or repeal the Diamondback Bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Removal of Director. The Diamondback Charter provides that members of the Diamondback Board may only be removed by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Amendment of the Certificate of Incorporation. The Diamondback Charter provides that, in addition to any other vote that may be required by law or any preferred stock designation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter or repeal, or adopt any provision as part of Diamondback Charter inconsistent with the provisions of the Diamondback Charter dealing with distributions on Common Stock, related party transactions, the Diamondback Board, the Diamondback Bylaws, meetings of Diamondback’s stockholders or amendment of the Diamondback Charter.

Additionally, an increase in the number of authorized shares of Common Stock, could be used to make it more difficult to, or discourage an attempt to, obtain control of Diamondback’s company by means of a takeover bid that the Diamondback Board determines is not in Diamondback’s best interests or the best interests of Diamondback’s stockholders. However, the Diamondback Board does not intend or view the proposed increase in authorized Common Stock as an anti-takeover measure and did not propose the increase in response to any attempt or plan to obtain control of the company.

The provisions of the Diamondback Organizational Documents could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in Diamondback’s management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

The Diamondback Charter provides that unless Diamondback consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on Diamondback’s behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Diamondback’s directors, officers or other employees to Diamondback or Diamondback’s stockholders; (iii) any action asserting a claim against Diamondback arising pursuant to any provision of the DGCL or the Diamondback Organizational Documents; or (iv) any action asserting a claim against Diamondback pertaining to internal affairs of Diamondback. The Diamondback Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of Diamondback’s capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in the Diamondback Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Listing

Common Stock is listed on Nasdaq under the symbol “FANG.”

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for Common Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion addresses the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Rattler Common Units that exchange their Rattler Common Units for shares of Diamondback Common Stock in the Merger. The discussion is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. This discussion assumes that the Merger will be completed in accordance with the Merger Agreement and as further described in this information statement/prospectus. Tax considerations arising under foreign, state, or local laws, or U.S. federal laws other than those pertaining to U.S. federal income tax, are not addressed in this information statement/prospectus.

For purposes of this discussion, the term “U.S. holder” refers to a beneficial owner of Rattler Common Units that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or|

•	an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion applies only to U.S. holders of Rattler Common Units that hold their Rattler Common Units as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the tax consequences of the merger and, in particular, does not address any consequences arising under the alternative minimum tax, unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or Sections 1471-1474 of the Code (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion also does not address all aspects of U.S. federal taxation that may be relevant to a particular U.S. holder in light of its particular circumstances or to U.S. holders subject to special treatment under the U.S. federal income tax laws, including, for example:

•	banks, thrifts, mutual funds, or other financial institutions;

•	partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities);

•	persons subject to the alternative minimum tax;

•	insurance companies;

•	tax-exempt organizations or governmental organizations;

•	dealers or brokers in stocks and securities, commodities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	individual retirement or other deferred accounts;

•	persons that hold Rattler Common Units as part of a straddle, hedge, appreciated financial position, constructive sale, conversion, integrated or other risk reduction transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who are not citizens or residents of the United States;

•	U.S. expatriates;

•

holders who actually or constructively own (or actually or constructively held at any time during the five-year period ending on the date of the disposition of such holder’s Rattler Common Units pursuant to the Merger) 5% or more of Rattler Common Units;

•	holders that exercise dissenters’ or appraisal rights; and

•	holders who acquired their Rattler Common Units through the exercise of an employee stock option, as a restricted stock award, or otherwise as compensation.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Rattler Common Units, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partner and partnership. Partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the merger to them.

This discussion is not tax advice. The actual tax consequences of the Merger to you may be complex and will depend on your specific situation and on factors that are not within Diamondback’s or Rattler’s control. You should consult with your tax advisor as to the tax consequences of the Merger (including the ownership and disposition of Diamondback Common Stock received in the Merger) in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Diamondback and Rattler intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, it is not a condition to Diamondback’s obligation or Rattler’s obligation to complete the transactions that the merger qualifies as a “reorganization.” Moreover, neither Diamondback nor Rattler intends to request any ruling from the IRS regarding any matters relating to the Merger, and, consequently, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position to the contrary to any of the positions set forth below. If the IRS were to challenge the “reorganization” status of the Merger successfully or the form or structure of the Merger was changed in a manner such that it did not qualify as a “reorganization,” the tax consequences would differ from those set forth in this information statement/prospectus and holders of Rattler Common Units could be subject to U.S. federal income tax upon the receipt of Diamondback Common Stock in the Merger.

Provided the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Merger to U.S. holders of Rattler Common Units generally will be as follows:

Exchange of Rattler Common Units for Shares of Diamondback Common Stock

U.S. holders who exchange all of their Rattler Common Units for shares of Diamondback Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes, except with respect to cash, if any, received in lieu of a fractional share of Diamondback Common Stock (see below for tax treatment of such cash received for a fractional share). Each U.S. holder’s aggregate tax basis in the shares of Diamondback Common Stock received in the Merger (including any fractional share deemed received and redeemed for cash, as discussed below) will equal such U.S. holder’s aggregate adjusted tax basis in the Rattler Common Units surrendered in the Merger. The holding period of the shares of Diamondback Common Stock received by a U.S.

holder in the Merger (including any fractional share deemed received and redeemed for cash, as discussed below) will include such U.S. holder’s holding period for the Rattler Common Units surrendered in the Merger. If a U.S. holder holds different blocks of Rattler Common Units (generally, Rattler Common Units acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of Diamondback Common Stock received in the Merger.

Receipt of Cash Upon the Deemed Sale of a Fractional Share

A U.S. holder of Rattler Common Units who receives cash in lieu of a fractional share of Diamondback Common Stock will be treated as if such U.S. holder had received such fractional share of Diamondback Common Stock pursuant to the Merger and as if such fractional share of Diamondback Common Stock had then been redeemed for cash by Diamondback. Such redemption generally will be treated as a distribution in full payment in exchange for such U.S. holder’s fractional share and will generally result in such U.S. holder recognizing gain or loss equal to the difference, if any, between the amount of cash received and the tax basis in such fractional share (determined as described above), unless the receipt of cash has the effect of a distribution of a dividend under the applicable provisions of the Code, in which case such cash received would be treated as a dividend to the extent of such tendering U.S. holder’s ratable share of earnings and profits as determined for U.S. federal income tax purposes. Any gain or loss recognized will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the Merger, such U.S. holder’s holding period for such fractional share (determined as described above) is greater than one year. For U.S. holders of Rattler Common Units that are non-corporate holders, long-term capital gains are taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains under current law. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Payments of any cash to U.S. holders in lieu of a fractional share of Diamondback Common Stock in connection with the Merger generally will be subject to information reporting and may be subject to U.S. federal backup withholding (currently, at a rate of 24%). To prevent backup withholding, U.S. holders of Rattler Common Units should provide the exchange agent with a properly completed IRS Form W-9 included in the letter of transmittal to be delivered to such U.S. holder. Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. holder of Rattler Common Units under the backup withholding rules may be allowed as a refund or credit against a U.S. holder’s federal income tax liability, provided that such U.S. holder timely furnishes the required information to the IRS. The IRS may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.

The preceding discussion is intended only as an overview of the material U.S. federal income tax consequences of the Merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the Merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

LEGAL MATTERS

The validity of the shares of Diamondback’s Common Stock offered hereby will be passed upon for Diamondback by Akin Gump Strauss Hauer and Feld LLP.

Certain U.S. federal income tax consequences of the Merger will be passed upon for Diamondback and Rattler by Akin Gump Strauss Hauer and Feld LLP.

EXPERTS

Diamondback Energy, Inc.

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Diamondback incorporated by reference in this information statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Information included or referenced in this information statement/prospectus regarding the estimated quantities of oil and gas reserves of Diamondback and its consolidated subsidiaries and the discounted present value of future net cash flows therefrom as of December 31, 2021, 2020 and 2019, is based upon estimates of such reserves and present values prepared by Ryder Scott Company, L.P., an independent petroleum engineering firm. Diamondback has included or incorporated by reference these estimates in reliance on the authority of such firm as experts in such matters.

Information incorporated by reference in this information statement/prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback, as of December 31, 2021, 2020 and 2019, is based upon estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference in this information statement/prospectus in reliance on the authority of such firm as experts in such matters.

Rattler Midstream LP

The audited financial statements of Rattler incorporated by reference in this information statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

HOUSEHOLDING OF INFORMATION STATEMENT/PROSPECTUS

Rattler has not elected to institute householding in connection with the delivery of this information statement/prospectus. Some banks, brokers and other nominees may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of this notice of action by written consent and information statement/prospectus may have been sent to multiple unitholders in your household, unless Rattler has received contrary instructions in the past from applicable Public Unitholders. If you would prefer to receive separate copies of the information statement/prospectus either now or in the future, please contact your bank, broker or other nominee. In addition, upon written or oral request to Rattler, Rattler will provide a separate copy of the information statement/prospectus. In addition, the Public Unitholders sharing an address can request delivery of a single copy of the information statement/prospectus if you are receiving multiple copies upon written or oral request to Rattler at the address and telephone number stated below. All requests or notices related to the foregoing may be directed to Rattler at the following address: 500 West Texas Avenue, Suite 1200, Midland, Texas 79701, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

Both Diamondback and Rattler file annual, quarterly and current reports and other business and financial information with the SEC, and Diamondback also files its annual proxy statement on Schedule 14A with the SEC. Diamondback’s and Rattler’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You may also obtain many of these documents, free of charge, from Diamondback by accessing Diamondback’s website at http://www.diamondbackenergy.com under the “Investors” link and then under the heading “Financial Information” under the tab “SEC Filings” or from Rattler by accessing Rattler’s website at http://www.rattlermidstream.com under the “Investors” link and then the heading “Financial Information” under the tab “SEC Filings.”

Diamondback has filed a registration statement on Form S-4 of which this information statement/prospectus forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to or incorporated by reference into the registration statement. These documents contain important information about Diamondback and Rattler and their financial condition.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows Diamondback and Rattler to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the companies, and you should read this document together with any other documents incorporated by reference in this document.

Diamondback incorporates by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made by Diamondback with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this information statement/prospectus and prior to the consummation of the Merger:

•	Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2021 from Diamondback’s definitive proxy statement on Schedule 14A, filed on April 28, 2022;

•	Diamondback’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2022, filed with the SEC on May 5, 2022;

•	Diamondback’s Current Reports on Form 8-K, filed with the SEC on March 9, 2022, March 17, 2022, March 24, 2022, May 16, 2022, June 7, 2022, June 14, 2022 and July 11, 2022; and

•

a description of Diamondback’s securities registered pursuant to Section 12 of the Exchange Act (included as Exhibit 4.6 to Diamondback’s Registration Statement on Form S-8, filed with the SEC on June 30, 2021).

Rattler incorporates by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made by Rattler with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after that date of this information statement/prospectus and prior to the consummation of the Merger:

•	Rattler’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

•	Rattler’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2022, filed with the SEC on May 5, 2022;

•	Rattler’s Current Report on Form 8-K, filed with the SEC on May 16, 2022; and

•	a description of Rattler’s securities registered pursuant to Section 12 of the Exchange Act (included as Exhibit 4.1 to Rattler’s Current Report on Form 8-K, filed with the SEC on July 14, 2020).

In addition, Diamondback and Rattler are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the amended registration statement on Form S-4 filed by Diamondback on July 21, 2022, provided, however, that Diamondback and Rattler are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

You may request copies of this information statement/prospectus and any of the documents incorporated by reference herein or certain other information concerning Diamondback or Rattler, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.

For Diamondback Stockholders:	For Rattler Unitholders:

Diamondback Energy, Inc. 500 West Texas Avenue, Suite 1200 Midland, Texas 79701 Attention: Corporate Secretary Telephone: (432) 221-7400	Rattler Midstream LP 500 West Texas Avenue, Suite 1200 Midland, Texas 79701 Attention: Corporate Secretary Telephone: (432) 221-7400

If you request any such documents, Diamondback or Rattler will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To obtain timely delivery of these documents, you must request the information no later than                  2022.

You should rely only on the information incorporated by reference or provided in this information statement/prospectus or to which this information statement/prospectus refers you. Neither Diamondback nor Rattler has authorized anyone to give any information or make any representation about the Merger or its companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

DIAMONDBACK ENERGY, INC.,

RATTLER MIDSTREAM GP LLC,

BACCHUS MERGER SUB COMPANY

and

RATTLER MIDSTREAM LP

MAY 15, 2022

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 15, 2022 (together with all schedules hereto, this “Agreement”), is entered into by and among Diamondback Energy, Inc., a Delaware corporation (“Parent”), Bacchus Merger Sub Company, a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), Rattler Midstream LP, a Delaware limited partnership (the “Partnership”), and Rattler Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). Certain capitalized terms used in this Agreement are defined in Article I.

W I T N E S S E T H:

WHEREAS, each of Parent and the Partnership wishes to effect a strategic business combination by means of a merger of Merger Sub with and into the Partnership (the “Merger”), with the Partnership surviving the Merger;

WHEREAS, the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner (the “GP Board”), by unanimous vote has, among other things, (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are not adverse to the interest of the Partnership, including the Partnership Unaffiliated Unitholders, (b) approved this Agreement and the transactions contemplated by this Agreement, including the Merger (the foregoing constituting “Special Approval” for all purposes of the Partnership Agreement, including Section 7.9(d) thereof), (c) resolved to recommend to the GP Board the approval of this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, and (d) recommended that the GP Board resolve to direct that this Agreement and the transactions contemplated by this Agreement, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement;

WHEREAS, the GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote, has, among other things, (a) determined that the forms, terms and provisions of this Agreement and the transactions contemplated by this Agreement, including the Merger, are not adverse to the interest of the Partnership, including the Partnership Unaffiliated Unitholders, (b) authorized and approved this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement and (c) directed that this Agreement and the transactions contemplated by this Agreement, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement and authorized the Limited Partners to act by written consent pursuant to Section 13.11 of the Partnership Agreement;

WHEREAS, the Board of Directors of Parent (the “Parent Board”), by unanimous vote, has (a) determined that the forms, terms and provisions of this Agreement and the transactions contemplated by this Agreement, including the Merger and the issuance of Parent Shares as consideration for the Merger (the “Parent Stock Issuance”), are in the best interest of Parent and the Parent Stockholders and (b) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to Section 5.6(b) of the General Partner Company Agreement, Parent has delivered to the General Partner its consent (the “Sole Member Consent”), in Parent’s capacity as the sole member of the General Partner (Parent, in such capacity, the “Sole Member”), pursuant to which the Sole Member has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interest of the Sole Member and the General Partner and (b) approved this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger, by the General Partner;

WHEREAS, Parent directly owns 100% of the shares in Merger Sub, and Parent (as sole stockholder of Merger Sub) and the Board of Directors of Merger Sub have (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interest of Merger Sub and declared it advisable for Merger Sub to enter into this Agreement and to cause the Merger to be consummated, (b) authorized and approved the adoption, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by Merger Sub and (c) directed Merger Sub to take all such actions to consummate such transactions; and

WHEREAS, following the authorization by the General Partner for the Limited Partners to act by written consent, Parent has caused E&P, in its capacity as the record and beneficial holder of Class B Units constituting a “Unit Majority” (as defined in the Partnership Agreement) to deliver to the Partnership, on the date hereof, the Written Consent approving this Agreement and the transactions contemplated by this Agreement, including the Merger, pursuant to Sections 13.11 and 14.3 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINED TERMS; CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, no Group Member, on the one hand, or Parent and all of Parent’s Subsidiaries (including the General Partner, E&P and Merger Sub), on the other hand, shall be considered to be Affiliates with respect to each other.

“Agreement” has the meaning set forth in the Preamble.

“Balance Sheet Date” means March 31, 2022.

“Benefit Plan” means (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (ii) any employment, consulting, severance, termination, retention, change of control, health, medical, dental, vision, cafeteria, disability, accident, insurance, vacation, paid-time-off, flex spending, perquisite, welfare fringe benefit, compensatory equity or equity-based, deferred compensation, profit sharing, retirement, pension, savings, termination and each other compensation or employee benefit plan, program, policy, agreement or arrangement.

“Book-Entry Units” has the meaning set forth in Section 3.2.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which the SEC or banks in Midland, Texas are authorized or required by applicable Laws to be closed.

“Cause” means, with respect to a director or officer of the General Partner, the commission of an act of actual fraud or willful or wanton misconduct in his or her capacity as a director or officer of the General Partner.

“Certificate” has the meaning set forth in Section 3.2.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Class B Units” has the meaning set forth in the Partnership Agreement.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” has the meaning set forth in the Partnership Agreement.

“Conflicts Committee” has the meaning set forth in the Recitals.

“Conflicts Committee Financial Advisor” has the meaning set forth in Section 4.14.

“Contract” has the meaning set forth in Section 4.3(b).

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions, mutations or additional waves thereof or related or associated epidemics, pandemics or disease outbreaks.

“Credit Facility Terminations” has the meaning set forth in Section 6.16(a).

“DGCL” means the Delaware General Corporation Law, as amended.

“Director Phantom Unit” has the meaning set forth in Section 3.6.

“Discharge” has the meaning set forth in Section 6.16(b).

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“E&P” means Diamondback E&P LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” has the meaning set forth in Section 4.3(a).

“Environmental Laws” means any Law relating to (i) pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), occupational health and workplace safety (to the extent related to exposure to Hazardous Substances), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 4.4.

“Exchange Agent” has the meaning set forth in Section 3.3(a).

“Exchange Fund” has the meaning set forth in Section 3.3(a).

“Exchange Ratio” has the meaning set forth in Section 3.1(a).

“FERC” has the meaning set forth in Section 4.13(b).

“FPA” has the meaning set forth in Section 4.13(a).

“GAAP” means generally accepted accounting principles in the United States, as applied on a consistent basis.

“General Partner” has the meaning set forth in the Preamble.

“General Partner Company Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of May 28, 2019.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational.

“GP Board” has the meaning set forth in the Recitals.

“Group Member” means a member of the Partnership Group.

“Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning, under any applicable Environmental Law or the presence of which requires investigation, remediation or corrective action under Environmental Laws or that is otherwise regulated or for which liability or standards of care may be imposed under Environmental Laws, including without limitation petroleum or any fraction, derivative or byproduct thereof, natural gas, liquefied natural gas, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, polychlorinated biphenyls or per- and polyfluoroalkyl substances.

“ICA” has the meaning set forth in Section 4.13(a).

“Indemnified Person” means any Person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Parent, the Partnership, the General Partner, E&P or any of their respective Subsidiaries and also with respect to any such Person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other Benefit Plan or enterprise (whether or not such other entity or enterprise is affiliated with Parent or the Partnership, as applicable) serving at the request of or on behalf of Parent, the Partnership, the General Partner, E&P or any of their respective Subsidiaries, as applicable, and together with such Person’s heirs, executors or administrators.

“Information Statement” has the meaning set forth in Section 4.4.

“Laws” or “Law” has the meaning set forth in Section 4.8(a).

“Liens” has the meaning set forth in Section 4.1(c).

“Limited Partner” has the meaning set forth in the Partnership Agreement.

“Limited Partner Interest” has the meaning set forth in the Partnership Agreement.

“Material Adverse Effect” means, when used with respect to a Person, any change, condition, circumstance, effect, event, development, state of facts or occurrence that, individually or in the aggregate, (x) has a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, or (y) prevents or materially impedes, interferes with or hinders a party’s ability to consummate the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, on or before the Outside Date; provided, however, that, with respect to clause (x), any adverse changes, conditions, circumstances, effects, events, developments, states of facts or occurrences arising out of or resulting from or attributable to any of the following shall be disregarded in determining whether a Material Adverse Effect has occurred: (i) changes, conditions, circumstances, effects, events, developments, states of facts or occurrences generally affecting the economy, the financial or capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement, including the initiation of litigation by any Person with respect to this Agreement and the transactions contemplated hereby, or, except specifically for purposes of determining whether there is a breach of the representations and warranties made by the applicable parties in Section 4.3(b) and Section 5.3(b) and the satisfaction of the closing conditions set forth in Section 7.2(a) and Section 7.3(a) with respect to such representations and warranties, the taking of any action expressly permitted or expressly contemplated by this Agreement; (iii) any change in the market price or trading volume of the limited partner interests, units, shares of common stock or other equity securities of such Person or the credit rating of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war, terrorism, sabotage (including domestic terrorism, cyberterrorism, hacking, ransomware or any other electronic attack) or other hostilities (or the escalation of the foregoing), whether or not pursuant to the declaration of a national emergency or war, pandemics (including COVID-19), epidemics or natural disasters or other force majeure events; (v) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) any Proceedings commenced by or involving any current or former member, partner or stockholder of such Person or any of its Subsidiaries arising out of or related to this Agreement or the transactions contemplated by this Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, natural gas or other carbon-based sources of energy or power; (viii) any failure of a Person to meet any internal or external projections, budgets, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); and (ix) with respect to Parent only, any effect to the extent resulting from a change, condition, circumstance, effect, event, development, state of facts or occurrence that has a Material Adverse Effect on the Partnership Group; provided, however, that changes, conditions, circumstances, effects, events, developments, state of facts or occurrences referred to in clauses (i), (v) and (vii) above shall be considered for purposes of determining whether there has been a Material Adverse Effect if and to the extent such changes, conditions, circumstances, effects, events, developments, states of facts or occurrences have had a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries and in the geographic markets in which such Person and its Subsidiaries operate.

“Maximum Amount” has the meaning set forth in Section 6.6(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Nasdaq” means The Nasdaq Global Select Market.

“NGA” has the meaning set forth in Section 4.13(a).

“NGPA” has the meaning set forth in Section 4.13(a).

“Non-Operated Joint Ventures” means OMOG JV LLC and Remuda Midstream Holdings LLC.

“OpCo” means Rattler Midstream Operating LLC, a Delaware limited liability company and indirectly controlled Subsidiary of the Partnership.

“OpCo LLC Agreement” means that certain Third Limited Liability Company Agreement of OpCo, dated as of December 22, 2021, as may be further amended, modified or supplemented from time to time.

“OpCo Manager” means Rattler Holdings LLC, a Delaware limited liability company, wholly owned Subsidiary of the Partnership and the managing member of OpCo.

“OpCo Manager LLC Agreement” means that certain Limited Liability Company Agreement of OpCo Manager, dated as of December 22, 2021, as may be further amended, modified or supplemented from time to time.

“OpCo Units” means units representing limited liability company interests of OpCo.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement, agreement of limited partnership, limited liability company agreement or similar formation or governing documents and instruments.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plan” means any Benefit Plan maintained, sponsored or administered by Parent or any of its Subsidiaries (excluding the General Partner, the Partnership or any of their respective Subsidiaries) for the benefit of their respective current or former employees, independent contractors and directors (and their respective dependents and beneficiaries), other than any statutory plan, program or arrangement that is required by applicable Laws, other than the Laws of the United States, and maintained by any Governmental Authority. For the avoidance of doubt, no Partnership Benefit Plan is a Parent Benefit Plan.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Bylaws” means the Second Amended and Restated Bylaws of Parent, adopted as of November 18, 2019, as may be amended, modified or supplemented from time to time.

“Parent Charter” means the Amended and Restated Certificate of Incorporation of Parent, as amended by that Certificate of Amendment No. 1, dated December 7, 2016, and the Certificate of Amendment No. 2, dated June 3, 2021, as may be further amended, modified or supplemented from time to time.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Disclosure Schedule” has the meaning set forth in the introductory paragraph of Article V.

“Parent Equity Plans” means the 2021 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan, and any other plans or arrangements of Parent providing for or governing the grant, exercise or settlement of awards of Parent Common Stock or cash settlement of awards valued, in whole or in part, by reference to Parent Common Stock, or otherwise relating thereto, including any amendment and/or amendment and restatement to any of the foregoing.

“Parent Expense Reimbursement” has the meaning set forth in Section 8.3(a).

“Parent Material Adverse Effect” has the meaning set forth in Section 5.1(a).

“Parent Material Contract” means any Contract (whether written or oral) that has been filed with the SEC by Parent as an exhibit to a Parent SEC Document under Item 601(b)(10) of Regulation S-K.

“Parent Organizational Documents” means, collectively, the Parent Bylaws and Parent Charter.

“Parent Party” means Parent and Merger Sub, individually, and “Parent Parties” means all of the foregoing, collectively.

“Parent Preferred Stock” means the preferred stock, par value $0.01 per share, of Parent.

“Parent RSUs” has the meaning set forth in Section 3.6.

“Parent SEC Documents” has the meaning set forth in Section 5.5(a).

“Parent Shares” means shares of Parent Common Stock.

“Parent Stock Issuance” has the meaning set forth in the Recitals.

“Parent Stockholders” means the holders of the outstanding Parent Shares.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 28, 2019, as may be amended, modified or supplemented from time to time.

“Partnership Benefit Plan” means any Benefit Plan maintained, sponsored, contributed to or required to be contributed to or administered by the General Partner, OpCo, the Partnership or any of their respective Subsidiaries for the benefit of the Partnership Service Providers (and their respective dependents and beneficiaries), other than any statutory plan, program or arrangement that is required by applicable Laws, other than the Laws of the United States, and maintained by any Governmental Authority. For the avoidance of doubt, no Parent Benefit Plan is a Partnership Benefit Plan.

“Partnership Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article IV.

“Partnership Expense Reimbursement” has the meaning set forth in Section 8.3(b).

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” has the meaning set forth in the Partnership Agreement.

“Partnership LTIP Awards” means, collectively, the Partnership Phantom Units and any other awards issued and outstanding under a Partnership Long-Term Incentive Plan.

“Partnership Long-Term Incentive Plans” means the Rattler Midstream LP Long-Term Incentive Plan adopted May 22, 2019 and any other plans or arrangements of the Partnership or the General Partner providing for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards, in whole or in part, by reference to Common Units, or otherwise relating thereto, including any amendment and/or amendment and restatement to any of the foregoing.

“Partnership Material Adverse Effect” has the meaning set forth in Section 4.1(a).

“Partnership Material Contract” means any Contract (whether written or oral) that would be required to be filed with the SEC by the Partnership as an exhibit under Item 601(b)(10) of Regulation S-K.

“Partnership Permits” means all Permits necessary for the Partnership Group to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, including all such Permits relating to the transportation of oil, natural gas or water.

“Partnership Phantom Unit” means an unvested Phantom Unit granted under a Partnership Long-Term Incentive Plan that entitles the grantee to one Common Unit upon vesting.

“Partnership Revolving Credit Facility” means that certain Credit Agreement, dated as of May 28, 2019, by and among OpCo, as borrower, the Partnership, as parent, Wells Fargo Bank, National Association, as the administrative agent, and certain lenders from time to time party thereto, as amended by the First Amendment to the Credit Agreement and Guaranty and Security Agreement, dated as of October 23, 2019, the Second Amendment to the Credit Agreement, dated as of November 2, 2020, and the Third Amendment to the Credit Agreement, dated as of December 21, 2021, as supplemented by any joinders thereto entered into by any Group Members, and as may be further amended, modified or supplemented from time to time.

“Partnership SEC Documents” has the meaning set forth in Section 4.5(a).

“Partnership Service Providers” means all of the employees, individual consultants and individual independent contractors that perform services for or on behalf of the Partnership Group or any Group Member.

“Partnership Unaffiliated Unitholders” means holders of Common Units other than Parent, E&P, the General Partner and their respective Affiliates.

“Payoff Letter” has the meaning set forth in Section 6.16(a).

“Permits” means all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proceeding” means any claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity, or order or ruling, in each case whether civil, criminal, administrative, investigative, arbitral or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Public Common Unit” has the meaning set forth in Section 3.1(a).

“PUHCA” has the meaning set forth in Section 4.13(a).

“Registration Statement” has the meaning set forth in Section 4.10.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into or through the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, or groundwater.

“Representatives” has the meaning set forth in Section 4.17.

“Restraints” has the meaning set forth in Section 7.1(b).

“Rights” means, with respect to any Person, (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell, or to cause the issuance, transfer or sale of, any partnership or other equity interest in such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (ii) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire, or to cause the repurchase, redemption or other acquisition of, any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this definition.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.5(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 4.1(c).

“Senior Notes” means the Partnership’s 5.625% Senior Notes due 2025.

“Senior Notes Indentures” means the Indenture, dated as of July 14, 2020, among the Partnership, as issuer, certain Group Members, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture, dated as of December 8, 2021, among Rattler WTG LLC, as guaranteeing subsidiary, the Partnership, the other guarantors party thereto, and the Trustee and that certain Supplemental Indenture, dated as of December 22, 2021, among Rattler Holdings LLC, as guaranteeing subsidiary, the Partnership, the other guarantors party thereto, and the Trustee.

“Sole Member” has the meaning set forth in the Recitals.

“Sole Member Consent” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests or more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any limited liability company, partnership, association or other Person (other than a corporation or partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, (i) has at least a majority of the ownership interest, (ii) has the power to elect or direct the election of a majority of the directors or other governing body of such Person or (iii) in the case of a limited liability company, owns or controls a managing member interest; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, no Group Member shall be considered a Subsidiary of Parent or of E&P; provided, further, that each of the Non-Operated Joint Ventures shall be considered a Subsidiary of the Partnership for the purposes of this Agreement.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Takeover Laws” has the meaning set forth in Section 4.3(a).

“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Unit Majority” has the meaning set forth in the Partnership Agreement.

“Willful Breach” has the meaning set forth in Section 8.2.

“Written Consent” means the approval of this Agreement and the transactions contemplated by this Agreement, including the Merger, by the written consent of E&P, in its capacity as the holder of Class B Units constituting a Unit Majority, without a meeting in accordance with Section 13.11 and Section 14.3 of the Partnership Agreement.

Section 1.2 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(e) the word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”;

(f) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply “if”;

(g) a defined term has its defined meaning throughout this Agreement and each schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(h) all references to prices, values or monetary amounts refer to United States dollars;

(i) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(j) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson of this Agreement and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(k) each covenant, term and provision of this Agreement will be construed simply according to its fair meaning; prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement will not be used as an aid of construction or otherwise constitute evidence of the intent of the parties and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of such prior drafts;

(l) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(m) any references herein to a particular Section, Article or Schedule means a Section or Article of, or Schedule to, this Agreement unless otherwise expressly stated herein;

(n) the Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(o) unless otherwise specified herein, references to any statute, listing rule, rule, standard, regulation or other Law include a reference to the corresponding rules and regulations and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time;

(p) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(q) all references to days mean calendar days unless otherwise provided; and

(r) except as otherwise noted, all references to time mean Midland, Texas time.

ARTICLE II

THE MERGER

Section 2.1 The Merger and Surviving Entity. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DGCL, at the Effective Time, Merger Sub shall merge with and into the Partnership, the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the Partnership as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 2.2 Closing. Subject to the provisions of Section 6.10 and Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana St., 44th Floor, Houston, Texas 77002 at 10:00 A.M., Houston, Texas time, on the third Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place and at such later date and time as the Partnership and Parent shall agree; provided, that Closing shall not occur prior to July 15, 2022. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties hereto will cause a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DGCL (the “Certificate of Merger”), to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DGCL. At the Effective Time, (a) E&P will continue as a Limited Partner of the Partnership and will continue to hold all of the Class B Units in the Partnership, (b) by virtue of the Merger, Parent will be admitted as a Limited Partner of the Partnership and will hold all of the Limited Partner Interests in the Partnership represented by Common Units, (c) the General Partner shall continue as the general partner of the Partnership and (d) the Partnership (as the Surviving Entity) will continue without dissolution.

Section 2.5 Organizational Documents of the Surviving Entity. At the Effective Time, (i) the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with applicable Laws and (ii) the Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the agreement of limited partnership of the Surviving Entity, from and after the Effective Time until duly amended in accordance with the terms thereof and applicable Laws, in each case, consistent with the obligations set forth in Section 6.6. The name of the Surviving Entity shall be “Rattler Midstream LP.”

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Parent Party, the Partnership, the General Partner, any holder of Parent securities or Partnership securities or any other Person:

(a) Conversion of Common Units. Subject to Section 3.1(c), Section 3.3(d) and Section 3.5, each Common Unit (other than any Common Units owned by Parent and its Subsidiaries immediately prior to the Effective Time) issued and outstanding as of immediately prior to the Effective Time (each, a “Public Common Unit”) shall be converted into, and shall thereafter represent only, the right to receive 0.113 of a Parent Share (the “Merger Consideration” and such ratio, the “Exchange Ratio”), subject to adjustment in accordance with Section 3.5, which Parent Shares will be duly authorized, validly issued, fully paid and non-assessable in accordance with applicable Laws.

(b) Equity of Merger Sub. The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Units of the Surviving Entity equal to the number of Public Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a).

(c) Treatment of Partnership Interests Owned by the Partnership, Parent or their Subsidiaries.

(i) Any Partnership Interests that are owned immediately prior to the Effective Time by the Partnership or any Subsidiary of the Partnership shall be automatically canceled at the Effective Time and shall cease to exist. No consideration will be delivered in exchange for such canceled Partnership Interests.

(ii) Any Partnership Interests that are owned immediately prior to the Effective Time by Parent or any Subsidiary of Parent (excluding the General Partner Interest (discussed in clause (iii) below)), shall not be canceled, shall not be converted into the Merger Consideration and shall remain outstanding as Partnership Interests in the Surviving Entity.

(iii) The General Partner Interest issued and outstanding as of immediately prior to the Effective Time shall remain, immediately following the Effective Time, outstanding as a general partner interest in the Surviving Entity.

(iv) The OpCo Units issued and outstanding as of immediately prior to the Effective Time will be unaffected by the Merger and shall be unchanged and remain outstanding, and no consideration shall be due in respect thereof.

(d) Books and Records of the Partnership. The books and records of the Partnership shall be revised to reflect (i) the conversion and cancellation of all Public Common Units in accordance with Section 3.1 and Section 3.2, (ii) the conversion of the shares of common stock of Merger Sub in accordance with Section 3.1(b) and (iii) the cancellation of any Partnership Interests that are owned by the Partnership or any Subsidiary of the Partnership in accordance with Section 3.1(c)(i).

Section 3.2 Rights as Partnership Unitholders; Common Unit Transfers. All Public Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) will cease to be Outstanding (as such term is defined in the Partnership Agreement) and will automatically be canceled and will cease to exist when converted into the right to receive the Merger Consideration as a result of and pursuant to the Merger. At the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented Public Common Units (a “Certificate”) and each holder of non-certificated Public Common Units represented by book-entry immediately prior to the Effective Time (“Book-Entry Units”) will cease to have any rights with respect thereto or thereunder, except the right to receive (a) the Merger Consideration, (b) any dividend or distribution in accordance with Section 3.3(c), in each case to be issued or paid, without interest, in consideration therefor upon surrender of such Certificate or Book-Entry Units in accordance with Section 3.3 and (c) any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and which remains unpaid at the Effective Time. At the Effective Time, the transfer books of the Partnership will be closed immediately and there will be no further registration of transfers on the transfer books of the Partnership with respect to the Public Common Units.

Section 3.3 Exchange of Certificates and Book-Entry Units.

(a) Exchange Agent. Prior to the Effective Time, Parent will appoint Computershare Trust Company, N.A. to act as exchange and payment agent hereunder for the purpose of exchanging Public Common Units for the Merger Consideration as required by this Article III (the “Exchange Agent”). Promptly after the Effective Time, but on the Closing Date, Parent will deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of the applicable Public Common Units, for exchange in accordance with this Article III, through the Exchange Agent, Parent Shares as required by this Article III in exchange for Public Common Units. Parent agrees to make available, or cause to be made available, to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends or other distributions pursuant to Section 3.3(c) or cash in lieu of fractional Parent Shares pursuant to Section 3.3(d), in each case, without interest. Any dividends with respect to Parent Shares pursuant to Section 3.3(c), Parent Shares for payment of the Merger Consideration deposited with the Exchange Agent and cash in lieu of fractional Parent Shares pursuant to Section 3.3(d) are hereinafter referred to as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions from Parent and the Partnership, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Section 3.3(b) and Section 3.3(c), the Exchange Fund will not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, Parent will instruct the Exchange Agent to mail to each record holder of Public Common Units as of the Effective Time (i) a letter of transmittal (specifying that in respect of certificated Public Common Units, delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent, and which will be in customary form and agreed to by Parent and the Partnership prior to the Effective Time) and (ii) instructions (in customary form and agreed to by Parent and the Partnership prior to the Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration payable in respect of Public Common Units represented by such Certificates or Book-Entry Units, as applicable. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be reasonably required pursuant to such instructions, each holder who held Public Common Units immediately prior to the Effective Time will be entitled to receive upon surrender of the Certificates or Book-Entry Units therefor (subject to any applicable withholding Tax) (A) Parent Shares representing, in the aggregate, the whole number of Parent Shares that such holder has the right to receive pursuant to this Article III (after taking into account all Public Common Units then held by such holder) and (B) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including dividends or other distributions pursuant to Section 3.3(c), if any. No interest will be paid or accrued on any dividends or other distributions payable pursuant to Section 3.3(c). In the event of a transfer of ownership of Public Common Units that is not registered in the transfer records of the Partnership, the Merger Consideration payable in respect of such Public Common Units may be paid to a transferee if the Certificate representing such Public Common Units or evidence of ownership of the Book-Entry Units is presented to the Exchange Agent, and in the case of both certificated and book-entry Public Common Units, accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such exchange will pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Public Common Units, or will establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until all such required documentation has been delivered and Certificates, if any, have been surrendered as contemplated by this Section 3.3(b), each Certificate or Book-Entry Unit will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such delivery and surrender, any cash or dividends or other distributions to which such holder is entitled pursuant to Section 3.3(c) or Section 3.3(d) and any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and remains unpaid at the Effective Time.

(c) Dividends with Respect to Unexchanged Public Common Units. No dividends or other distributions with respect to Parent Shares issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Units until such Certificates or Book-Entry Units are surrendered as provided in this Section 3.3. Following such surrender, subject to the effect of escheat, Tax or other applicable Laws, there shall be paid, without interest, to the record holder of the Parent Shares issued in exchange therefor (i) at the time of such surrender, all dividends or other distributions payable in respect of any such Parent Shares with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Shares with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Parent Shares, all Parent Shares to be issued pursuant to the Merger shall be entitled to dividends or other distributions pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

(d) No Fractional Parent Shares. No certificates or scrip for Parent Shares representing fractional Parent Shares or book entry credit of the same will be issued upon the surrender of Public Common Units outstanding immediately prior to the Effective Time in accordance with Section 3.3(b), and such fractional interests will not entitle the owner thereof to vote, receive dividends or to have any other rights as a holder of any Parent Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Parent Share, all fractions of Parent Shares to which a holder of Public Common Units converted into the right to receive the Merger Consideration in the Merger would otherwise have been entitled shall be aggregated and rounded to three decimal places. Any holder of Public Common Units otherwise entitled to receive a fractional Parent Share but for this Section 3.3(d) shall be entitled to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of the fractional interest in Parent Shares to which such holder would, but for this Section 3.3(d), be entitled and (ii) an amount equal to the average of the volume weighted average price per Parent Share on the Nasdaq (as reported by Bloomberg L.P., or, if not reported therein, in another authoritative source mutually selected by Parent and the General Partner) on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the Closing Date.

(e) No Further Rights in Public Common Units. The Merger Consideration issued upon conversion of a Public Common Unit in accordance with the terms hereof will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Public Common Unit (other than any distribution in respect of the Common Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership on the Common Units in accordance with the terms of this Agreement and the Partnership Agreement and which remains unpaid at the Effective Time).

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Public Common Units on the one year anniversary of the Effective Time will be delivered to Parent upon demand by Parent and, from and after such delivery, any former holders of Public Common Units who have not theretofore complied with this Article III will thereafter look only to Parent for the Merger Consideration payable in respect of such Public Common Units, any cash in lieu of fractional Parent Shares or any dividends or other distributions with respect to Parent Shares to which they are entitled pursuant to Section 3.1 or Section 3.3(c), respectively, in each case, without any interest thereon. Any amounts remaining unclaimed by holders of Public Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent. Without limitation of the foregoing, after the date that is the one-year anniversary of the Effective Time, any amounts remaining unclaimed by holders of Public Common Units will become the property of Parent, subject to the legitimate claims of any Person previously entitled thereto hereunder or under abandoned property, escheat or similar Laws. Notwithstanding anything in this Agreement to the contrary, none of the Parent Parties, the Partnership, the Surviving Entity, the General Partner, the Exchange Agent, or any other Person shall be liable to any former holder of Public Common Units for any amount properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate and affidavit the Merger Consideration payable in respect of Public Common Units represented by such Certificate as contemplated by this Article III and pay any dividends or other distributions pursuant to Section 3.3(c) and any cash payable in lieu of fractional Parent Shares.

(h) Withholding Taxes. Each of the Parent Parties, the Surviving Entity and the Exchange Agent, as applicable, are entitled to deduct and withhold from any amounts, including the Merger Consideration, payable pursuant to this Agreement to any Person such amounts as the Parent Parties, the Surviving Entity or the

Exchange Agent, as applicable, reasonably deems it is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment. Such deduction and withholding may be taken in securities, in which case the Parent Parties, the Surviving Entity or the Exchange Agent, as applicable, shall be treated as having sold such securities for an amount of cash equal to the fair market value of such securities at the time of such deemed sale. To the extent that deducted and withheld amounts (including deemed proceeds from the deemed sale of securities) are paid over to the appropriate Governmental Authority, such amounts (including securities) will be treated for all purposes of this Agreement as having been paid or issued to the Person in respect of whom such deduction and withholding was made.

(i) Book Entry Shares. All Parent Shares to be issued in the Merger will be issued in book-entry form, without physical certificates.

(j) Investment of Exchange Fund. Parent may cause the Exchange Agent to invest the cash in the Exchange Fund as directed by Parent on a daily basis, in Parent’s sole discretion; provided, however, that no such investment or loss thereon shall affect the amounts payable or timing of the amounts payable to the holders of Public Common Units pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall be paid promptly to Parent.

Section 3.4 No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 3.5 Anti-Dilution Provisions. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Common Units or Parent Shares shall have been changed into a different number of units or shares or a different class or series by reason of any subdivisions, reclassifications, splits, share distributions, combinations or exchanges of Common Units or Parent Shares, as applicable, then the Merger Consideration, the Exchange Ratio and any other similar dependent item, as applicable, will be correspondingly adjusted to provide to the holders of Public Common Units the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.5 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to be undertaken pursuant to this Agreement.

Section 3.6 Treatment of Awards. Prior to the Effective Time, Parent, the General Partner and the Partnership shall take all action as may be necessary or required in accordance with applicable Law and each of the Partnership Long-Term Incentive Plans and the Parent Equity Plan (including the award agreements in respect of awards granted thereunder) to give effect to this Section 3.6 as follows: as of the Effective Time, (i) each Partnership Phantom Unit (other than the Director Phantom Units) that is outstanding immediately prior to the Effective Time, shall cease to relate to or represent any right to receive Common Units and shall be converted at the Effective Time into an award of restricted stock units relating to a number of Parent Shares (“Parent RSUs”) equal to the product of (A) the number of Common Units subject to the corresponding Partnership Phantom Unit as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, such product rounded up to the nearest whole share, and with such Parent RSU otherwise on the same terms and conditions as were applicable to the corresponding Partnership Phantom Units, including any applicable payment timing provisions and distribution equivalent rights, as applicable (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Parent Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Parent RSU), and (ii) each Partnership Phantom Unit held by a non-employee director whose service to the Partnership or its Affiliates will terminate upon the consummation of the Merger (each a “Director Phantom Unit”) shall become fully vested and shall be automatically converted into the right to receive, with respect to each Common Unit subject thereto, the Merger Consideration, plus any accrued but unpaid amounts in relation to distribution equivalent rights, in accordance with the applicable payment timing provisions set forth in the award agreement evidencing such Director Phantom Unit (and, if applicable, dividend equivalent rights relating to dividends declared with respect to Parent Common Stock during the period beginning at the Effective Time and ending on the date of settlement of such Director Phantom Unit). The conversion of a Director Phantom Unit as provided in clause (ii) of the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Director Phantom Unit other than, from and after the Effective Time, the right to receive the Merger Consideration, plus any accrued but unpaid amounts in relation to distribution equivalent rights (and dividend equivalent rights as described in such clause if applicable) in respect of each Common Unit subject to such converted Director Phantom Unit. From and after the Effective Time, the former holder of any Partnership Phantom Unit (other than the Director Phantom Units) shall only be entitled to receive Parent RSUs in respect of such Partnership Phantom Unit, which Parent RSUs will include a right to receive payment of any amounts with respect to accrued distribution equivalent right payments as of the Closing (and dividend equivalent rights beginning at the Effective Time if applicable) in accordance with and subject to the same vesting, forfeiture, payment timing and other provisions as applied under the corresponding Partnership Phantom Unit. Except as otherwise provided in this Section 3.6, each such Parent RSU shall continue to have and be subject to the same vesting and other terms and conditions as applied to the corresponding Partnership Phantom Unit immediately before the Effective Time. If, as of the Effective Time, Parent does not have reserved for issuance a sufficient number of shares of Parent Common Stock for delivery with respect to the Parent RSUs issued by it in accordance with this Section 3.6, Parent shall take all corporate action necessary to reserve for issuance such number of shares of Parent Common Stock. As of the Effective Time, Parent shall have on file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to shares of Parent Common Stock subject to such Parent RSUs and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent RSUs remain outstanding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE GENERAL PARTNER

Except as disclosed in (a) the Partnership SEC Documents filed with or publicly furnished to the SEC on or after December 31, 2020, and prior to the date of this Agreement (but excluding any disclosure contained in any such Partnership SEC Documents under the heading “Risk Factors” or “Cautionary Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Partnership to Parent (the “Partnership Disclosure Schedule”) prior to the execution of this Agreement (provided, that (i) any disclosure in any section of such Partnership Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Partnership Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Partnership Material Adverse Effect), each of the Partnership and the General Partner, jointly and severally, represent and warrant to the Parent Parties as follows; provided, that the representations and warranties set forth in this Article IV to the extent applicable to the Non-Operated Joint Ventures are given to the knowledge of the Partnership:

Section 4.1 Organization, Standing and Power.

(a) The General Partner and each Group Member is a legal entity duly incorporated, formed or organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite corporate, limited liability company, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so incorporated, formed, organized or existing (other than with respect to the Partnership or the General Partner) or in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Partnership Group, taken as a whole (a “Partnership Material Adverse Effect”).

(b) Each of the Group Members is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) All of the outstanding units, limited liability company interests, partnership interests or other equity interests in each material Subsidiary of the Partnership that are owned directly or indirectly by the Partnership have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited liability company or limited partnership, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Group Member is a corporate entity; in the case of an interest in a limited liability company, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA, and in the case of an interest in a limited partnership, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA) and are owned free and clear of all material liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same (collectively, “Liens”), except for such voting or transfer restrictions: (i) as set forth in the Organizational Documents of such Group Member; (ii) arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the “blue sky” Laws of the various states of the United States or any other applicable securities Law; (iii) arising under the DLLCA or DRULPA, as applicable; or (iv) as set forth in the Partnership Revolving Credit Facility, the other Loan Documents (as defined in the Partnership Revolving Credit Facility) or the Senior Notes Indentures, or otherwise in connection with any Indebtedness.

(d) The Partnership has made available to Parent correct and complete copies of its Organizational Documents and correct and complete copies of the Organizational Documents of each of its material Subsidiaries, in each case as amended to the date of this Agreement. All such Organizational Documents are in full force and effect and the Partnership and each of its material Subsidiaries is not in violation of any of their provisions in any material respect.

Section 4.2 Capitalization.

(a) The authorized equity interests of the Partnership consist of Common Units, Class B Units and the General Partner Interest. As of April 29, 2022, the issued and outstanding limited partner interests and general partner interests of the Partnership consisted of (i) 38,146,047 Common Units, (ii) 107,815,152 Class B Units and (iii) the General Partner Interest. The Partnership originally reserved 15,151,515 Common Units for issuance pursuant to the Partnership Long-Term Incentive Plans, of which, as of April 29, 2022, 1,925,453 Common Units are subject to outstanding Partnership Phantom Units and 12,501,976 Common Units remain available for issuance in connection with future grants of awards under the Partnership Long-Term Incentive Plans. Since April 29 to the date of this Agreement, no additional Limited Partner Interests or General Partner Interests have been issued, other than Common Units, if any, issued in connection with or pursuant to the Partnership Long-Term Incentive Plans. The General Partner is the sole general partner of the Partnership and owns the General Partner Interest free and clear of all material Liens, and the General Partner Interest has been duly authorized and validly issued in accordance with the Organizational Documents of the Partnership. All outstanding equity interests of the Partnership (excluding the General Partner Interest) are, and all Common Units issuable pursuant to the Partnership Phantom Units, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of preemptive rights (except as set forth in the Partnership Agreement).

(b) (i) As of the date hereof, the Partnership is the sole member of OpCo Manager and owns 100% of the membership interest in OpCo Manager; (ii) as of April 29, 2022, OpCo Manager owned 38,146,047 OpCo Units, representing a 26.1% interest therein, and as of the date hereof, OpCo Manager is the sole managing member of OpCo; and (iii) as of April 29, 2022, E&P owned 107,815,152 OpCo Units, representing a 73.9% interest in OpCo. As of close of business on April 29, 2022, there were 145,961,199 OpCo Units outstanding. Except as described in this Section 4.2(b), there are no voting securities or other outstanding equity interests (or interests convertible into equity interests) in OpCo Manager or OpCo. All of the outstanding equity interests of OpCo Manager and of OpCo owned, directly or indirectly, by the Partnership have been, or upon issuance will be, duly authorized and validly issued and are or upon issuance will be fully paid (to the extent required under the OpCo Manager LLC Agreement or the OpCo LLC Agreement, as applicable) and non-assessable except to the extent specified in the DLLCA, the OpCo Manager LLC Agreement or the OpCo LLC Agreement, as applicable, and are not subject to any material Liens, other than (x) restrictions on transfer arising under applicable securities Law or the DLLCA, as applicable, (y) in the applicable terms of this Agreement, the OpCo Manager LLC Agreement, the OpCo LLC Agreement, the Partnership Revolving Credit Facility and the other Loan Documents (as defined in the Partnership Revolving Credit Facility) or the Senior Notes Indentures, as applicable, and (z) Liens that any holder of such equity interests may have imposed on any such equity interests of which it is record or beneficial owner.

(c) As of the date of this Agreement, except as expressly contemplated by this Agreement or the Partnership Agreement or as set forth on Section 4.2(c) or (f) of the Partnership Disclosure Schedule, (i) there are no equity securities of the Partnership issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights or other compensatory equity or equity-based awards or rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating any Group Member to issue, transfer or sell any Partnership Interest or other equity interest of such Group Member or any securities convertible into or exchangeable for Partnership Interests or other equity interests, or any commitment to authorize, issue or sell the same or any such equity securities and (iii) there are no contractual obligations of any Group Member to repurchase, redeem or otherwise acquire any Partnership Interest or other equity interest of such Group Member or any such securities or agreements listed in clause (ii) of this sentence.

(d) No Group Member has any outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into, exchangeable for or exercisable for securities having the right to vote) with the holders of Common Units or any other equity interest on any matter.

(e) Other than as set forth in the Organizational Documents of any such Group Member with respect to such Group Member, there are no voting trusts or other agreements or understandings to which any Group Member is a party with respect to the voting or registration of capital stock or other equity interest of any Group Member.

(f) Section 4.2(f) of the Partnership Disclosure Schedules sets forth a complete and correct list, as of the date of this Agreement, of (i) each Partnership LTIP Award held by an executive officer or director of a Group Member, (ii) the name of such Partnership LTIP Award holder, (iii) the number of Common Units underlying such Partnership LTIP Award, (iv) the date on which such Partnership LTIP Award was granted, (v) the expiration date of such Partnership LTIP Award, if applicable and (vi) the vesting schedule applicable to such Partnership LTIP Award. All Partnership LTIP Awards were (A) granted in accordance with the terms of the applicable Partnership Long-Term Incentive Plan and in material compliance with the Exchange Act, all other applicable Laws and rules of the Nasdaq and (B) properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Partnership and disclosed in the Partnership SEC Documents in accordance with the Exchange Act and all other applicable Laws. No Partnership LTIP Award is a type of award other than a Partnership Phantom Unit.

Section 4.3 Authority; Noncontravention; Voting Requirements.

(a) Each of the Partnership and the General Partner has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of the Partnership and the General Partner of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been, as applicable, duly authorized by the GP Board, approved by each of the Conflicts Committee and the GP Board, approved by the holders of a Unit Majority and consented to by the Sole Member, and no other entity action on the part of the Partnership, the General Partner or the Sole Member is necessary to authorize the execution, delivery and performance by the Partnership and the General Partner of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Partnership and the General Partner and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Partnership and the General Partner, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity) (collectively, the “Enforceability Exceptions”). The GP Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price,” “control share” or similar Law (collectively, “Takeover Laws”) and any takeover provision of the Partnership Agreement applicable to the Partnership, the General Partner or any of their respective Subsidiaries do not, and will not, apply to this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger.

(b) Neither the execution and delivery of this Agreement by the Partnership or the General Partner nor the consummation by the Partnership and the General Partner of the transactions contemplated by this Agreement, nor compliance by the Partnership and the General Partner with any of the terms or provisions of this Agreement, will (i) contravene, conflict with, violate any provision of, result in any breach of, or require the consent of any Person (other than the Written Consent and the Sole Member Consent, each of which has been obtained) under, the terms, conditions or provisions of the Partnership Agreement, the General Partner Company Agreement or any of the Organizational Documents of the Partnership’s material Subsidiaries, (ii) assuming the authorizations, consents and approvals referred to in Section 4.3(e) and (f) and Section 4.4, the amendments, restatements, amendments and restatements, replacements, terminations, waivers, consents and other modifications, referred to in Section 4.3(b) of the Partnership Disclosure Schedule are effective on or prior to the Closing Date, and the filings referred to in Section 4.4 are made, (A) contravene, violate or conflict with any Law, judgment, writ or injunction of any Governmental Authority applicable to any Group Member or any of its respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Group Member under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Partnership Permit to which any Group Member is a party or by which it or any of its respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of any Group Member, except, in the case of clause (ii) or clause (iii) of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations, Liens or rights that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) The approval by the GP Board and approval by the holders of a Unit Majority, each of which was obtained prior to the execution of this Agreement, are the only votes or approvals of the holders of any class or series of Partnership Interests that are necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

(d) The Conflicts Committee, by unanimous vote has, among other things, (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are not adverse to the interest of the Partnership, including the Partnership Unaffiliated Unitholders, (ii) approved this Agreement and the transactions contemplated by this Agreement, including the Merger (the foregoing constituting “Special Approval” for all purposes of the Partnership Agreement, including Section 7.9(d) thereof), (iii) resolved to recommend to the GP Board the approval of this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in the Agreement, and (iv) recommended that the GP Board resolve to direct that this Agreement and the transactions contemplated by this Agreement, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement.

(e) The GP Board (acting, in part, based upon the receipt of such approval and recommendation of the Conflicts Committee), by unanimous vote has, among other things, (i) determined that the forms, terms and provisions of this Agreement and the transactions contemplated by this Agreement, including the Merger, are not adverse to the interest of the Partnership, including the Partnership Unaffiliated Unitholders, (ii) authorized and approved this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement and (iii) directed that this Agreement and the transactions contemplated by this Agreement, including the Merger, be submitted to a vote of the Limited Partners for approval pursuant to Section 14.3 of the Partnership Agreement and authorized the Limited Partners to act by written consent pursuant to Section 13.11 of the Partnership Agreement.

(f) Pursuant to Section 5.6(b) of the General Partner Company Agreement, the GP Board has obtained the Sole Member Consent, pursuant to which the Sole Member has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interest of the Sole Member and the General Partner and (ii) authorized and approved this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger, by the General Partner.

Section 4.4 Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act, including the filing with the SEC of the Registration Statement and the information statement constituting a part thereof relating to the Written Consent (the “Information Statement”), and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the Nasdaq, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect.

Section 4.5 Partnership SEC Documents; Undisclosed Liabilities; Internal Controls.

(a) The Partnership has filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by the Partnership with the SEC since December 31, 2020 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Partnership SEC Documents”). The Partnership SEC Documents, as of their respective effective dates (in the case of Partnership SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Partnership SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), as the case may be, applicable to such Partnership SEC Documents, and none of the Partnership SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Partnership SEC Documents. To the knowledge of the Partnership, none of the Partnership SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements of the Partnership included in the Partnership SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Partnership and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in partners’ capital for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Partnership and its consolidated Subsidiaries, taken as a whole).

(c) Except (i) as reflected or otherwise reserved against on the balance sheet of the Partnership and its consolidated Subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Partnership SEC Documents filed by the Partnership and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) for liabilities and obligations set forth in Section 4.5(c) of the Partnership Disclosure Schedule and (iv) for liabilities and other obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither the Partnership nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent) that would be required to be reflected or reserved against on a consolidated balance sheet of the Partnership prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(d) No Subsidiary of the Partnership is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act.

(e) The General Partner has established and maintains internal control over financial reporting and disclosure controls and procedures for the Partnership designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that ensure that all material information required to be disclosed by the Partnership in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. The General Partner has disclosed, based on its most recent evaluation, to the Partnership’s auditors and the Conflicts Committee (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information and have identified for the Partnership’s auditors and the Conflicts Committee any material weakness in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting. As of the date of this Agreement, and except as disclosed in a Partnership SEC Document filed with the SEC prior to the date of this Agreement, the General Partner has no knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

(f) Since December 31, 2020, the principal executive officer and principal financial officer of the General Partner have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of the General Partner or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

Section 4.6 Absence of Certain Changes or Events.

(a) Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Partnership Material Adverse Effect.

(b) Since the Balance Sheet Date to the date of this Agreement, except for this Agreement and the transactions contemplated by this Agreement, the Partnership and the other Group Members have carried on and operated their respective businesses in the ordinary course of business in all material respects (except for commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to changes or developments resulting or arising from COVID-19).

Section 4.7 Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending or, to the knowledge of the Partnership, threatened in writing with respect to any Group Member or Proceedings pending or, to the knowledge of the Partnership, threatened in writing with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and there are no orders, judgments, decrees or similar rulings of any Governmental Authority against any Group Member, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. This Section 4.7 shall not apply to any Proceedings against a Group Member or any of its respective directors or managers to the extent arising out of this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 4.8 Compliance With Laws.

(a) Each Group Member is, and since the later of December 31, 2020 and its respective date of incorporation, formation or organization has been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, tariff, ordinance, rule, regulation, judgment, order, injunction, stipulation, determination, award or decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) Without limiting the generality of Section 4.8(a), neither the General Partner nor any Group Member nor, to the knowledge of the Partnership, any director, officer, employee or agent authorized to act on behalf of the foregoing (in their respective capacities as such), (i) has violated the U.S. Foreign Corrupt Practices Act or any other U.S. and foreign anti-corruption Laws that are applicable to the Partnership or its Subsidiaries; (ii) has, to the knowledge of the Partnership, been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) to the knowledge of the Partnership, is being (or has been) investigated by any Governmental Authority with respect to any such matters, except, in each case of the foregoing clauses (i) through (iii), as would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) The Partnership or another Group Member holds all Partnership Permits and all such Partnership Permits are in full force and effect, except where the failure to hold such Partnership Permits or the failure of such Partnership Permits to be in full force and effect, would not have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 4.9 Environmental Matters. Except with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Partnership Material Adverse Effect: (a) the Partnership Group is, and since the later of December 31, 2020 and any such Group Member’s respective date of incorporation, formation or organization has been, in compliance with applicable Environmental Laws; (b) the Partnership or another Group Member has obtained, and is in compliance with, all Permits required under applicable Environmental Laws for the occupation of the Partnership Group’s facilities and the operation of its business, and there are no Proceedings pending or, to the knowledge of the Partnership, threatened in writing to terminate, cancel or revoke any such Permit; (c) no written notice, demand, request for information, citation, summons, complaint or order has been received by, and no Proceeding is pending or, to the knowledge of the Partnership, threatened in writing by any Person against any Group Member, in each case with respect to any matters arising under Environmental Laws; (d) to the knowledge of the Partnership, there have been no Releases of Hazardous Substances at any property in violation of any applicable Environmental Law, that requires investigation or remediation by the Partnership or any of its Subsidiaries under applicable Environmental Laws, or would otherwise reasonably be expected to give rise to any Group Member incurring any liability, remedial obligation or corrective action requirement under applicable Environmental Laws; and (e) no Group Member has either, expressly or by operation of Law, assumed or undertaken any liability, including any obligation for remedial or corrective action, of any other Person relating to Environmental Laws.

Section 4.10 Information Supplied. Subject to the accuracy of the representations and warranties of the Parent Parties set forth in Section 5.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Partnership or the General Partner specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Shares in connection with the Merger (as amended or supplemented from time to time, the “Registration Statement”) will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Information Statement will, on the date it is first mailed to the Limited Partners, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable. Notwithstanding the foregoing, neither the General Partner nor the Partnership makes any representation or warranty with respect to information supplied by or on behalf of any Parent Party for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.11 Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect: (a) all Tax Returns that were required to be filed by or with respect to the Partnership or any of its Subsidiaries have been duly and timely filed or caused to be timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (b) all Taxes owed by the Partnership or any of its Subsidiaries that are or have become due have been timely paid in full or caused to be timely paid in full or an adequate reserve for the payment of such Taxes has been established in their books and records, (c) there are no Liens on any of the assets of the Partnership or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes on any of such assets, (d) there is no claim against the Partnership or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any Taxes or Tax Returns of or with respect to the Partnership or any of its Subsidiaries, (e) the Partnership is classified as an association taxable as a corporation in accordance with Treasury Regulations Section 301.7701-3 and (f) the Partnership has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.11 and Section 4.12 contain the sole and exclusive representations and warranties with respect to Tax matters.

Section 4.12 Partnership Benefit Plans; Employee Matters.

(a) Each Partnership Benefit Plan has been established, maintained and administered in compliance with its terms and with applicable Laws, including ERISA and the Code, except for such non-compliance which has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Except as has not had and would not reasonably be expected to have a Partnership Material Adverse Effect, no Partnership Benefit Plan is or has been a (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) pension plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) “multiple employer plan” within the meaning of Section 210 of ERISA or an employee benefit plan subject to Section 413(c) of the Code, or (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(b) Each Partnership Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to such qualification from the Internal Revenue Service, and, to the knowledge of the Partnership, no event has occurred that could reasonably be expected to cause the loss of any such qualification, except where such loss of qualification, individually or in the aggregate, would not have a Partnership Material Adverse Effect.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, no Proceeding, including any audit or investigation by any Governmental Authority, is pending or, to the knowledge of the Partnership, threatened with respect to any Partnership Benefit Plan (other than routine claims for benefits and non-material appeals of such claims).

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, no Group Member is bound by or a party to any collective bargaining agreement or similar contract with any labor union or organization with respect to any of their employees. Except as would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, no Group Member is currently engaged in any negotiation with any labor union or organization and, to the knowledge of the Partnership, there is no union representation question or certification petition pending before the National Labor Relations Board or any other similar Governmental Authority relating to any Group Member. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, (i) no organized work stoppage, labor strike, labor dispute, lockout or slowdown against any Group Member is pending or, to the knowledge of the Partnership, threatened against or involving any Group Member; and (ii) no Group Member has received written notice of any unfair labor practice complaint and, to the knowledge of the Partnership, no such complaints against any Group Member are pending before the National Labor Relations Board or other similar Governmental Authority.

(e) Except as expressly contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in combination with another event, whether contingent or otherwise) will (i) entitle any current or former employee, consultant, director, manager or other service provider to any payment or benefit (or any increased or enhanced payment or benefit) from the General Partner, the Partnership or its Subsidiaries, or (ii) accelerate the vesting, funding or time of payment of any compensation, Partnership Phantom Unit or other benefit with respect to any current or former employee, consultant, director, manager or other service provider.

(f) As of the date hereof, no Group Member employs any employees, and no Group Member has extended any offer of employment to any individual that is outstanding as of the date hereof.

Section 4.13 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, there are no Proceedings pending, or to the knowledge of the Partnership, threatened in writing, alleging that the

Partnership or any other Group Member is in violation of the Natural Gas Act, 15 U.S.C. § 717, et seq. (the “NGA”), the Natural Gas Policy Act of 1978, 15 U.S.C. § 3301, et seq. (the “NGPA”), the Interstate Commerce Act, 49 U.S.C. App. § 1, et seq. (1988) (the “ICA”), the Federal Power Act, 16 U.S.C. § 791a, et seq. (the “FPA”), or the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451-16453 (“PUHCA”), or the rules and regulations promulgated thereunder, or the laws, rules and regulations of any state public utility or transportation commission or department in a state within which the Partnership or any other Group Member operates, as the case may be.

(b) Except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect, all filings (other than immaterial filings) required to be made by the Partnership or any other Group Member during the two years preceding the date hereof, with the (i) Federal Energy Regulatory Commission (“FERC”) under the NGA, the NGPA, the ICA, the FPA, PUHCA, or the rules and regulations promulgated thereunder, (ii) the Department of Energy, or (iii) any state public utility commission or department in a state within which any of the Group Members operate, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, and related documents, and, to the knowledge of the Partnership, all such filings, as of their respective dates, and, as amended or supplemented, were in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 4.14 Opinion of Financial Advisor. The Conflicts Committee has received the opinion of Evercore Group L.L.C. (the “Conflicts Committee Financial Advisor”) to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to the Partnership Unaffiliated Unitholders.

Section 4.15 Brokers and Other Advisors. Except for the Conflicts Committee Financial Advisor, the fees and expenses of which will be paid by the Partnership, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Merger or the other transactions contemplated by this Agreement based on arrangements made by or on behalf of any Group Member or the Conflicts Committee. The Partnership has made available to Parent a correct and complete copy of the Partnership’s engagement letter with the Conflicts Committee Financial Advisor, which letter describes all fees payable to the Conflicts Committee Financial Advisor in connection with the transactions contemplated by this Agreement and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Conflicts Committee Financial Advisor, entered into in connection with the transactions contemplated by this Agreement.

Section 4.16 Investment Company Act. The Partnership is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 4.17 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, neither the Partnership nor any other Person makes or has made any express or implied representation or warranty with respect to the Partnership Group with respect to any other information provided to the Parent Parties in connection with the Merger or the other transactions contemplated by this Agreement. Each of the Parent Parties acknowledges and agrees that, without limiting the generality of the foregoing, neither the Partnership nor any other Person will have or be subject to any liability or other obligation to any Parent Party or any other Person resulting from the distribution to any Parent Party (including its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”)), or any Parent Party’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to any Parent Party in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

THE PARENT PARTIES

Except as disclosed in (a) the Parent SEC Documents filed with or publicly furnished to the SEC on or after December 31, 2020, and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading “Risk Factors” or “Cautionary Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by Parent to the Partnership (the “Parent Disclosure Schedule”) prior to the execution of this Agreement (provided, that (i) any disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect), the Parent Parties, jointly and severally, represent and warrant to the Partnership and the General Partner as follows:

Section 5.1 Organization, Standing and Power.

(a) Each of the Parent Parties is a legal entity duly incorporated, validly existing and in good standing under the applicable Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (“Parent Material Adverse Effect”).

(b) Each of the Parent Parties is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Parent has made available (through the Parent SEC Documents) to the Partnership correct and complete copies of its Organizational Documents, in each case as amended to the date of this Agreement. All such Organizational Documents are in full force and effect, and Parent is not in violation of any of their provisions in any material respect.

Section 5.2 Capitalization.

(a) The authorized equity interests of Parent consist of (i) 400,000,000 Parent Shares and (ii) 10,000,000 shares of Parent Preferred Stock. As of April 29, 2022, there were (i) 177,551,236 Parent Shares issued and outstanding (excluding, for the avoidance of doubt, any Parent Shares held in treasury), (ii) no Parent Shares held in treasury and (iii) no shares of Parent Preferred Stock issued and outstanding or held in treasury. As of April 29, 2022, there were outstanding restricted stock units, options to purchase Parent Shares and other stock-settled equity-based awards (other than shares of restricted stock or other equity-based awards included in the number of Parent Shares outstanding set forth above) with respect to 1,795,569 Parent Shares. From April 29, 2022, until the date of this Agreement, no additional equity interests of Parent have been issued, other than Parent Shares, if any, issued in connection with or pursuant to the Parent Equity Plans. All outstanding equity securities of Parent are, and all Parent Shares issuable pursuant to the Parent Equity Plans, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) As of the date of this Agreement, except pursuant to this Agreement, the Parent Equity Plans or grant documents issued thereunder, (i) there are no equity securities of Parent issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted stock units, stock appreciation rights or other compensatory equity or equity-based awards or rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Parent to issue, transfer or sell any equity interest of Parent or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities and (iii) there are no contractual obligations of Parent to repurchase, redeem or otherwise acquire any other equity interest in Parent or any such securities or agreements listed in clause (ii) of this sentence.

(c) When issued pursuant to the terms of this Agreement, all Parent Shares constituting the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(d) All of the issued and outstanding shares of Merger Sub are duly authorized, validly issued, fully paid and nonassessable, and are owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for the obligations and liabilities incurred in connection with its formation, and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.3 Authority; Noncontravention; Voting Requirements.

(a) Each of the Parent Parties has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each Parent Party of this Agreement and the consummation of the transactions contemplated by this Agreement, have been, as applicable, duly authorized and approved by the Parent Board for and on behalf of Parent and Merger Sub, as applicable, and no other entity action on the part of any Parent Party is necessary to authorize the execution, delivery and performance by the Parent Parties of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each Parent Party and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. The Parent Board has taken all necessary action so that any Takeover Laws applicable to any Parent Party do not, and will not, apply to this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance.

(b) Neither the execution and delivery of this Agreement by the Parent Parties, nor the consummation by the Parent Parties of the transactions contemplated by this Agreement, nor compliance by the Parent Parties with any of the terms or provisions of this Agreement, will (i) contravene, conflict with, violate any provision of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Parent Organizational Documents or the Organizational Documents of any other Parent Party, (ii) assuming the authorizations, consents and approvals referred to in Section 5.4 are obtained, and the filings referred to in Section 5.4 are made, (A) contravene, violate or conflict with any Law, judgment, writ or injunction of any Governmental Authority applicable to any Parent Party or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Parent Party under, any of the terms, conditions or provisions of any Contract or Permit to which any Parent Party is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of any Parent Party, except, in the case of clause (ii) or clause (iii) of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations, Liens or rights that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) No vote of the holders of any class or series of the capital stock of Parent is necessary to approve the Parent Stock Issuance.

(d) The Parent Board, by unanimous vote, (i) determined that the forms, terms and provisions of this Agreement and the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, are in the best interest of Parent and the Parent Stockholders and (ii) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, on the terms and subject to the conditions set forth in this Agreement.

Section 5.4 Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing with the SEC of the Registration Statement and the Information Statement constituting a part thereof, and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the Nasdaq, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Parent Parties and the consummation by the Parent Parties of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.5 Parent SEC Documents; Undisclosed Liabilities; Internal Controls.

(a) Parent has filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2020 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). The Parent SEC Documents, as of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To the knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its consolidated Subsidiaries, taken as a whole).

(c) Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its consolidated Subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, and (iii) for liabilities and other obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Parent has established and maintains internal control over financial reporting and disclosure controls and procedures designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that ensure that all material information required to be disclosed by Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. Parent has disclosed, based on its most recent evaluation, to Parent’s auditors (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and have identified for Parent’s auditors any material weakness in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. As of the date of this Agreement, and except as disclosed in a Parent SEC Document filed with the SEC prior to the date of this Agreement, Parent has no knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

(e) Since December 31, 2020, the principal executive officer and principal financial officer of Parent have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of Parent or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

Section 5.6 Absence of Certain Changes or Events.

(a) Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Parent Material Adverse Effect.

(b) Since the Balance Sheet Date to the date of this Agreement, except for this Agreement and the transactions contemplated by this Agreement, each Parent Party has carried on and operated its business in the ordinary course of business in all material respects (except for commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to changes or developments resulting or arising from COVID-19).

Section 5.7 Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending or, to the knowledge of Parent, threatened in writing with respect to any Parent Party or Proceedings pending or, to the knowledge of Parent, threatened in writing with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and there are no orders, judgments, decrees or similar rulings of any

Governmental Authority against any Parent Party, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. This Section 5.7 shall not apply to any Proceedings against any Parent Party or any of their respective directors, managing members or officers, as applicable, to the extent arising out of this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 5.8 Compliance With Laws.

(a) Each of the Parent Parties is, and since the later of December 31, 2020 and its date of incorporation, formation or organization has been, in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Without limiting the generality of Section 5.8(a), neither any Parent Party nor, to the knowledge of Parent, any director, officer, employee or agent authorized to act on behalf of any Parent Party (in their respective capacities as such), (i) has violated the U.S. Foreign Corrupt Practices Act or any other U.S. and foreign anti-corruption Laws that are applicable to Parent or its Subsidiaries; (ii) has, to the knowledge of Parent, been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) to the knowledge of Parent, is being (or has been) investigated by any Governmental Authority with respect to any such matters, except, in each case of the foregoing clauses (i) through (iii), as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.9 Information Supplied. Subject to the accuracy of the representations and warranties of the Partnership and the General Partner set forth in Section 4.10, none of the information supplied (or to be supplied) in writing by or on behalf of the Parent Parties specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Information Statement will, on the date it is first mailed to the Limited Partners, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Information Statement and the Registration Statement will comply as to form in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable. Notwithstanding the foregoing, none of the Parent Parties makes any representation or warranty with respect to information supplied by or on behalf of the Partnership or the General Partner for inclusion or incorporation by reference in any of the foregoing documents.

Section 5.10 Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (a) all Tax Returns that were required to be filed by or with respect to Parent or any of its Subsidiaries have been duly and timely filed or caused to be timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (b) all Taxes owed by Parent or any of its Subsidiaries that are or have become due have been timely paid in full or caused to be timely paid in full or an adequate reserve for the payment of such Taxes has been established in their books and records, (c) there are no Liens on any of the assets of Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes on any of such assets, (d) there is no claim against Parent or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any Taxes or Tax Returns of or with respect to Parent or any of its Subsidiaries, and (e) Parent has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 5.10 contains the sole and exclusive representations and warranties with respect to Tax matters.

Section 5.11 Brokers and Other Advisors. Except for J.P. Morgan Securities LLC, the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of any Parent Party or any of its Subsidiaries.

Section 5.12 Investment Company Act. Parent is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.13 Ownership of Partnership Interests. Parent and its Subsidiaries, taken together, are the beneficial owners of 107,815,152 Class B Units and the General Partner Interest. As of the date of this Agreement, the Limited Partner Interests beneficially owned by Parent and its Subsidiaries constitute a Unit Majority.

Section 5.14 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article V, none of the Parent Parties or any other Person makes or has made any express or implied representation or warranty with respect to the Parent Parties or with respect to any other information provided to the Partnership, the General Partner or the Conflicts Committee (including their respective Representatives) in connection with the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the Parent Parties or any other Person will have or be subject to any liability or other obligation to the Partnership or the General Partner or any other Person resulting from the distribution to the Partnership, the General Partner or the Conflicts Committee (including their respective Representatives), or the Partnership’s, the General Partner’s or the Conflicts Committee’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Partnership, the General Partner and the Conflicts Committee in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article V.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 Preparation of the Registration Statement, the Information Statement.

(a) As promptly as practicable following the date of this Agreement, (i) the Partnership and Parent shall jointly prepare and the Partnership shall file with the SEC the Information Statement, and (ii) the Partnership and Parent shall jointly prepare and Parent shall file with the SEC the Registration Statement, in which the Information Statement will be included as a prospectus. Each of the Partnership and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. Each of the Partnership and Parent shall use its reasonable best efforts to cause the Information Statement to be mailed to the Limited Partners as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of the parties shall cooperate and consult with each other in connection with the preparation and filing of the Registration Statement and the Information Statement, as applicable, including promptly furnishing to each other in writing upon request any and all information relating to a party or its Affiliates as may be required to be set forth therein, as applicable, under applicable Law. No filing of, or amendment or supplement to, the Registration Statement or the Information Statement will be made by a party without providing the other parties a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or Parent that should be set forth in an amendment or supplement to, the Registration Statement or the Information Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Laws, disseminated to the Limited Partners. The parties shall notify each other promptly of the receipt of any comments, written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Information Statement or the Registration Statement or for additional information, and each party shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Information Statement or the Registration Statement or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Registration Statement.

(b) The General Partner shall distribute to the Limited Partners the Information Statement as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

Section 6.2 Conduct of Business.

(a) Except (i) as permitted by this Agreement, (ii) as set forth in Section 6.2(a) of the Partnership Disclosure Schedule, (iii) as required by applicable Laws, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement) or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, each of the Partnership and the General Partner shall, and shall cause each of their respective Subsidiaries (except that with respect to each Non-Operated Joint Venture such obligation shall be limited to exercising the governance rights that the Partnership holds in such Non-Operated Joint Venture in accordance with this Section 6.2(a)) to: (A) conduct its business in the ordinary course of business in all material respects, provided, that this clause (A) shall not prohibit the Partnership and the other Group Members from taking commercially reasonable actions outside of the ordinary course of business in response to (x) changes or developments resulting or arising from COVID-19 or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to the Partnership to take commercially reasonable actions outside of the ordinary course of business; (B) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, if any; (C) use commercially reasonable efforts to keep in full force and effect all material Partnership Permits and all material insurance policies maintained by the Group Members, other than changes to such policies made in the ordinary course of business; and (D) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Partnership Material Contracts; provided, that no action or inaction by the Partnership, the General Partner, or their respective Subsidiaries with respect to the matters specifically addressed by any provision of this Section 6.2(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of this Section 6.2(a). During the period from the date of this Agreement until the Effective Time, if permitted by applicable Laws and subject to Section 6.10, the General Partner shall cause the Partnership and OpCo to declare and pay regular quarterly cash distributions, determined in each case in a manner consistent with past practice; provided, that (if and to the extent permitted by applicable Laws) in no event shall the regular quarterly cash distribution declared or paid by the Partnership to the holders of Common Units be less than $0.30 per Common Unit. Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 6.2(a) of the Partnership Disclosure Schedule, (iii) as required by applicable Laws, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement), or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, the Partnership and the General

Partner shall not, and shall not permit any of their respective Subsidiaries (except that with respect to each Non-Operated Joint Venture such obligation shall be limited to exercising the governance rights that the Partnership holds in such Non-Operated Joint Venture in accordance with this Section 6.2(a)) to:

(i) amend the Organizational Documents (whether by merger, consolidation, conversion or otherwise) of such entity in any manner that would reasonably be expected to prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement;

(ii) with respect to the Partnership and OpCo only, declare, authorize, set aside or pay any distribution payable in cash, equity or property in respect of their respective equity interests, other than as contemplated by Section 6.2(a) and Section 6.10;

(iii) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any equity securities of any Group Member, or securities convertible or exchangeable into or exercisable for any equity securities, or any options, warrants or other rights of any kind to acquire any equity securities or such convertible or exchangeable securities or interests other than issuances of Common Units upon vesting or settlement of Partnership Phantom Units that are outstanding on the date of this Agreement or otherwise granted in compliance with this Agreement;

(iv) split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of such entity’s capital stock or other equity interests;

(v) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law;

(vi) waive, release, assign, settle or compromise any Proceeding, including any state or federal regulatory Proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a Partnership Material Adverse Effect;

(vii) make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP;

(viii) except as required by the terms of any Partnership Benefit Plan existing and in effect on the date of this Agreement or as contemplated by this Agreement, (w) establish, adopt, materially amend or modify, commence participation in or terminate (or commit to establish, adopt, materially amend or modify, commence participation in or terminate) any material Partnership Benefit Plan (or any plan or arrangement that would be a material Partnership Benefit Plan if in effect as of the date of this Agreement), (x) materially increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the General Partner, the Partnership or any of their respective Subsidiaries, or enter into or amend any employment, severance, termination, retention or consulting agreement, in each case, other than in the ordinary course of business, (y) accelerate any material rights or benefits under any Partnership Benefit Plan, or (z) grant or materially amend any Partnership LTIP Awards or other equity awards, except in the ordinary course of business; or

(ix) agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement.

(b) Except (i) as permitted by this Agreement, (ii) as set forth in Section 6.2(b) of the Parent Disclosure Schedule, (ii) as required by applicable Laws, (iii) as provided in any Parent Material Contract in effect as of the date of this Agreement or (iv) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its businesses in a manner not involving the entry by Parent or its Subsidiaries into lines of business that are materially different than the lines of business of Parent and its Subsidiaries on the date of this Agreement. Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as required by applicable Laws, (iii) as provided in any Parent Material Contract in effect as of the date of this Agreement, or (iv) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of the other Parent Parties to:

(i) amend Parent’s Organizational Documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (A) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement or (B) adversely affect the rights associated with the Parent Common Stock in any material respect;

(ii) cause Parent to merge, consolidate or enter into any other business combination transaction or agreement with any Person in which such other Person is the surviving entity;

(iii) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring of Parent or a plan or agreement of reorganization of Parent under any bankruptcy or similar Law, or take any action to cause the liquidation, winding up or dissolution of Merger Sub;

(iv) split, combine, divide, subdivide, reverse split, reclassify, recapitalize, or effect any similar transaction with respect to any Parent’s capital stock or other equity interests;

(v) declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of Parent’s capital stock, other than regular quarterly base and variable cash dividends on the Parent Common Stock consistent with Parent’s then-publicly disclosed capital return policy and other than dividends or distributions with a record date after the Effective Time; or

(vi) agree, in writing or otherwise, to take any of the foregoing actions.

Section 6.3 Reasonable Best Efforts. Subject to the terms and conditions of, and other than as expressly contemplated by, this Agreement, each of the Parent Parties, on the one hand, and the Partnership and the General Partner, on the other hand, shall cooperate with the other and use and shall cause their respective Subsidiaries to use their reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date), including, for the avoidance of doubt, in the case of Parent and the General Partner, until the Effective Time or the termination of this Agreement, retaining ownership and voting control, directly or indirectly, over all Partnership Interests beneficially owned by Parent, any of its Subsidiaries or the General Partner, as applicable, as of the date of this Agreement or acquired thereafter, and to consummate and make effective the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents; (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, waivers, clearances, expirations or terminations of waiting periods, registrations, Permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement; and (iii) defend any Proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, (A) no party hereto nor its Affiliates shall be obligated pursuant to this Section 6.3 to offer or commit or consent to take or refrain from taking any action pursuant to any request or requirement of any Governmental Authority that involves (i) making any divestiture or disposition of any portion of any business or assets or (ii) accepting or entering any consent decree or hold separate order and (B) this Section 6.3 shall not limit the ability of Parent to enter into or effect any acquisition (whether by purchase or merger or otherwise) or disposition approved by the Parent Board so long as such acquisition or disposition is not reasonably expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.4 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Partnership. Thereafter, neither Parent nor the Partnership shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Laws or by any applicable listing agreement with the Nasdaq as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however, that each party and their respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent or the Partnership in compliance with this Section 6.4.

Section 6.5 Access to Information. Upon reasonable advance notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and its Representatives, reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and such Subsidiaries’ properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, in each case for integration and operational planning related to the transactions contemplated by this Agreement; provided, that such access shall be provided on a basis that minimizes the disruption to the operations of the requested party and its Representatives. Subject to applicable Laws, from the date of this Agreement until the Effective Time, Parent and the Partnership shall furnish promptly to one another (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of federal, state or foreign Laws (including pursuant to the Securities Act, the Exchange Act and the rules of any Governmental Authority thereunder), as applicable (other than documents that such party is not permitted to disclose under applicable Laws) (which such furnishing will be deemed to have occurred in the case of any document filed with or furnished to the SEC without further action on the part of the furnishing party), and (ii) all information concerning Parent’s or the Partnership’s business, properties and personnel as the other party may reasonably request, for the purpose of completing the other party’s due diligence. Notwithstanding the foregoing, no party shall have an obligation to provide access to any information the disclosure of which the other party has concluded, in its reasonable judgment, may jeopardize any privilege available to such party or any of its Affiliates relating to such information or would be in violation of a confidentiality obligation to a third party binding on such party or any of its Affiliates.

Section 6.6 Indemnification and Insurance.

(a) From and after the Effective Time, to the fullest extent permitted under applicable Laws, Parent shall, and shall cause the Surviving Entity to, (i) indemnify and hold harmless each Indemnified Person against any reasonable costs or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Person), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any actual or threatened Proceeding, and, upon receipt by Parent of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined in a final and non-appealable judgment entered by a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified, provide advancement of expenses with respect to each of the foregoing to, all Indemnified Persons; and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Partnership and the General Partner immediately prior to the Effective Time, and ensure that the Organizational Documents of the Partnership and the General Partner or any of their respective successors or assigns, if applicable, shall, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of the Partnership and the General Partner than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 6.6(a) shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein, and shall be enforceable by such Indemnified Person and their respective heirs and Representatives against Parent, the Partnership and the General Partner and their respective successors and assigns.

(b) The Surviving Entity, or Parent on behalf of the Surviving Entity if Parent, in its sole discretion, so elects, shall maintain in effect for a period of six years following the Effective Time the Partnership’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided, that the Surviving Entity, or Parent on behalf of the Surviving Entity if Parent so elects, may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the Surviving Entity or Parent, as applicable, be required to expend pursuant to this Section 6.6(b) more than an amount per year equal to 300% of current annual premiums paid by the Partnership for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, the Surviving Entity would be required to expend more than the Maximum Amount, the Surviving Entity, or Parent on behalf of the Surviving Entity if Parent had so elected to provide such insurance, shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If Parent, in its sole discretion, elects, then, in lieu of the obligations of the Surviving Entity under this Section 6.6(b), the Partnership or Parent may (but shall be under no obligation to), prior to the Effective Time, purchase a prepaid “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such; provided, that in no event shall the cost of such policy exceed six times the Maximum Amount.

(c) The rights of any Indemnified Person under this Section 6.6 shall be in addition to any other rights such Indemnified Person may have under the Parent Organizational Documents, the Organizational Documents of each of the Partnership, the General Partner, the Surviving Entity or any Subsidiary of Parent or the Partnership, any indemnification agreements, or the DLLCA or DRULPA. The provisions of this Section 6.6 shall survive the consummation of the transactions contemplated by this Agreement and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and Representatives. If Parent, the Surviving Entity and/or the General Partner, or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent, the Surviving Entity and/or the General Partner shall assume the obligations of Parent, the Surviving Entity and the General Partner set forth in this Section 6.6.

Section 6.7 Fees and Expenses. Except as otherwise provided in Section 8.2 and Section 8.3, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective party incurring such fees and expenses, except (a) Parent and the Partnership shall each bear and pay one half of the expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Information Statement and (b) Parent shall pay all costs and fees of the Exchange Agent and all expenses associated with the exchange process.

Section 6.8 Section 16 Matters. Prior to the Effective Time, the Partnership shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9 Stock Exchange Listing, Delisting and Deregistration.

(a) Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in connection with the Merger to be authorized for listing on the Nasdaq (subject to official notice of issuance) prior to the Effective Time. Prior to the Closing, Parent shall submit a listing of additional shares notification form to the Nasdaq with respect to such Parent Shares in accordance with the requirements of the Nasdaq.

(b) Prior to the Closing, the Partnership will cooperate and use its reasonable best efforts to cause the delisting of Common Units from the Nasdaq and the deregistration of such securities under the Exchange Act as promptly as practicable following the Closing in compliance with applicable Law.

Section 6.10 Dividends and Distributions. Subject to Section 6.2(a), after the date of this Agreement and until the Effective Time, each of Parent and the Partnership shall coordinate with the other regarding the timing of the Closing, as well as the timing of any declaration of any dividends or distributions in respect of Parent Common Stock and Common Units and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Common Units shall not receive, for any quarter, distributions both in respect of Common Units and also dividends in respect of Parent Common Stock that they receive in exchange therefor in the Merger, but that they shall receive for any such quarter either: (i) only distributions in respect of Common Units or (ii) only dividends in respect of Parent Common Stock that they receive in exchange therefor in the Merger.

Section 6.11 Conflicts Committee. Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not, and it shall not permit any of its Subsidiaries to, take any action intended to cause the General Partner to, without the consent of a majority of the then existing members of the Conflicts Committee, eliminate the Conflicts Committee, revoke or diminish the authority of the Conflicts Committee, increase the size of the Conflicts Committee, or remove or cause the removal of any director of the General Partner who is a member of the Conflicts Committee either as a director or as a member of such committee. For the avoidance of doubt, this Section 6.11 shall not apply to the removal of any director for Cause or the filling, in accordance with the provisions of the General Partner Company Agreement, of any vacancies in the Conflicts Committee caused by the resignation, death or incapacity of any such director or any such removal of a director for Cause.

Section 6.12 Performance by the General Partner. Subject to Section 9.3 and Section 9.4, Parent will cause the General Partner, the Partnership and their respective Subsidiaries to comply with the provisions of this

Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Partnership and the General Partner and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by Parent of any of the provisions of this Agreement unless such action or inaction was or was not taken, in either case, at the direction of Parent. In no event shall the General Partner or the Partnership have any liability for, or be deemed to breach, violate or fail to perform any of the provisions of this Agreement by reason of, any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective Subsidiaries or any of their respective Representatives at the direction of Parent, any of its Subsidiaries or any of their respective Representatives.

Section 6.13 Tax Matters. For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income tax treatment), the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and shall not take any action reasonably likely to cause the Merger not to so qualify. This Agreement is intended to constitute a “plan of reorganization” within the meaning of the Treasury Regulations Section 1.368-2(g). The parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return except as otherwise required by applicable Law.

Section 6.14 Takeover Statutes. Parent shall not, and shall cause its Subsidiaries not to, take any action that would, or would reasonably be expected to, cause any Takeover Law to become applicable to this Agreement, the Merger, the Parent Stock Issuance or the other transactions contemplated by this Agreement or related thereto. If any Takeover Law shall become applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement or related thereto, Parent, the Parent Board, the General Partner, the GP Board and the Conflicts Committee shall use reasonable best efforts to take such actions so that the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance.

Section 6.15 Securityholder Litigation. The Partnership and the General Partner shall give Parent prompt notice and the opportunity to participate in the defense or settlement of any securityholder litigation against the Partnership and the General Partner and/or their directors (as applicable) relating to the transactions contemplated by this Agreement and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the Partnership and the General Partner shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to violate the confidentiality obligations of such party or threaten the loss of any attorney-client privilege or other applicable legal privilege.

Section 6.16 Treatment of Partnership Indebtedness.

(a) Credit Agreement. Upon written request of Parent, the Partnership shall, and shall cause all applicable Group Members to, deliver all notices and take all other actions reasonably requested by Parent that are required to facilitate in accordance with the terms thereof the termination of all commitments outstanding under the Partnership Revolving Credit Facility, the repayment in full of all obligations, if any, outstanding thereunder, the release of all Liens, if any, securing such obligations, and the release of guarantees in connection therewith on the Closing Date as of the Effective Time (such termination, repayment and releases, the “Credit Facility Terminations”). In furtherance and not in limitation of the foregoing, upon written request of Parent made at least five Business Days prior to the Closing Date, the Partnership shall, and shall cause all applicable Group Members to, use commercially reasonable efforts to deliver to Parent at least two Business Days prior to the Closing Date (with drafts being delivered in advance as reasonably requested by Parent), (i) an executed payoff letter, in each case, with respect to the Partnership Revolving Credit Facility (the “Payoff Letter”), and (ii) to the extent allowed by the applicable agent under such Indebtedness to be delivered prior to the payment of all amounts under the Payoff Letter, to deliver in escrow subject to the payoff of the amounts under the Payoff

Letter all related release documentation, in each case, in form and substance customary for transactions of this type, from the applicable agent on behalf of the Persons to whom such Indebtedness is owed, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount and provide that Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Partnership and the Group Members securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the applicable Payoff Letter on the Closing Date as of the Effective Time, be released and terminated. Notwithstanding anything herein to the contrary, in no event shall this Section 6.16(a) require the Partnership or any of the Group Members to cause the Credit Facility Terminations to be effective unless and until the Effective Time has occurred.

(b) Senior Notes. Upon written request of Parent, the Partnership shall, and shall cause all applicable Group Members to, and shall use commercially reasonable efforts to cause its and their Representatives to, as applicable, (i) deliver to the trustee under the Senior Notes Indenture at or prior to the Effective Time, a notice of optional redemption for up to all of the outstanding aggregate principal amount of the Senior Notes, pursuant to the redemption provisions of the Senior Notes Indenture and the Senior Notes, which notice shall be subject to the occurrence of the Effective Time, and (ii) provide assistance reasonably requested by the Parent to facilitate the redemption of the Senior Notes Indenture identified by the Parent and the satisfaction and discharge of the Senior Notes identified by the Parent at the Effective Time pursuant to the redemption and satisfaction and discharge provisions, respectively, and other applicable provisions of the Senior Notes Indenture (each, a “Discharge”) and, in each case, take any other actions reasonably requested by Parent that are customary or necessary in connection therewith, including the execution and delivery by the Partnership, all applicable Group Members or their Representatives (as applicable) of customary officers’ certificates and legal opinions, respectively, to the trustee under the Senior Notes Indenture, to the extent such certificates and opinions are required thereby or reasonably requested by the Trustee. Notwithstanding anything herein to the contrary, in no event shall this Section 6.16(b) require the Partnership or any of the Group Members to cause any redemption or Discharge to be effective unless and until the Effective Time has occurred and Parent has provided or caused to be provided to the Trustee under the Senior Notes Indenture funds (or Parent has directed the Partnership or any of the Partnership’s Subsidiaries to use funds on their balance sheet) sufficient to effect any such redemption or Discharge in compliance with the provisions of the Senior Notes Indenture.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a) Written Consent. The Written Consent shall not have been amended, modified, withdrawn, terminated or revoked; provided, however, that this Section 7.1(a) shall not imply that the Written Consent is permitted by the Partnership Agreement or applicable Law to be amended, modified or revoked following its execution by the holders constituting a Unit Majority.

(b) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated or threatened by the SEC.

(d) Information Statement. The Information Statement shall have been mailed to all holders of Common Units following effectiveness of the Registration Statement and at least 20 days prior to the Closing.

(e) Stock Exchange Listing. The Parent Common Stock deliverable to the Limited Partners as contemplated by this Agreement shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

Section 7.2 Conditions to Obligations of the Parent Parties to Effect the Merger. The obligations of the Parent Parties to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Partnership and the General Partner contained in Section 4.1(a), Section 4.3(a) and Section 4.6(a) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Partnership and the General Partner contained in Section 4.2(a) and Section 4.2(c) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Partnership and the General Partner set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Partnership Material Adverse Effect” set forth in any individual representation or warranty, other than in Section 4.5 and Section 4.10) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

(b) Performance of Obligations of the Partnership and the General Partner. Each of the Partnership and the General Partner shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

Section 7.3 Conditions to Obligation of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Parent Parties contained in Section 5.1, Section 5.3(a), Section 5.3(c) and Section 5.6(a) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Parent Parties contained in Section 5.2(a) and Section 5.2(c) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Parent Parties set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual representation or warranty, other than in Section 5.5 and Section 5.9) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b) Performance of Obligations of the Parent Parties. Each of the Parent Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 7.4 Frustration of Closing Conditions.

(a) Neither the Partnership nor the General Partner may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of either such party to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by it prior to the Closing.

(b) None of the Parent Parties may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of any such party to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by it prior to the Closing.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of Parent and the Partnership duly authorized by the Parent Board and the Conflicts Committee, respectively;

(b) by either of Parent or the Partnership:

(i) if the Closing shall not have been consummated on or before December 31, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available (A) to Parent or the Partnership if the failure of the Closing to occur by the Outside Date was due to the failure of, in the case of Parent, a Parent Party, or, in the case of the Partnership, the Partnership or the General Partner, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing or (B) to Parent or the Partnership if, in the case of Parent, the Partnership or the General Partner, or, in the case of the Partnership, a Parent Party, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.9; or

(ii) if any Restraint having the effect set forth in Section 7.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to Parent or the Partnership if such Restraint was due to the failure of, in the case of Parent, a Parent Party, or, in the case of the Partnership, the Partnership or the General Partner, to perform any of its obligations under this Agreement in any material respect;

(c) by Parent if the Partnership or the General Partner shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership or the General Partner set forth in this Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a)(i) or Section 7.2(b) and (ii) is incapable of being cured, or is not cured, by the Partnership or the General Partner within 30 days following receipt of written notice from Parent of such breach or failure; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if a Parent Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(d) by the Partnership (which termination may be effected for the Partnership by the Conflicts Committee without the consent, authorization or approval of the GP Board) if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a)(i) or Section 7.3(b) and (ii) is incapable of being cured, or is not cured, by Parent within 30 days following receipt of written notice from the Partnership of such breach or failure; provided, that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if the Partnership or the General Partner is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in Section 6.7, this Section 8.2, Section 8.3 and Article IX, all of which shall survive termination of this Agreement), and, except as otherwise provided in this Section 8.2, there shall be no liability on the part of any of any Parent Party, the Partnership or the General Partner or their respective Representatives, directors, officers and Affiliates; provided, however, that no such termination shall relieve any party hereto from (a) its obligation to pay the Parent Expense Reimbursement or the Partnership Expense Reimbursement, as applicable, if, as and when required pursuant to Section 8.3, (b) any liability for any failure to consummate the Merger and the other transactions contemplated by this Agreement when required pursuant to this Agreement or (c) any liability for intentional fraud or a Willful Breach of any covenant or other agreement contained in this Agreement. Notwithstanding the foregoing, in no event shall the General Partner or the Partnership have any liability for any matter set forth in the proviso of the preceding sentence for any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective Subsidiaries or any of their respective Representatives at the direction of Parent, any of its Subsidiaries or any of their respective Representatives. For purposes of this Agreement, “Willful Breach” shall mean a material breach of this Agreement that is a consequence of a deliberate act or a deliberate failure to act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) would (i) cause a material breach of this Agreement and (ii) prevent or materially delay the Closing.

Section 8.3 Expenses.

(a) In the event of termination of this Agreement by Parent pursuant to Section 8.1(c) (Partnership Uncured Breach), then the Partnership shall promptly, but in no event later than five Business Days after receipt of an invoice (with supporting documentation) therefor from Parent, pay Parent’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by Parent and its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $3,500,000 (the “Parent Expense Reimbursement”).

(b) In the event of termination of this Agreement by the Partnership pursuant to Section 8.1(d) (Parent Uncured Breach), then Parent shall promptly, but in no event later than five Business Days after receipt of an invoice (with supporting documentation) therefor from the Partnership, pay the Partnership’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) incurred by the Partnership and its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $3,500,000 (the “Partnership Expense Reimbursement”).

(c) Each of the parties hereto acknowledges that the Parent Expense Reimbursement and Partnership Expense Reimbursement are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate the other party, as applicable, in the circumstances in which such amounts are due and payable and which do not involve intentional fraud or Willful Breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. In no event shall a party be entitled to more than one payment of the Parent Expense Reimbursement and Partnership Expense Reimbursement, as applicable, in connection with a termination of this Agreement pursuant to which such amounts are payable.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival, Etc. The representations, warranties and agreements in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate at the Effective Time or, except as otherwise provided in Section 8.2 or Section 8.3, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article I, Article II, Article III, Section 6.6, Section 6.7 and Article IX and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.

Section 9.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties, by action taken or authorized by the Parent Board and the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved by the Conflicts Committee; provided, further, that there shall be no amendment or change to the provisions of this Agreement that by applicable Laws, the Partnership Agreement or stock exchange rule would require further approval by Limited Partners without obtaining the requisite approval by the Limited Partners.

Section 9.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto, (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions or (d) make or grant any consent under this Agreement; provided, however, that the General Partner may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by the Partnership, the General Partner, or any Parent Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.4 GP Board Consent. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval, consent, waiver or agreement of the Partnership or the General Partner is required pursuant to this Agreement (including any determination to exercise or refrain from exercising any rights under Article VIII or to enforce the terms of this Agreement (including Section 9.9)), such approval, consent, waiver, decision or determination must be authorized by the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee. For the avoidance of doubt, this Section 9.4 shall not operate to require Conflicts Committee approval in connection with actions or decisions taken by the General Partner and/or the GP Board in connection with any defense or settlement of securityholder litigation contemplated by Section 6.15.

Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.5 shall be null, void and ineffective.

Section 9.6 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.7 Entire Understanding; No Third-Party Beneficiaries. This Agreement, the Partnership Disclosure Schedule, the Parent Disclosure Schedule and any certificates delivered by any party pursuant to this agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b) of this sentence, (i) the right of a holder of Public Common Units to receive the Merger Consideration (a claim by any holder of Public Common Units with respect to which may not be made unless and until the Closing shall have occurred), (ii) the right of a holder of a Partnership LTIP Award as set forth in Section 3.6 (a claim by any holder of a Partnership LTIP Award with respect to which may not be made unless and until the Closing shall have occurred) and (iii) the provisions of Section 6.6 and Section 9.12.

Section 9.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b) Each of the parties hereto irrevocably agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto consents to service being made through the notice procedures set forth in Section 9.10, irrevocably submits with regard to any such action or Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Laws, any claim that (A) the suit, action or Proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 9.8(b) is solely for the purpose referred to in this Section 9.8(b) and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purpose.

(c) EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.9 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.9 in the Delaware Court of Chancery or any other state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the parties hereto from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.10 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to any of the Parent Parties, to:

Diamondback Energy, Inc.

500 West Texas Ave., Suite 1200

Midland, TX 79701

Attn: Kaes Van’t Hof, President and Chief Financial Officer

Email: KVantHof@DiamondbackEnergy.com

with a required copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana St., 44th Floor

Houston, TX 77002

Attn: John Goodgame

Email: jgoodgame@akingump.com

If to the Partnership or the General Partner, to:

Rattler Midstream GP LLC

500 West Texas Ave., Suite 1200

Midland, TX 79701

Attn: Conflicts Committee c/o Matt Zmigrosky, Executive Vice President,

General Counsel and Secretary

Email: MZmigrosky@DiamondbackEnergy.com

with a required copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attn: Hillary H. Holmes; Tull Florey

Email: HHolmes@gibsondunn.com; TFlorey@gibsondunn.com

Notices will be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

Section 9.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Laws in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 9.12 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, equityholder, agent, attorney, financing source, Representative or Affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 9.12 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

DIAMONDBACK ENERGY, INC.

By:	/s/ Travis D. Stice
Name:	Travis D. Stice
Title:	Chief Executive Officer

MERGER SUB:

BACCHUS MERGER SUB COMPANY

By:	/s/ Travis D. Stice
Name:	Travis D. Stice
Title:	President

PARTNERSHIP:

RATTLER MIDSTREAM LP

By: Rattler Midstream GP LLC, its general partner

By:	/s/ Matthew Kaes Van’t Hof
Name:	Matthew Kaes Van’t Hof
Title:	President

GENERAL PARTNER:

RATTLER MIDSTREAM GP LLC

By:	/s/ Matthew Kaes Van’t Hof
Name:	Matthew Kaes Van’t Hof
Title:	President

Annex B

May 15, 2022

Conflicts Committee of the Board of Directors of

Rattler Midstream GP LLC

500 West Texas Ave., Suite 1200

Midland, TX 79701

Members of the Conflicts Committee:

We understand that Rattler Midstream LP, a Delaware limited partnership (the “Partnership”), proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Rattler Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Diamondback Energy, Inc., a Delaware corporation (the “Parent”), and Bacchus Merger Sub Company, a Delaware corporation and wholly-owned subsidiary of the Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub shall merge with and into the Partnership (the “Merger”) and each common unit representing a limited partner interest in the Partnership (the “Common Units”), other than Common Units owned by the Parent, the General Partner and their respective affiliates (the “Unaffiliated Unitholders”), shall be converted into the right to receive 0.1130 of a share of Parent common stock (the “Parent Common Stock”) (the “Exchange Ratio”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

The Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner has asked us whether, in our opinion, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Unaffiliated Unitholders.

In connection with rendering our opinion, we have, among other things:

Reviewed certain publicly available historical operating and financial information relating to the Partnership and the Parent that we deemed relevant, including information set forth in each of the Partnership’s and the Parent’s Annual Reports on Form 10-K for the year ended December 31, 2021, the Partnership’s and the Parent’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, and certain of the Partnership’s and the Parent’s Current Reports on Form 8-K, in each case as filed with or furnished to the Securities and Exchange Commission;

(i)	Reviewed certain publicly available business and financial information relating to the Partnership and the Parent that we deemed relevant;

(ii)

Reviewed certain non-public historical and projected financial and operating data relating to the Partnership furnished to us by the management of the Parent, as approved for our use by the Parent (the “Partnership Forecast”);

(iii)

Reviewed certain non-public historical and projected financial and operating data relating to the Parent furnished to us by the management of the Parent, as approved for our use by the Parent (the “Parent Forecast”);

(iv)

Discussed with management of the Parent its assessment of the past and current operations of the Partnership and the Parent, the current financial condition and prospects of the Partnership and the Parent and the Partnership Forecast and the Parent Forecast (including management of the Parent’s views on the risks and uncertainties of achieving such forecasts);

(v)	Reviewed publicly available research analyst estimates for the Partnership’s and the Parent’s future financial performance on a standalone basis;

(vi)	Reviewed the reported prices and historical exchange ratio based on the trading activity of the Common Units and the Parent Common Stock, analyzing different time periods;

(vii)

Performed five-year and nine-year discounted cash flow analyses for each of the Partnership and the Parent based on the Partnership Forecast and the Parent Forecast, respectively, and other data provided by management of the Parent;

(viii)

Compared the financial performance of each of the Partnership and the Parent and their stock market trading multiples with those of certain other publicly traded partnerships and companies that we deemed relevant;

(ix)

Compared the financial performance of the Partnership and the transaction multiples implied by the Merger with the financial terms and transaction multiples of certain historical transactions that we deemed relevant;

(x)	Reviewed the financial terms and conditions of a draft Merger Agreement dated May 15, 2022; and

(xi)	Performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Parent that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Partnership Forecast and the Parent Forecast, we have assumed with your consent that such data have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Parent as to the future financial performance of the Partnership and the Parent. We express no view as to the Partnership Forecast or the Parent Forecast or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Partnership, the Parent or the consummation of the Merger or reduce the contemplated benefits of the Merger to the Unaffiliated Unitholders.

We have not conducted a physical inspection of the properties or facilities of the Partnership or the Parent and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Partnership or the Parent, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Partnership or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Unaffiliated Unitholders, from a financial point of view, of the Exchange Ratio. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or the General Partner, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Merger. We do not express any view on, and our opinion does not address, the value of the Parent Common Stock when issued pursuant to the Merger Agreement or the prices at which the Parent Common Stock or the Common Units will trade at any time, including following announcement or consummation of the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Common Units or any business combination or other extraordinary transaction involving the Partnership. Our opinion does not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any holder of Common Units should vote or act in respect of the Merger. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Partnership or the Merger or as to the impact of the Merger on the solvency or viability of the Partnership or the ability of the Partnership to pay its obligations when they come due. We express no view or opinion as to the tax impact of the Merger on any person or entity. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Partnership and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Conflicts Committee in connection with the Merger and have accrued an initial fee for our services. We will receive an additional fee that is payable upon rendering this opinion and an additional fee that is contingent upon the consummation of the Merger, and we may also receive a discretionary fee. The Partnership has also agreed to reimburse certain of our out of pocket expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Partnership or the Parent and its affiliates and we have not received any compensation from the Partnership or the Parent and its affiliates during such period. We may provide financial advisory or other services to the Partnership and the Parent in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Partnership, the Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Partnership or the Parent.

Our financial advisory services and this opinion are provided for the information and benefit of the Conflicts Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval or as permitted by the letter agreement, dated April 6, 2022, among the Conflicts Committee, the Partnership and Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Unaffiliated Unitholders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Raymond B. Strong III
Raymond B. Strong III
Senior Managing Director

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of Diamondback’s amended and restated certificate of incorporation, which is referred to herein as the Diamondback Charter, provides that that no director shall be personally liable to Diamondback or any of Diamondback’s stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Diamondback Charter is to eliminate Diamondback’s rights and those of its stockholders (through stockholders’ derivative suits on Diamondback’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate Diamondback’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Diamondback Charter, the liability of Diamondback’s directors to Diamondback or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Diamondback Charter limiting or eliminating the liability of directors, whether by Diamondback’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Diamondback to further limit or eliminate the liability of directors on a retroactive basis.

Indemnification

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Diamondback Charter provides that it will, to the fullest extent authorized or permitted by applicable law, indemnify Diamondback’s current and former directors and officers, as well as those persons who, while directors or officers of Diamondback, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Diamondback Charter will be indemnified by Diamondback in connection with a proceeding initiated by such person only if such proceeding was authorized by the Diamondback Board, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by the Diamondback Charter is a contract right that includes the right to be paid by Diamondback the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by Diamondback’s officer or director will be made only upon delivery to Diamondback of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under the Diamondback Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Diamondback Charter may have or hereafter acquire under law, the Diamondback Organizational Documents, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Diamondback Charter affecting indemnification rights, whether by Diamondback’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Diamondback to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Diamondback Charter also permits Diamondback, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by the Diamondback Charter.

The Diamondback Bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the Diamondback Charter. In addition, the Diamondback Bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by Diamondback within a specified period of time. The Diamondback Bylaws also permit it to purchase and maintain insurance, at Diamondback’s expense, to protect Diamondback and/or any director, officer, employee or agent of Diamondback or another entity, trust or other enterprise against any expense, liability or loss, whether or not Diamondback would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the Diamondback Bylaws affecting indemnification rights, whether by the Diamondback Board, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits Diamondback to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Diamondback has entered into indemnification agreements with each of its current directors and executive officers. These agreements require Diamondback to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Diamondback, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Diamondback also intends to enter into indemnification agreements with future directors and executive officers.

Indemnification and Insurance under the Merger Agreement

The Merger Agreement provides that, from and after the Effective Time, to the fullest extent permitted under applicable laws, Diamondback will, and will cause Rattler (as the surviving entity of the Merger) to, (i) indemnify and hold harmless against any reasonable cost or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened legal proceeding, and provide advancement of expenses with respect to each of the foregoing to any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Diamondback, Rattler, the General Partner, E&P or any of their respective subsidiaries; and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of Rattler and the General Partner immediately prior to the Effective Time and ensure that the organizational documents of Rattler and the General Partner or any of their respective successors or assigns, if applicable, will for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of Rattler and the General Partner than are presently set forth in such organizational documents. In addition, Rattler (as the surviving entity of the Merger), or Diamondback, on behalf of Rattler if Diamondback, in its sole discretion, so elects, will maintain in effect for six years following the Effective Time Rattler’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of Diamondback, Rattler, the General Partner, E&P or any of their respective subsidiaries, provided that in no event will Rattler or Diamondback, as applicable, be required to expend more than an amount per year equal to 300% of current annual premiums paid by Rattler for such insurance.

Item 21. Exhibits

The following is a list of exhibits filed as a part of this information statement/prospectus.

Exhibit Number	Description

2.1*±	Agreement and Plan of Merger, dated as of May 15, 2022, by and among Diamondback Energy, Inc., Rattler Midstream GP LLC, Bacchus Merger Sub Company and Rattler Midstream LP (attached as Annex A to this information statement/prospectus which forms part of this registration statement).

3.1	Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on November 16, 2012).

3.2	Certificate of Amendment No. 1 of the Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on December 12, 2016).

3.3	Certificate of Amendment No. 2 to the Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on June 8, 2021).

3.4	Second Amended and Restated Bylaws of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on November 19, 2019).

4.1	Description of the Company’s Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-8, File No. 333-257561, filed by the Company with the SEC on June 30, 2021).

4.2	Specimen certificate for shares of common stock, par value $0.01 per share, of Diamondback Energy, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by Diamondback Energy, Inc. with the SEC on August 20, 2012).

4.3	Registration Rights Agreement, dated as of February 26, 2021, by and among Diamondback Energy, Inc., Guidon Operating LLC and Guidon Energy Holdings LP (incorporated by reference to Exhibit 4.3 to Diamondback Energy, Inc.’s Registration Statement on Form S-3, File No. 333-255731, filed by Diamondback Energy, Inc. with the SEC on May 3, 2021).

4.4	Letter Agreement, dated as of April 27, 2021, by and among Diamondback Energy, Inc., Guidon Operating LLC and Guidon Energy Holdings LP relating to the Registration Rights Agreement referenced as Exhibit 4.2 hereto (incorporated by reference to Exhibit 4.4 to Diamondback Energy, Inc.’s Registration Statement on Form S-3, File No. 333-255731, filed by Diamondback Energy, Inc. with the SEC on May 3, 2021).

4.5	Indenture, dated as of December 5, 2019, between Diamondback Energy, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on December 5, 2019).

4.6	First Supplemental Indenture, dated as of December 5, 2019, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (including the form of 2024 Notes, 2026 Notes and 2029 Notes) (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on December 5, 2019).

4.7	Second Supplemental Indenture, dated as of May 26, 2020, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (including the form of Notes) (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No 001-35700, filed by Diamondback Energy, Inc. with the SEC on May 26, 2020).

4.8	Third Supplemental Indenture, dated as of March 24, 2021, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (including the forms of 2023 Notes, 2031 Notes and 2051 Notes) (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on March 24, 2021).

4.9	Fourth Supplemental Indenture, dated as of June 30, 2021, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (including the forms of 2023 Notes, 2031 Notes and 2051 Notes) (incorporated by reference to Exhibit 10.3 to the Form 10-Q, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on August 5, 2021).

4.10	Fifth Supplemental Indenture, dated as of March 17, 2022, among Diamondback Energy, Inc., Diamondback E&P LLC and Computershare Trust Company, National Association, as trustee (including the form of the March 2022 Notes) (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on March 17, 2022).

4.11	Indenture, dated as of October 16, 2019, among Viper Energy Partners LP, as issuer, Viper Energy Partners LLC, as guarantor, and Wells Fargo Bank, National Association, as trustee (including the form of Viper Energy Partners LP’s 5.375% Senior Notes due 2027) (incorporated by reference to Exhibit 4.1 of Viper Energy Partners LP’s Current Report on Form 8-K (File 001-36505) filed on October 17, 2019).

4.12	Consent Letter, dated August 28, 2019, between Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, certain other subsidiaries of Diamondback Energy, Inc. as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of Diamondback Energy, Inc.’s Current Report on Form 8-K (File 001-35700) filed on September 4, 2019)

4.13	Subordinated Promissory Note, dated as of October 16, 2019, by Viper Energy Partners LLC in favor of Viper Energy Partners LP (incorporated by reference to Exhibit 10.2 of Viper Energy Partners LP’s Current Report on Form 8-K (File 001-36505) filed on October 17, 2019)

4.14	Indenture, dated as of July 14, 2020, among Rattler Midstream LP, as issuer, Rattler Midstream Operating LLC, Tall City Towers LLC, Rattler Ajax Processing LLC, and Rattler OMOG LLC, as guarantors, and Wells Fargo Bank, National Association, as trustee (including the form of Rattler Midstream LP’s 5.625% Senior Notes due 2025) (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-38919, filed by Rattler Midstream LP with the SEC on July 14, 2020).

4.15	Supplemental Indenture, dated as of December 8, 2021, among Rattler WTG LLC, as guaranteeing subsidiary, Rattler Midstream LP, as issuer, Rattler Midstream Operating LLC, Tall City Towers LLC, Rattler OMOG LLC and Rattler Ajax Processing LLC, as the other guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.13 to the Form 10-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on February 24, 2022).

4.16	Supplemental Indenture, dated as of December 22, 2021, among Rattler Holdings LLC, as guaranteeing subsidiary, Rattler Midstream LP, as issuer, Rattler Midstream Operating LLC, Tall City Towers LLC, Rattler OMOG LLC and Rattler Ajax Processing LLC, as the other guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.14 to the Form 10-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on February 24, 2022).

4.17	Form of Indenture, dated September 1, 1996, between Energen and The Bank of New York as trustee (incorporated by reference to Exhibit 4(i) to Energen’s Registration Statement on Form S-3 (Registration No. 333-11239), filed with the SEC on August 30, 1996).

4.18	Indenture, dated as of March 1, 2012, between QEP Resources, Inc. and Wells Fargo Bank, National Association as trustee (incorporated by reference to Exhibit 4.1 to QEP Resources Inc.’s Current Report on Form 8-K, filed with the SEC on March 1, 2012).

4.19	Officer’s Certificate, dated as of March 1, 2012 (including the form of the 5.375% Notes due 2022) (incorporated by reference to Exhibit 4.2 to QEP Resources, Inc.’s. Current Report on Form 8-K, filed with the SEC on March 1, 2012).

4.20	Officer’s Certificate, dated as of September 12, 2012 (incorporated by reference to Exhibit 4.1 to QEP Resources, Inc.’s Current Report on Form 8-K, filed with the SEC on September 14, 2012).

4.21	Officer’s Certificate, dated as of November 21, 2017 (including the form of the 5.625% Senior Notes due 2026) (incorporated by reference to Exhibit 4.2 to QEP Resources, Inc.’s Current Report on Form 8-K, filed with the SEC on November 21, 2017).

4.22	First Supplemental Indenture, dated as of March 23, 2021, among QEP Resources, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on March 24, 2021).

5.1#	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the validity of Diamondback Energy, Inc.’s common stock being registered.

8.1#	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters.

21.1	Subsidiaries of Diamondback Energy, Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on February 24, 2022).

22.1	List of Issuers and Guarantors Subsidiaries (incorporated by reference to Exhibit 22.1 to the Form 10-Q, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on August 5, 2021).

23.1#	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP, independent registered accounting firm of Rattler.

23.3*	Consent of Grant Thornton LLP, independent registered accounting firm of Diamondback.

23.4#	Consent of Ryder Scott Company, L.P. with respect to the Diamondback Energy, Inc. reserve report.

23.5#	Consent of Ryder Scott Company, L.P. with respect to the Viper Energy Partners LP reserve report.

24#	Power of Attorney.

99.1*	Consent of Evercore Group L.L.C.

107#	Calculation of Registration Fee.

*	Filed herewith.
#	Previously filed.
±	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Diamondback agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act;

•	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(g)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

DIAMONDBACK SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 21st day of July, 2022.

DIAMONDBACK ENERGY, INC.

By:	/s/ Travis D. Stice
Travis D. Stice
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of July, 2022.

NAME	TITLE

/s/ Travis D. Stice Travis D. Stice	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew Kaes Van’t Hof Matthew Kaes Van’t Hof	President and Chief Financial Officer (Principal Financial Officer)

/s/ Teresa L. Dick Teresa L. Dick	Chief Accounting Officer, Executive Vice President and Assistant Secretary (Principal Accounting Officer)

* Steven E. West	Director

* Vincent K. Brooks	Director

* Michael P. Cross	Director

* David L. Houston	Director

* Stephanie K. Mains	Director

* Mark L. Plaumann	Director

* Melanie M. Trent	Director

Rebecca A. Klein	Director

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Frank D. Tsuru	Director

* By:	/s/ Matthew Kaes Van’t Hof
Matthew Kaes Van’t Hof
Attorney-In-Fact

S-2